Table of Contents

As filed with the Securities and Exchange Commission on September 27, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DTHERA SCIENCES

(Exact Name of Registrant as Specified in its Charter)

Nevada	7380	90-0925768
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7310 Miramar Rd., Suite 350

San Diego, CA 92126

Telephone: (858) 215-6360

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward Cox

Chief Executive Officer

7310 Miramar Rd., Suite 350

San Diego, CA 92126

Telephone: (858) 215-6360

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Merrill M. Kraines, Esq. Scott R. Jones, Esq. Pepper Hamilton LLP The New York Times Building 620 Eighth Avenue, 37th Floor New York, NY 10018 Tel: (212) 808-2711	C. Parkinson Lloyd, Esq. Kirton McConkie, P.C. 50 East South Temple Street, Ste 400 Salt Lake City, Utah 84111 801-328-3600	Alan Wovsaniker James O’Grady Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 (212) 262-6700

As soon as practicable after this registration statement becomes effective.

Approximate date of commencement of proposed sale to the public

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “Emerging Growth Company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐
		Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)(3)
Common Stock, $0.001 par value per share (1)(2)(3)	$–	$–
Representative’s Warrants (4)	$–	$–
Shares of Common Stock underlying Representative’s Warrants (2)(3)(5)	$–	$–
Total	$12,006,000	$1,495

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Includes offering price of securities that the underwriters have the option to purchase to cover over-allotments, if any.
(3)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(4)	No fee pursuant to Rule 457(g) under the Securities Act.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The representative’s warrants are exercisable at a per share exercise price equal to 110% of the public offering price per one share of common stock. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the shares of common stock underlying the representative’s warrants is $506,000, which is equal to 110% of $460,000 (4% of $11,500,000).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any jurisdiction where the offer, solicitation, or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 27, 2018

______ Shares of Common Stock

We are offering up to ____________ shares (the “Shares”) of common stock, $0.001 par value, of Dthera Sciences, a Nevada corporation in a firm commitment underwritten public offering.

Currently, only a limited public market exists for our common stock. Our common stock is traded in the over-the-counter market and quoted on the OTCQB Market organized by the OTC Markets Group Inc., or the OTCQB, and the OTC Bulletin Board under the ticker symbol “DTHR.” On August 24, 2018, our board of directors approved a reverse stock split at a ratio of one-for-twenty (the “Listing Reverse Split”), which was effectuated on September 25, 2018. On September 24, 2018, the last reported sale price of our common stock on the OTCQB was $0.36 pre-split/$7.20 post-split.

We are applying for listing of our common stock on the Nasdaq Capital Market under the symbol “DTHR.” No assurance can be given that our application will be approved.

Between September 14 and 21, 2018, we entered into note purchase transactions with three investors pursuant to which we issued promissory notes, warrants to purchase shares of our common stock, and shares of our restricted common stock. This bridge financing transaction is discussed in more detail herein.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company disclosure standards. See “Prospectus Summary – Implications of Being an Emerging Growth Company.”

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 7 before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Total
	Per Share	No Exercise of Over- Allotment	Full Exercise of Over- Allotment
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds to us, before expenses	$	$	$

We have granted a 45-day option to the representative of the underwriters to buy up to an additional _____________ shares of common stock from us at the public offering price, less the underwriting discount, to cover over-allotments, if any.

We have also agreed to issue to A.G.P./Alliance Global Partners, the representative of the underwriters, a warrant to purchase up to _____________ shares of our common stock, which equates to 4% of the number of shares of our common stock to be issued and sold in this offering. In addition, we have agreed to reimburse the underwriters for certain expenses. See “Underwriting” on page 52 of this prospectus for a description of the compensation payable to the underwriters.

The underwriters expect to deliver the shares against payment therefor on or about ____________, 2018.

A.G.P.

____________, 2018

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You should rely only on the information contained or incorporated by reference in this prospectus and any related free writing prospectus that we may provide to you in connection with this offering. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus is accurate only as of the date on the front cover of this prospectus or the date of the applicable document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: neither we nor any of the underwriters has done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus and any such free writing prospectus outside of the United States.

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this statistical, market and other industry data and forecasts from publicly available information. Although we believe these sources are reliable, we have not independently verified the information.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and the documents incorporated by reference. This summary does not contain all the information that you should consider before investing in the common stock. Before making an investment decision, you should carefully read the entire prospectus and the documents incorporated by reference. In particular, attention should be directed to the sections titled “Risk Factors”, “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein. You should read this prospectus together with the additional information described below under the heading “Where You Can Find Additional Information.”

Business Overview

Dthera Sciences (“Dthera,” “we,” “us,” or the “Company”) was incorporated in the State of Nevada on December 27, 2012. On September 21, 2016, we acquired our current operating subsidiary, Dthera Sciences Operations, Inc.

We are a leading digital therapeutic company focusing on the elderly, and are working to improve the lives of seniors and individuals suffering from neurodegenerative diseases, as well as those who care for them. We have two core products: ReminX™, a consumer health product available for purchase for individuals suffering from social isolation and dementia; and DTHR-ALZ, a development-stage product that has been granted Breakthrough Device designation by the United States Food and Drug Administration (the “FDA”) for the mitigation of “the symptoms of agitation and depression associated with major neurocognitive disorder of the Alzheimer's type.”

Our principal offices are located at 7310 Miramar Road., Suite 350, San Diego, CA 92126. Our telephone number is (858) 215-6360, and our web address is https://dthera.com/. Information contained in or accessible through our web site is not, and should not be deemed to be, incorporated by reference in, or considered part of, this prospectus. You should not rely on our website or any such information in making your decision whether to purchase our common stock.

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). See “Prospectus Summary – Implications of Being an Emerging Growth Company.”

Dthera Business; Products

We have two core products: ReminX™, a consumer health product available for purchase for individuals suffering from social isolation and dementia; and DTHR-ALZ, a development-stage product that has been granted Breakthrough Device designation by the FDA for the mitigation of the symptoms of agitation and depression associated with Alzheimer's disease.

The ReminX product

The ReminX Product is a consumer health product that is comprised of three key components: A ReminX computer tablet, an AI chatbot, and a biofeedback loop.

ReminX Tablet: The first component is the customized ReminX computer tablet (the “Tablet”). The Tablet is specifically designed for use by individuals with neurodegenerative diseases or the elderly who are not able to operate standard consumer tablets or other electronics. The Tablet has no user interface, no buttons on the screen, and no wires. It presents itself more closely to a detachable digital photo frame that charges in a docking station without having to be plugged in. The absence of wires, buttons, or confusing interfaces is critical to making the product accessible to these patients and demographic group. Additionally, the Tablet is wrapped in a protective foam casing to increase durability of the Tablet if it is dropped or thrown. The speakers and sound system have been custom designed to maximize volume and clarity in comparison to off-the-shelf tablets, as required for seniors who may have experienced hearing loss. A charging docking station is also included, that serves as a cradle to hold the Tablet when not in use while also allowing for charging of the Tablet in a cordless manner, and powerful magnets make sure that the Tablet lands securely into the dock.

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The ReminX Tablet Software (the “Software”), drives the display of media content on the Tablet. The Software combines a simplified viewing experience for the end user while simultaneously incorporating monitoring and tracking functionality for caregivers and administrators. Because the Software has no user interface, the end user does not need to press any buttons or touch screen icons. This is critical since many seniors not only have difficulty operating electronics, but they often have less moisture in their finger pads, leading to smaller detectable difference in capacitance between their finger and the Tablet screen. The user simply lifts the Tablet off of the docking station and it automatically begins to play calming, positive, and personalized media.

AI Chatbot: The second component of the ReminX Product is an AI chatbot that interacts with family, friends, and other caregivers, encouraging them to provide photos, voice narration, video content, and music selections, and to optimize the content into personalized stories for their loved one. The AI chatbot is a conversational goal-seeking tool, using natural language conversation, that understands the requirements of the end user (patient) and tries to get the caregivers to complete tasks that satisfy the requirements. The AI chatbot was designed specifically to make it easy to contribute content with minimal investment of time and effort on the part of the caregiver.

Interaction with the ReminX Product by content contributors such as family caregivers is primarily driven through text message communication. Each family is given a private concierge phone number that is shared among the family. The AI chatbot guides family members to text photos or videos to the concierge number as well as to narrate stories over the photos via voicemail. The content is then organized automatically by ReminX and appears on the end user’s tablet as stories. The concierge phone number can be given to the customer’s family and friends so they can also contribute content and collaborate in the care of the end user.

In addition to text messaging, the ReminX product has several additional channels of content collection. These include the ReminX Family Mobile App (iOS/Android), the ReminX Family Web App, and email. These modalities duplicate many of the functions that are available via text message, providing caregivers with multiple options to contribute and organize content, depending on their preference. We intend to continue to develop innovative content collection methods to ensure that the end user is given the highest quantity and quality of content possible.

Feedback Loop: ReminX uses feedback from the patient during use of the device. This patient feedback is gathered from play statistics (e.g., how long or often a patient views certain stories) and reactionary facial cues from the patient (e.g., smile, closed eyes, titling head). Changes in facial expressions are monitored using a combination of the front-facing camera on the computer tablet and customized software that analyzes facial landmarks (29 points on the face). Play statistics track how many times content is viewed, how long content is watched, as well as other qualitative and quantitative metrics and can link certain facial cues to specific content. Together, we believe these features can be utilized to recognize preferences and levels of engagement from the patient.

The AI chatbot notifies the family on how the patient is responding to different types of content. This allows the family to: (a) obtain updates on the status of their loved one and their loved one’s engagement with the product; and (b) to encourage the family to continue sending content that is related to positive facial responses and high levels of engagement. For example, if grandmother smiles, her grandchildren will be more likely to want to provide more of that kind of content because they can see that those types of memories are helping to improve their grandmother’s day.

Therefore, the feedback loop is intended to ensure the delivery of more personalized, positive therapeutic content for the patient, and at the same time to update family caregivers on the status of their loved one via their mobile devices.

The feedback software runs locally on the device, and only facial landmark values are captured rather than facial images themselves, in order to eliminate privacy concerns.

The DTHR-ALZ product

DTHR-ALZ is a development-stage medical device that has been granted Breakthrough Device designation by the FDA for the mitigation of the symptoms of agitation and depression associated with Alzheimer's disease. DTHR-ALZ utilizes aspects of the ReminX platform, but is a distinct product with a distinct intended use.

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Our management anticipates that DTHR-ALZ will be the first non-pharmacological prescription treatment for the symptoms of Alzheimer’s disease, and it is expected be used primarily in the senior living, skilled nursing, and home care/home health sectors. Artificial intelligence and additional biofeedback capabilities are under development that are expected to enable facial expressions to be detected, for the system to learn from the patient’s usage of the product, and for the content to be adjusted automatically in response to the biofeedback. This automated biofeedback loop is expected to enable the therapeutic device to focus on positive memories and to personalize and optimize the content for each patient. Further, management anticipates that the overall hardware and software design will enable high quality Reminiscence Therapy to be delivered frequently, consistently, and with minimal investment of time and resources by caregivers. The goal is to provide a more effective form of Reminiscence Therapy.

DTHR-ALZ was granted Breakthrough Device designation by the FDA on August 20, 2018. Under the Breakthrough Devices program, a provision of the 21st Century Cures Act, the FDA works with medical device developers to expedite development assessment and review in order to give patients more timely access to diagnostic and therapeutic medical devices. According to the FDA, a “Breakthrough Device” is a medical device that may be more effective at treating or diagnosing a life-threatening or irreversibly debilitating disease or condition compared to the current standard of care and the device meets at least one of the following criteria: (1) represents a breakthrough technology; (2) no approved or cleared alternatives exist; (3) offers clinically significant advantages over existing approved or cleared alternatives; or (4) the availability of the device is in the best interest of patients. To our knowledge, we are only the second digital therapeutics company to obtain Breakthrough Device designation from the FDA. We are currently working with our outside advisors to determine the appropriate next steps relating to accelerating development of the DTHR-ALZ product.

Digital Therapeutics and Reminiscence Therapy

Our management is focused on the goal of using our ReminX technology, which streamlines the creation of personalized digital stories, to provide a consumer health benefit to patients suffering from Social Isolation and/or neurodegenerative diseases such as Alzheimer’s and other dementias, as well as, provide a baseline of data and learnings which can be applied to the research and development of ALZ-DTHR and other future products. A more detailed description of us and our strategy, operations and business plan, as well as discussions relating to Digital Therapeutics and Reminiscence Therapy are set forth below under “Business.”

Summary of Risk Factors

We face numerous risks that could materially affect our business, results of operations or financial condition. If we fail to secure an adequate client base or the expenses of operations exceed anticipated revenues, we could be forced to scale back or delay the implementation of our business plans, which could have a material adverse impact on us. Other factors that could materially affect our business, results of operations or financial condition include:

-	We have a limited operating history and limited historical financial information upon which you may evaluate our performance.

-	We depend on key personnel.

-	As we enter the digital health and digital therapeutics market, our business may be subject to government regulation, which may have a negative impact on our ability to develop and implement our business strategy, and our ability to continue operations.

-	If our efforts to retain and attract subscribers are not successful, our revenues may be materially affected.

-	We anticipate that our business will depend heavily on customers entering into and renewing their subscriptions with us and expanding their use of our services. Following our recent launch and commencement of commercialization of our ReminX Product, we are working to increase our subscriber base. Any decline in our customer renewals or failure to convince our customers to broaden their use of our services would harm our future operating results.

-	A change in our mix of subscription durations could have a significant impact on our revenues and net subscribers.

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-	We cannot accurately predict new subscription rates and the impact these rates may have on our future revenue and operating results.

-	Our possession and use of personal information present risks and expenses that could harm our business. Unauthorized disclosure or use of such data, whether through breach of our network security or otherwise, could expose us to significant liability and damage our reputation.

-	If we are not able to provide successful enhancements, new features and modifications to our services, our business could be adversely affected.

-	Any failure to protect our intellectual property rights could impair our ability to protect our proprietary technology and our brand.

-	We focus on product innovation and user engagement rather than short-term operating results.

-	We plan to provide service level commitments under our subscription agreements. If we fail to meet these contractual commitments, we could be obligated to provide credits or refunds for prepaid amounts related to unused subscription services or face subscription terminations, which could adversely affect our revenue. Furthermore, any failure in our delivery of high-quality customer support services may adversely affect our relationships with our customers and our financial results.

-	Our services contain open source software, whose licenses may pose particular risks to our proprietary software, products, and services in a manner that could have a negative impact on our business.

-	Our solutions and internal systems rely on software that is highly technical, and if it contains undetected errors, our business could be adversely affected.

-	Anti-takeover provisions in our charter documents and under Nevada law could make an acquisition of us more difficult, limit attempts by our stockholders to replace or remove our current management and limit any eventual market price of our common stock.

-	We have not paid, and do not intend to pay, dividends on our common stock and therefore, unless our common stock appreciates in value, our investors may not benefit from holding our common stock.

-	The public trading market for our common stock is volatile and may result in higher spreads in stock prices, which may limit the ability of our investors to sell their shares at a profit, if at all.

-	We do not know whether an active market for our common stock will be sustained or what the market price of our common stock will be and as a result it may be difficult for investors to sell their shares of our common stock.

-	Raising additional capital by issuing securities may cause dilution to existing stockholders.

ReminX Commercial Rollout

We announced on August 1, 2018, that we had commenced sales of ReminX™, a consumer health product designed to digitally deliver Reminiscence Therapy to individuals suffering from dementias and social isolation, was made available for purchase. See “Business – Recent Developments – Product Rollout.”

Listing Reverse Split

On August 24, 2018, our board of directors approved a reverse stock split of the outstanding shares of our common stock at a ratio of one-for-twenty (the “Listing Reverse Split”), which was effectuated on September 25, 2018. The Listing Reverse Split is intended to allow us to meet the minimum listing requirements of The Nasdaq Capital Market. We are applying for listing of our common stock on The Nasdaq Capital Market, which listing we expect to occur upon the consummation of this offering. However, there are no assurances that such listing application will be approved. If the application is not approved, the shares of our common stock will continue to be traded on the OTCQB. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Developments – Listing Reverse Split.”

Bridge Financing

Between September 14 and 21, 2018, we entered into a bridge financing transaction (the “Bridge Financing”) with three investors, pursuant to which we issued promissory notes, shares of our restricted common stock, and warrants to purchase additional shares of our common stock.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Developments – Bridge Financing.”

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THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus and in the documents incorporated by reference.

Shares offered by us	________________ shares of common stock

Common stock outstanding prior to this offering	53,160,508 pre-split/2,658,026 post-split shares

Common stock to be outstanding after this offering	_______________ shares (or _____________ shares if the underwriters exercise their option to purchase additional shares of common stock in full).

Option to purchase additional Shares	We have granted the underwriters a forty-five (45)-day over-allotment option to purchase up to _____________ additional shares at the public offering price less estimated underwriting discounts and commissions.

Representative’s Warrant	We will issue to A.G.P./Alliance Global Partners (“A.G.P.”), the representative of the underwriters, upon closing of this offering, compensation warrants entitling A.G.P. or its designees to purchase 4% of the aggregate number of the shares of common stock that we issue in this offering. The representative’s warrants will be exercisable at any time and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of the registration statement of which this prospectus forms a part. The representative’s warrants may be exercised on a cashless basis and will contain customary anti-dilution provisions.

Use of proceeds	We estimate the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $________________ ($_______________ if the underwriters’ over-allotment option to purchase additional shares is exercised in full), assuming a public offering price of $_____ per share, which is the last reported sale price of our common stock on the OTCQB on ______, 2018. The actual offering price per share will be as determined between us and the underwriters at the time of pricing, and may be at a discount to the current market price. We intend to use the net proceeds from this offering for expanded commercial rollout, further product development, increased staffing, working capital and general corporate purposes. See the section titled “Use of Proceeds.”

Risk Factors	An investment in the securities offered herein involves a high degree of risk. See the section titled “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.

OTCQB Trading Symbol	“DTHR”

Proposed Nasdaq Capital Market Symbol	We are applying for listing of our common stock on The Nasdaq Capital Market under the symbol “DTHR”. No assurance can be given that our application will be accepted.

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The number of shares of our common stock that will be outstanding immediately after this offering is based on 50,641,277 pre-split/2,532,064 post-split shares of common stock outstanding as of June 30, 2018, and assumes the issuance and sale of ______ shares of our common stock in this offering at an assumed public offering price of $______ per share, which was the last reported sale price of our common stock on the OTCQB on ______, 2018.

Unless we indicate otherwise, all information in this prospectus:

•	reflects the Listing Reverse Split, which was effected on September 25, 2018 and the corresponding adjustment of all common stock prices per share and stock option and warrant exercise prices per share;

•	is based on 50,641,277 pre-split/2,532,064 post-split shares outstanding as of June 30, 2018;

•	reflects the issuance of 1,750,000 pre-split/87,500 post-split shares of our common stock pursuant to the Bridge Financing, completed on September 21, 2018;

•	assumes no exercise by the underwriters of their option to purchase up to an additional ______ shares of common stock to cover over-allotments, if any (based on the closing price of $______ on the OTCQB on ______, 2018);

•	excludes ______ shares of our common stock to be issued to certain Bridge Financing investors in connection with this offering;

•	excludes ______ shares of our common stock underlying warrants to be issued to the representative of the underwriters in connection with this offering;

•

excludes 3,720,486 pre-split/186,024 post-split shares of common stock issuable upon exercise of outstanding options, at a weighted average exercise price of $0.50 pre-split/$10.00 post-split per share; and

•

excludes 6,553,860 pre-split/327,693 post-split shares of common stock issuable upon exercise of outstanding warrants, at a weighted average exercise price of $0.45 pre-split/$9.00 post-split per share.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

Risks Related to Our Company and its Business, our Financial Position, and Capital Needs

We are an early stage company with a history of net losses. We expect to incur net losses in the future, and we may never achieve sustained profitability.

We have historically incurred substantial net losses. We have incurred losses of $1,504,780 for the six months ended June 30, 2018, and losses of $2,558,547 and $1,194,804 for the fiscal years ended December 31, 2017, and 2016, respectively. From our inception through June 30, 2018, we had an accumulated deficit of $6,041,727. We expect our losses to continue as a result of ongoing research and development expenses and increased sales and marketing costs. These losses have had, and will continue to have, an adverse effect on our working capital, total assets and stockholders’ equity. Because of the numerous risks and uncertainties associated with our research, development and commercialization efforts, we are unable to predict when we will become profitable, and we may never become profitable. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our inability to achieve and then maintain profitability would negatively affect our business, financial condition, results of operations and cash flows.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

As described in Note 2 of our accompanying financial statements, our auditors have issued a going concern opinion on our 2017 financial statements, expressing substantial doubt that we can continue as an ongoing business for the next twelve months after issuance of their report. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in us.

We currently have limited sources of revenue and may never become profitable.

We commenced operations in September 2016. Our limited operating history makes it difficult to evaluate our current business and makes predictions about our future results, prospects or viability subject to significant uncertainty. To date, we have not generated significant revenue, and only recently commenced sales of our initial product, ReminX, in August 2018. Our ability to generate revenue and ultimately become profitable depends primarily upon our ability, alone or with our partners, to attain a significant number of subscribers and generate revenues from other sources. Our ability to generate future revenue from the ReminX Product or any future products also depends on a number of additional factors, including our ability to:

•	Successfully commercialize the ReminX Product;
•	Successfully market ReminX to the Direct-Response Consumer Health (DRCH) market;
•	Successfully market ReminX to the Senior Living/Long Term Care (LTC) management firms;
•	Establish and maintain sales relationships with the DRCH market and the LTC market;
•	Develop and grow a commercial organization capable of sales, marketing, and distribution of the ReminX Product;
•	Achieve market acceptance for ReminX;
•	Establish, maintain and protect our intellectual property rights; and
•	Attract, hire and retain qualified personnel.

In addition, because of the numerous risks and uncertainties associated with introduction of a new digital therapeutic technology into our targeted markets of dementia and Social Isolation, we are unable to predict the timing or amount of our expenses, or if or when we will achieve or maintain revenues or profitability. In addition, our expenses could increase beyond expectations for clinical trials, regulatory approvals, and reimbursement that are expected to be related to the regulated DTHR-ALZ product or other future products.

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Even if we generate significant revenues from the sale of ReminX, we may not be profitable and may need to obtain additional funding to continue operations. If we fail to achieve profitability or do not sustain profitability on a continuing basis, then we may be unable to continue our operations at planned levels and be forced to reduce our operations.

We will require additional capital to finance our operations in the future, in particular, the sales and continued development of the ReminX Product, and the exploration of other conditions for which the ReminX platform potentially could be beneficial, and if we cannot raise additional capital when needed, we may have to curtail or cease operations.

Our operations have consumed substantial amounts of cash since our inception. The proceeds of this offering will not be sufficient to fully fund our business and growth strategy. We expect our sales, marketing, and product development expenses to increase substantially in connection with our ongoing commercialization activities, particularly as we continue through the rollout of the ReminX Product. We also anticipate that we will need additional capital following the initial commercialization and the receipt of proceeds of this offering to grow the business and to explore other health and behavioral conditions for which ReminX potentially could be beneficial. Circumstances may cause us to consume capital more rapidly than we currently anticipate.

If we need to secure additional financing, such additional fundraising efforts may divert our management from our day-to-day activities, which may affect our ability to sell, marked, and refine the ReminX Product. In addition, future financing may not be available in sufficient amounts or on terms acceptable to us, if at all. If we do not raise additional capital when required or in sufficient amounts and on acceptable terms, we may need to:

•	Significantly delay, scale back or discontinue the continued development and refinement of the ReminX Product or cease operations altogether;
•	Seek strategic alliances for distribution and sales at an earlier stage than we would otherwise desire or on terms less favorable than might otherwise be available; or
•	Relinquish, or license on unfavorable terms, our rights to our technologies that we otherwise would seek to develop or commercialize ourselves.

Our future funding requirements, both short and long-term, depend on many factors, including:

•	The cost and timing of continuing to establish sales, marketing and distribution capabilities for the ReminX Product, if we receive regulatory approvals;
•	The cost to establish, maintain, expand and defend the scope of our intellectual property portfolio, including the amount and timing of any payments we may be required to make in connection with licensing, preparing, filing, prosecution, defense and enforcement of any patents or other intellectual property rights;
•	The effect of competing technological and market developments;
•	Market acceptance of the ReminX Product and any future product enhancements;
•	Ability to induce new users, their families, and their caregivers to use the ReminX Product in lieu of or in addition to their current caregiving regime;
•	The cost and timing of selecting, auditing and potentially validating manufacturing sites for commercial-scale manufacturing; and
•	The outcome, timing and cost of competing clinical trials and/or seeking and obtaining regulatory approvals from the FDA, and/or any other regulatory authority, for DTHR-ALZ and other future products with specific medical claims.

If the lack of available capital prevents us from expanding our operations or otherwise capitalizing on our business opportunities, our ability to become profitable will be compromised and our business will be harmed.

We do not expect to be profitable for the foreseeable future.

We will have losses and accumulated deficit as a result of the substantial investments we will make to acquire new subscribers and develop our services. We intend to continue scaling our business to increase our number of users and to meet the increasingly complex needs of our subscribers. We expect to invest and to continue to invest, in our sales and marketing organizations to sell our services around the world and in our development organization to deliver additional features and capabilities of our cloud services to address our subscribers’ evolving needs. We also expect to continue to make significant investments in our infrastructure and our customer service team as we focus on customer success. As a result of our continuing investments to scale our business in each of these areas, we do not expect to be profitable for the foreseeable future. Furthermore, to the extent we are successful in increasing our customer base, we will also incur increased losses due to upfront costs associated with acquiring new subscribers, particularly due to the nature of subscription revenue which is generally recognized ratably over the term of the subscription period. We cannot assure you that we will achieve profitability in the future or that, if we do become profitable, we will sustain profitability.

8

We are an “emerging growth company,” and will be able take advantage of reduced disclosure requirements applicable to “emerging growth companies,” which could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act and, for as long as we continue to be an “emerging growth company,” we intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” until December 31, 2019, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

We intend to take advantage of these reporting exemptions described above until we are no longer an “emerging growth company.” Under the JOBS Act, “emerging growth companies” can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and our stock price may be more volatile.

We may be exposed to potential risks and significant expenses resulting from the requirements under section 404 of the Sarbanes-Oxley Act of 2002.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Our management concluded that our internal controls and procedures were not effective to detect the inappropriate application of United States GAAP for our most recent fiscal year. As we develop our business, hire employees and consultants and seek to protect our intellectual property rights, our current design for internal control over financial reporting must be strengthened to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

However, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company” as defined in the recently enacted JOBS Act, if we take advantage (as we expect to do) of the exemptions contained in the JOBS Act. We will remain an “emerging growth company” until December 31, 2019, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30th before that time, we would cease to be an “emerging growth company” as of the following December 31st. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating. Our remediation efforts may not enable us to avoid a material weakness in our internal control over financial reporting in the future.

Any of the foregoing occurrences, should they come to pass, could negatively impact the public perception of our company, which could have a negative impact on our stock price.

9

Failure to achieve and maintain effective internal control over financial reporting in accordance with rules of the Securities and Exchange Commission promulgated under Section 404 of the Sarbanes-Oxley Act could harm our business and operating results and/or result in a loss of investor confidence in our financial reports, which could in turn have a material adverse effect on our business and stock price.

In the course of our assessment of the effectiveness of our internal control over financial reporting as of December 31, 2017, which assessment was conducted during the fourth quarter of 2017 and the first quarter of 2018 in connection with the preparation of 2017 audited financial statements and our annual report on Form 10-K for 2017, we identified a material weakness in our internal control over financial reporting resulting from the lack of a formal audit committee and a lack of segregation of duties. This material weakness in our internal control over financial reporting, as described in our annual report on Form 10-K for 2017 and this prospectus, as well as any other weaknesses or deficiencies that may exist or hereafter arise or be identified, could harm our business and operating results, and could result in adverse publicity and a loss in investor confidence in the accuracy and completeness of our financial reports, which in turn could have a material adverse effect on our stock price, and, if such weaknesses are not properly remediated, could adversely affect our ability to report our financial results on a timely and accurate basis.

Although we are currently working to remediate these weaknesses, we cannot assure you that such remediation will be successful or that additional deficiencies or weaknesses in our controls and procedures will not be identified. In addition, we cannot assure you that our independent registered public accounting firm will agree with our assessment that our material weakness has been remediated. Our control procedures have been designed with our relatively small staffing level in mind; however, they are highly dependent on each individual’s performance of controls in the required manner. The loss of accounting personnel would adversely impact the effectiveness of our control environment and our internal controls, including our internal controls over financial reporting.

Risks Relating to Our Business and Strategy

Our ReminX Product is currently our only product available for purchase and we are completely dependent on the successful marketing and sale of this product to drive near term revenue growth.

Our ReminX Product is currently our only product available for purchase, and we are dependent on the success of this product to drive near term revenue growth. Although we recently commenced the rollout of the ReminX product, we may fail to successfully sell and distribute the product. Successfully selling and distributing digital therapeutic technologies such as ours is a complex and uncertain process, dependent on the efforts of management, distributors, outside consultants, and general economic conditions, among other factors. Any factors that adversely impact the selling and distributing of ReminX, including, but not limited to, competition or acceptance in the marketplace, will have a negative impact on our business, results of operations and financial condition. We cannot assure you that we will be successful in selling and distributing any potential enhancements to ReminX or any other products. Our inability to successfully sell and distribute ReminX and/or successfully develop and commercialize additional products or any enhancements would have a material adverse effect on our business, results of operations and financial condition.

We have a limited operating history and limited historical financial information upon which you may evaluate our performance.

You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages of development. We may not successfully address the usual and ordinary risks and uncertainties associated with being an early stage company or successfully implement our existing and new products and services. If we fail to do so, it could materially harm our business. Even if we accomplish these objectives, we may not generate the positive cash flows or profits we anticipate in the future. Unanticipated problems, expenses and delays are frequently encountered in establishing a new business and developing new products and services. These include, but are not limited to, inadequate funding, lack of consumer acceptance, competition, product development, and inadequate sales and marketing. Our failure to meet any of these conditions would have a material adverse effect upon us and may force us to reduce or curtail our operations. No assurance can be given that we will operate profitably. Even though we are being managed by individuals with significant industry experience, our limited operating history makes it difficult to predict the long-term success of our business model.

10

We depend on key personnel, and the loss of any of our key personnel could have a material adverse impact on our operations and profitability.

For the foreseeable future, our success will depend largely on management’s industry knowledge, marketing skills and relationships with key investors, customer bases, and industry leaders. Many key contributors working with us are outside consultants providing services to us in their areas of expertise. Should any of these individuals leave us or cease to provide consulting services, such departures may have a material adverse effect on our future results of operations.

If we fail to effectively manage growth, our business, brand and reputation, results of operations, and financial condition may be adversely affected.

We may experience a rapid growth in operations, which may place significant demands on our management team and our operational and financial infrastructure. As we continue to grow, we must effectively identify, integrate, develop and motivate new employees, and maintain the beneficial aspects of our corporate culture. To attract top talent, we believe we will have to offer attractive compensation packages. The risks of over-hiring or over-compensating and the challenges of integrating a rapidly growing employee base may impact profitability. Additionally, if we do not effectively manage our growth, the quality of our services could suffer, which could adversely affect our business, brand and reputation, results of operations and financial condition. If operational, technology and infrastructure improvements are not implemented successfully, our ability to manage our growth will be impaired and we may have to make significant additional expenditures to address these issues. To effectively manage our growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. This will require that we refine our information technology systems to maintain effective online services and enhance information and communication systems to ensure that our employees effectively communicate with each other and our growing base of subscribers. These system enhancements and improvements will require significant incremental and ongoing capital expenditures and allocation of valuable management and employee resources. If we fail to implement these improvements and maintenance programs effectively, our ability to manage our expected growth and comply with the rules and regulations that are applicable to publicly reporting companies will be impaired and we may incur additional expenses.

As we enter the digital health market, our business may be subject to government regulation, which may have a negative impact on our ability to develop and implement our business strategy, and our ability to continue operations.

ReminX is a consumer health product that does not make medical claims and, as such, we believe that it is not FDA regulated. This product can be also be categorized within the digital health sector, which is a broad sector including both FDA regulated and non-regulated products. The digital health sector may be impacted by economic volatility, consumer spending patterns and market share gains of competitors’ branded products. Overall the digital health market is largely new and untested; the uptake of products may not meet uptake projections as there is little to no prior data. In addition, the United States healthcare industry is highly regulated and subject to frequent and substantial changes. Digital health is an evolving industry within the United States healthcare industry, and is particularly susceptible to these changes. The impacts of these regulations and the general market conditions could have a negative impact on our business and operations.

We anticipate that DTHR-ALZ will be a medical device that will make medical claims and that will be subject to FDA regulation. Therefore, management anticipates that FDA clearance or approval will be required before marketing DTHR-ALZ. A Breakthrough Device designation does not guarantee that a device will be approved by the FDA. In addition, Breakthrough Device designation does not guarantee faster development, regulatory review or approval. The FDA has acknowledged that review times may take longer for some Breakthrough Devices than for other devices because of the novel scientific issues Breakthrough Devices may raise. The FDA may also withdraw Breakthrough Device designation after it is granted if the device is no longer eligible or if the request for Breakthrough Designation contained untrue statements of material fact or omitted material information.

Our management plans to seek Medicare, Medicaid and/or private payor reimbursement for this and potentially other products, but there is no guarantee that we will be successful in these efforts. If we are unable to obtain FDA clearance or approval for our DTHR-ALZ product, or if we are unsuccessful in obtaining Medicare, Medicaid or private payor reimbursement for this product, our ability to develop and implement our business strategy could be delayed or limited.

If our efforts to sell to Direct-Response Consumer Health (DRCH) companies, Independent Living (IL), Assisted Living (AL), Memory Care (MC), Adult Day Care (ADC), Home Care (HC), and Home Health (HH) businesses, and Skilled Nursing Facilities (SNFs) are not successful, our revenues may be materially affected.

We intend to generate substantially all of our revenues initially through sales of the ReminX Product to the Direct-Response Consumer Health (DRCH) channel as discussed in more detail below in the section “Business – Business Model.” We also plan to test the Independent Living (IL), Assisted Living (AL), Memory Care (MC), Adult Day Care (ADC), Home Care (HC), and Home Health (HH) businesses, and Skilled Nursing Facilities (SNFs). We must develop these sales channels, which we seek to do in part by investing in our product platform and new services and technologies. If our efforts to grow these sales channels are not successful, our revenues would be adversely affected. We intend to rely on our marketing and advertising efforts to attract new clients and subscribers. If we are unable to effectively attract new clients and subscribers, our business, financial condition and results of operations would be materially adversely affected.

11

If we experience excessive rates of subscriber cancellation, our revenues and business may be harmed.

We will need to continually add new subscribers both to replace subscribers who choose to cancel their subscriptions and to grow our business beyond our then-current subscriber base. Subscribers may choose to cancel their subscriptions for many reasons, including a desire to reduce discretionary spending, a perception that they do not have sufficient time to use the service or otherwise do not use the service sufficiently, the service is a poor value, competitive services provide a better value or experience or subscriber service issues are not satisfactorily resolved. Subscribers may choose to cancel their subscriptions at any time prior to the renewal date. We may also experience fluctuations in cancellations as we pursue new subscribers through new marketing channels or if we have a large number of subscriptions come up for renewal in the same period.

If our subscriber cancellations increase, we will be required to increase the rate at which we add new subscribers in order to maintain and grow our revenues. If excessive numbers of subscribers cancel our service, we may be required to incur significantly higher marketing and advertising expenses than we currently anticipate to replace these subscribers with new subscribers. If we are unable to attract new subscribers in numbers greater than the impact of our cancellations, our subscriber base will decrease and our business, financial condition and results of operations may be materially adversely affected.

We anticipate that our business will depend heavily on customers entering into and renewing their subscriptions with us and expanding their use of our services. Following our recent launch and commencement of commercialization of our ReminX Product, we are working to increase our subscriber based. Any decline in our customer renewals or failure to convince our customers to broaden their use of our services would harm our future operating results.

For us to maintain or improve our operating results, it will be important that our subscribers renew their subscriptions with us when the then-current subscription term expires. Our subscribers will have no obligation to renew their subscriptions upon expiration, and we cannot assure you that subscribers will renew subscriptions at the same or higher level of service, if at all.

Our subscriber retention rate may decline or fluctuate as a result of a number of factors, including our subscribers’ satisfaction or dissatisfaction with our services, the effectiveness of our customer support services, our pricing, the prices of competing products or services, the effects of global economic conditions or reductions in our subscribers’ spending levels. If our subscribers do not renew their subscriptions or renew on less favorable terms, our revenue may decline, and we may not realize improved operating results from our customer base.

A change in our mix of subscription durations could have a significant impact on our revenues and net subscribers.

We intend periodically to evaluate and test the types of subscriptions that we offer. Based on the results of any product or price testing conducted, we may change the types of subscriptions we offer or we may price and market different types of subscriptions. If a higher percentage of our subscribers choose a shorter subscription duration, we would likely experience higher cancellation volumes, which may result in decreased immediate and long-term revenues. In the future, we may continue to perform product and price tests involving our prospective users, the results of which could affect our number or mix of subscribers and may have a material adverse impact on our results of operations, and key operating metrics.

We cannot accurately predict new subscription rates and the impact these rates may have on our future revenue and operating results.

For us to improve our operating results and continue to grow our business, it will be important that we continue to attract new subscribers. To the extent we are successful in increasing our customer base, we could incur increased losses because costs associated with new subscribers are generally incurred up front, while revenue is recognized ratably over the term of our subscription services. Alternatively, to the extent we are unsuccessful in increasing our customer base, we could also incur increased losses as costs associated with marketing programs and new products intended to attract new subscribers would not be offset by incremental revenue and cash flow. All of these factors can negatively impact our future revenue and operating results.

12

We are, and anticipate that we will be, completely dependent on third parties to manufacture our Tablets, and our commercialization of the ReminX Product could be halted, delayed or made less profitable if those third parties fail to provide us with sufficient quantities of our Tablets in a timely manner, or fail to do so at acceptable quality levels or prices.

We do not currently have, nor do we plan to acquire, the capability or infrastructure to manufacture the Tablets used in connection with the ReminX Product, as well as the other related device components, for commercial distribution. As a result, in connection with the rollout of the ReminX Product, and as sales increase, we will be obligated to rely on contract manufacturers for the commercial supply of these Tablets. We currently rely on one manufacturer; however, we anticipate engaging additional manufacturers for the production of the Tablets as we expand our commercialization efforts.

If, for any reason, these third parties are unable or unwilling to perform, we may not be able to terminate our agreements with them, and we may not be able to locate alternative manufacturers or enter into favorable agreements with them, and we cannot be certain that any such third parties will have the manufacturing capacity to meet future requirements. If these manufacturers, or any alternate manufacturers, experience any significant difficulties in their respective manufacturing processes for our product or should cease doing business with us, we could experience significant interruptions in supply or may not be able to create or maintain a commercial supply. Were we to encounter manufacturing issues, our ability to produce sufficient commercial supply of our Tablets might be negatively affected. Our inability to coordinate the efforts of our third party manufacturing partners or the lack of capacity available at our third party manufacturing partners, could impair our ability to supply the Tablets and the ReminX Product at required levels. If we face these or other difficulties with our manufacturing partners we could experience significant interruptions in the supply of our products if we decided to transfer the manufacture to one or more alternative manufacturers in an effort to deal with the difficulties.

Any manufacturing problem or the loss of a contract manufacturer could be disruptive to our operations and result in lost sales. Any reliance on suppliers may involve several risks, including a potential inability to obtain critical components and reduced control over production costs, delivery schedules, reliability and quality. Any unanticipated disruption to a future contract manufacturer caused by problems at suppliers could delay shipment of the Tablets, increase our cost of goods sold and result in lost sales.

If our marketing and advertising efforts fail to generate additional revenues on a cost-effective basis, or if we are unable to manage our marketing and advertising expenses, it could materially harm our results of operations and growth.

Our future growth and profitability, as well as the maintenance and enhancement of our brands, will depend in large part on the effectiveness and efficiency of our marketing and advertising expenditures. We intend to use a diverse mix of marketing and advertising programs to promote our products and services, and we plan periodically to adjust our mix of these programs. Significant increases in the pricing of one or more of our marketing and advertising channels could increase our marketing and advertising expense or cause us to choose less effective marketing and advertising channels. Further, we may over time become disproportionately reliant on one channel or partner, which could increase our operating expenses. Because we recognize revenues ratably over the subscription period, we have incurred and may in the future incur marketing and advertising expenses significantly in advance of the time we anticipate recognizing revenues associated with such expenses, and our marketing and advertising expenditures may not continue to result in increased revenues or generate sufficient levels of brand awareness. If we are unable to maintain our marketing and advertising channels on cost-effective terms or replace existing marketing and advertising channels with similarly effective channels, our marketing and advertising expenses could increase substantially, our subscriber levels could be affected adversely, and our business, financial condition and results of operations may suffer. In addition, our expanded marketing efforts may increase our subscriber acquisition cost, as additional expenses may not result in sufficient customer growth to offset cost, which would have an adverse effect on our business, financial condition and results of operations.

Any significant disruption in service in our computer systems, which are currently hosted primarily by a single third-party, could damage our reputation and result in a loss of subscribers, which would harm our business and operating results.

Subscribers access our service through mobile device apps. Our brand, reputation and ability to attract, retain and serve our subscribers depend upon the reliable performance of our network infrastructure, content delivery processes, and payment systems. Interruptions in these systems, whether due to system failures, computer viruses or physical or electronic break-ins, could affect the security or availability of mobile apps and prevent our subscribers from accessing our data and using our products and services. Problems with the reliability or security of our systems may harm our reputation and require disclosure to our lenders, and the cost of remedying these problems could negatively affect our business, financial condition and results of operations.

13

Substantially all of our communications, network and computer hardware used to operate our Web site and our mobile apps are located in facilities owned and operated by a third party. We do not own or control the operation of these facilities. Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, terrorist attacks, acts of war, electronic and physical break-ins, computer viruses, earthquakes and similar events. The occurrence of any of the foregoing events could result in damage to our systems and hardware or could cause them to fail completely, and our insurance may not cover such events or may be insufficient to compensate us for losses that may occur. Our systems are not completely redundant, so a failure of our system at our primary site could result in reduced functionality for our subscribers, and a total failure of our systems at both sites could cause our Web site and our mobile apps to be inaccessible by our subscribers. Problems faced by our third-party Web hosting provider, with the telecommunications network providers with whom it contracts or with the systems by which it allocates capacity among its subscribers, including us, could adversely affect the experience of our subscribers. Our third-party Web hosting provider could decide to close its facilities without adequate notice. In addition, any financial difficulties, such as bankruptcy reorganization, faced by our third-party Web hosting provider or any of the service providers with whom it contracts may have negative effects on our business, the nature and extent of which are difficult to predict. Additionally, if our third-party Web hosting provider is unable to keep up with our growing needs for capacity, this could have a material adverse effect on our business. Any errors, defects, disruptions or other performance problems with our services could harm our reputation and have an adverse effect on our business, financial condition and results of operations.

Our possession and use of personal information present risks and expenses that could harm our business. Unauthorized disclosure or use of such data, whether through breach of our network security or otherwise, could expose us to significant liability and damage our reputation.

Maintaining the security of our information technology and network systems infrastructure is of critical importance because we handle confidential subscriber, registered user, employee, and other sensitive data, such as names, and other personal information. In addition, our online systems include the content that our registered users upload onto our Web sites, such as photos. This content is often personally meaningful, and our registered users may rely on our online system to store digital copies of such content. If we were to lose such content, if our users’ private content were to become publicly available or if third parties were able to gain unauthorized access to such content, we may face liability and harm to our brand and reputation.

We and our vendors use commercially available encryption technology to transmit personal information when taking orders. We use security and business controls to limit access and use of personal information, including registered users’ uploaded content. However, third parties may be able to circumvent these security and business measures including by developing and deploying viruses, worms and other malicious software programs that are designed to attack or attempt to infiltrate our systems and networks. In addition, employee error, malfeasance or other errors in the storage, use or transmission of personal information could result in a breach of registered user or employee privacy.

Additionally, we may not be able to prevent security breaches involving customer transaction data. If we experience a security breach or other lapse in the handling of confidential information of this kind, the incident could give rise to risks including data loss, litigation and liability, and could harm our reputation or disrupt our operations, any of which could materially adversely affect our business. In addition, various states and countries have differing laws regarding protection of customer privacy and confidential information, including notification requirements in the event of certain breaches or losses of information. Efforts to comply with these laws and regulations increase our costs of doing business and failure to achieve compliance could result in substantial liability to our business and harm our reputation. In the event of a security breach or loss of confidential information, we could be subject to fines, penalties, damages and other remedies under applicable laws, any of which could have a material adverse impact on our reputation, business, operating results and financial condition.

If third parties improperly obtain and use the personal information of our registered users or employees, we may be required to expend significant resources in efforts to address these problems. A major breach of our network security and systems could have serious negative consequences for our businesses, including possible fines, penalties and damages, reduced demand for our products and services, an unwillingness of subscribers to provide us with their credit card or payment information, an unwillingness of registered users to upload family records or photos onto our Web sites, harm to our reputation and brand and loss of our ability to accept and process subscriber credit card orders. Similarly, if a well-publicized breach of data security at any other major consumer Web site were to occur, there could be a general public loss of confidence in the use of the Internet for commercial transactions. Any of these events could have material adverse effects on our business, financial condition and results of operations. In addition, we may have inadequate insurance coverage to compensate for any related losses.

14

Changes in laws or regulations relating to privacy or the protection or transfer of personal data, or any actual or perceived failure by us to comply with such laws and regulations or our privacy policies, could adversely affect our business.

Components of our business, including our online systems, involve processing, storing, and transmitting confidential data, which is subject to our privacy policies and certain federal, state, and foreign laws and regulations relating to privacy and data protection. The amount of customer and employee data that we store through our platform, networks, and other systems, including personal data, is increasing. In recent years, the collection and use of personal data by companies have come under increased regulatory and public scrutiny.

For example, in the United States, protected health information is subject to the Health Insurance Portability and Accountability Act, or HIPAA. HIPAA has been supplemented by the Health Information Technology for Economic and Clinical Health Act with the result of increased civil and criminal penalties for noncompliance. Under HIPAA, entities performing certain functions and creating, receiving, maintaining, or transmitting protected health information provided by covered entities and other business associates are directly subject to HIPAA. We do not have access to protected health information for the ReminX product, and at this time we do not anticipate that DTHR-ALZ will require us to have access to protected health information, although if we have access to protected health information through our platform, we may be obligated to comply with certain privacy rules and data security requirements under HIPAA. Any systems failure or security breach that results in the release of, or unauthorized access to, personal data, or any failure or perceived failure by us to comply with our privacy policies or any applicable laws or regulations relating to privacy or data protection, could result in proceedings against us by governmental entities or others. Such proceedings could result in the imposition of sanctions, fines, penalties, liabilities, or governmental orders requiring that we change our data practices, any of which could have a material adverse effect on our business, operating results, and financial condition.

Various local, state, federal, and international laws, directives, and regulations apply to the collection, use, retention, protection, disclosure, transfer, and processing of personal data. These data protection and privacy laws and regulations continue to evolve. Various federal, state, and foreign legislative or regulatory bodies may enact new or additional laws or regulations concerning privacy and data protection that could adversely impact our business. Complying with these varying requirements could cause us to incur substantial costs or require us to change our business practices, either of which could adversely affect our business and operating results. For example, the European Commission adopted a new law regarding data practices called the General Data Protection Regulation, or GDPR, which became effective in May 2018, and supersedes previous EU data protection legislation. The GDPR imposes new and more stringent EU data protection requirements, which could increase the risk of non-compliance and the costs of providing our products and services in a compliant matter. The GDPR provides for greater monetary penalties for noncompliance, including a penalty of up to the greater of €20 million or 4% of total worldwide annual turnover. In addition, the California Consumer Privacy Act was also recently passed and creates new data privacy rights for users, effective in 2020. Changing definitions of personal data and information may also limit or inhibit our ability to operate or expand our business, including limiting strategic partnerships that may involve the sharing of data. Also, some jurisdictions require that certain types of data be retained on servers within these jurisdictions. Our failure to comply with applicable laws, directives, and regulations may result in enforcement action against us, including fines, and damage to our reputation, any of which may have an adverse effect on our business and operating results.

If we are not able to provide successful enhancements, new features and modifications to our services, our business could be adversely affected.

Our industry is marked by rapid technological developments and new and enhanced applications and services. If we are unable to provide enhancements and new features for our existing services or new services that achieve market acceptance or that keep pace with rapid technological developments, our business could be adversely affected. The success of enhancements, new features and services depends on several factors, including the timely completion, introduction and market acceptance of such enhancements, features or services. Failure in this regard may significantly impair our revenue growth. In addition, because our services are designed to operate on a variety of systems, we will need to continuously modify and enhance our services to keep pace with changes in internet-related hardware, mobile operating systems such as iOS and Android, and other software, communication, browser and database technologies. We may not be successful in either developing these modifications and enhancements or in bringing them to market in a timely fashion. Furthermore, modifications to existing platforms or technologies will increase our research and development expenses. Any failure of our services to operate effectively with future network platforms and technologies could reduce the demand for our services, result in customer dissatisfaction and adversely affect our business.

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The ReminX Family Mobile/Web App must integrate with a variety of operating systems and software applications that are developed by others, and if we are unable to ensure that our solutions interoperate with such systems and applications, our service may become less functional, and our operating results may be harmed.

We intend to offer the ReminX Family Mobile/Web App (the “Family App”) across a variety of operating systems and through the internet. We are dependent on the interoperability of our platform with third-party mobile devices, desktop and mobile operating systems, as well as web browsers that we do not control. Any changes in such systems, devices or web browsers that degrade the functionality of our services or give preferential treatment to competitive services could adversely affect usage of our services. In order to deliver high quality functionality through the Family App, it is important that it work well with a range of operating systems, networks, devices, web browsers and standards that we do not control. In addition, because a substantial number of our users access our services through mobile devices, we are particularly dependent on the interoperability of our services with mobile devices and operating systems. We may not be successful in developing relationships with key participants in the mobile industry or in developing services that operate effectively with these operating systems, networks, devices, web browsers and standards. In the event that it is difficult for our users to access and use the Family App, the functionality of the ReminX Product may be reduced, and our business and operating results could be adversely affected.

Our business depends on continued and unimpeded access to the Internet by us and our members on personal computers and mobile devices. If government regulations relating to the Internet or other areas of our business change, if Internet access providers are able to block, degrade, or charge for access to certain of our products and services, or if third parties disrupt access to the Internet, we could incur additional expenses and the loss of members and subscribers.

Our products and services depend on the ability of our members and subscribers to access the Internet through their personal computers and mobile devices. Currently, this access is provided by companies that have significant market power in the broadband and Internet access marketplace, including incumbent telephone companies, cable companies, mobile communications companies, and government-owned service providers, any of whom could take actions that degrade, disrupt, or increase the cost of user access to our products or solutions, which would, in turn, negatively impact our business. In addition, Internet access could be disrupted by other third parties. Further, the adoption of any laws or regulations that adversely affect the growth, popularity or use of the Internet, including laws limiting Internet neutrality, could decrease the demand for our subscription service or the usage of our services and increase our cost of doing business.

We rely on third parties for certain financial and operational services essential to our ability to manage our business. A failure or disruption in these services could materially and adversely affect our ability to manage our business effectively.

We rely on third parties for certain essential financial and operational services. These vendors provide their services to us via a cloud-based model instead of software that is installed on our premises. As a result, we depend upon these vendors providing us with services that are always available and are free of errors or defects. Any errors or defects in these services or products or any interruption in their business services could cause disruptions in our business processes, which would adversely affect our ability to operate and manage our operations.

We plan to provide service level commitments under our subscription agreements. If we fail to meet these contractual commitments, we could be obligated to provide credits or refunds for prepaid amounts related to unused subscription services or face subscription terminations, which could adversely affect our revenue. Furthermore, any failure in our delivery of high-quality customer support services may adversely affect our relationships with our subscribers and our financial results.

We anticipate that our subscription agreements with subscribers will provide certain service level commitments. If we are unable to meet these stated service level commitments or suffer periods of downtime that exceed the periods allowed under our customer agreements, we may be obligated to provide these subscribers with service credits which could significantly impact our revenue in the period in which the downtime occurs and the credits could be due. We could also face subscription terminations, which could significantly impact both our current and future revenue. Any extended service outages could also adversely affect our reputation, which would also impact our future revenue and operating results.

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Our subscribers depend on our customer support and technical support personnel to resolve technical issues relating to our services. We may be unable to respond quickly enough to accommodate short-term increases in customer demand for support services. Increased customer demand for these services, without corresponding revenue, could increase costs and adversely affect our operating results. In addition, our sales process is highly dependent on the ease of use of our services, on our reputation and on positive recommendations from our existing subscribers. Any failure to maintain high-quality customer support, or a market perception that we do not maintain high-quality support, could adversely affect our reputation and our ability to sell our services to existing and prospective subscribers.

Future acquisitions and investments could disrupt our business and harm our financial condition and operating results.

Our success will depend, in part, on our ability to expand our services and grow our business in response to changing technologies, customer demands, and competitive pressures. In some circumstances, we may choose to do so through the acquisition of complementary businesses and technologies rather than through internal development. The identification of suitable acquisition candidates can be difficult, time-consuming and costly, and we may not be able to successfully complete identified acquisitions. The risks we face in connection with acquisitions include:

•	Diversion of management time and focus from operating the business to addressing acquisition integration challenges; coordination of research and development and sales and marketing functions;
•	Retention of key employees from the acquired company;
•	Cultural challenges associated with integrating employees from the acquired company into our organization;
•	Integration of the acquired company’s accounting, management information, human resources and other administrative systems;
•	The need to implement or improve controls, procedures and policies at a business that prior to the acquisition may have lacked effective controls, procedures and policies;
•	Liabilities for activities of the acquired company before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities, and other known and unknown liabilities;
•	Unanticipated write-offs or charges; and
•	Litigation or other claims in connection with the acquired company, including claims from terminated employees, subscribers, former stockholders or other third parties.

Our failure to address these risks or other problems encountered in connection with our past or future acquisitions and investments could cause us to fail to realize the anticipated benefits of these acquisitions or investments, cause us to incur unanticipated liabilities, and harm our business generally. Future acquisitions could also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, amortization expenses, incremental operating expenses or the write-off of goodwill, any of which could harm our financial condition or operating results.

Unfavorable general economic conditions in the United States or in other major markets could negatively impact our financial performance.

Unfavorable general economic conditions, such as a recession or economic slowdown in the United States or in other major markets, could negatively affect the affordability of, and consumer demand for our services. Under difficult economic conditions, we believe that consumers may seek to reduce discretionary spending by forgoing purchases of our services or by shifting away from our platform to lower-priced products or services offered by other companies. Softer consumer demand for our services in the United States or in other major markets could reduce our profitability and could negatively affect our financial performance.

Many individuals use mobile devices to access online services. If users of these devices do not widely adopt the proprietary platform we develop for these devices or if we are unable to effectively operate on mobile devices, our business could be adversely affected.

The number of people who access online services through mobile devices, such as smart phones, handheld tablets and mobile telephones, as opposed to personal computers, has increased dramatically in the past few years and is projected to continue to increase. If the mobile solutions we have developed do not meet the needs of prospective and current subscribers, they may not sign up or reduce their usage of our platform and our business could suffer. Additionally, we are dependent on the interoperability of our proprietary platform with popular mobile operating systems that we do not control, such as Android and iOS, and any changes in such systems and terms of service that degrade our solutions’ functionality, or give preferential treatment to competitive products, could adversely affect traffic and monetization on mobile devices. We may not be successful in maintaining and developing relationships with key participants in the mobile industry or in developing products that operate effectively with these technologies, systems, networks, or standards. Each manufacturer or distributor may establish unique technical standards for its devices, and our products and services may not work or be viewable on these devices as a result. Some manufacturers may also elect not to include our products on their devices. As new devices and new platforms are continually being released, it is difficult to predict the challenges we may encounter in developing versions of our solutions for use on these alternative devices, and we are devoting significant resources to the support and maintenance of such devices.

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Our solutions and internal systems rely on software that is highly technical, and if it contains undetected errors, our business could be adversely affected.

Our solutions and internal systems rely on software that is highly technical and complex. In addition, our solutions and internal systems depend on the ability of our software to store, retrieve, process, and manage immense amounts of data. Our software has contained, and may now or in the future contain, undetected errors, bugs, or vulnerabilities. Some errors in our software may only be discovered after the code has been released for external or internal use. Errors or other design defects within our software may result in a negative experience for members or subscribers, delay product introductions or enhancements, or result in measurement or other errors. Any errors, bugs, or defects discovered in our software could result in damage to our reputation, loss of members, loss of revenue, or liability for damages, any of which could adversely affect our business and financial results.

Anti-takeover provisions in our charter documents and under Nevada law could make an acquisition of us more difficult, limit attempts by our stockholders to replace or remove our current management and limit any eventual market price of our common stock.

Provisions in our amended and restated articles of incorporation and amended and restated bylaws may have the effect of delaying or preventing a change of control or changes in our management. Our articles of incorporation and bylaws include provisions that:

•	Authorize our board of directors to issue, without further action by the stockholders, up to 20,000,000 shares of undesignated preferred stock;
•	Specify that special meetings of our stockholders can be called only by the President, Vice President, or a majority of the board of directors, and shall be called at the request of stockholders holding at least 10% of our capital stock; and
•	Provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. In addition, institutional shareholder representative groups, shareholder activists and others may disagree with our corporate governance provisions or other practices, including the anti-takeover provisions, such as those listed above. We generally will consider recommendations of institutional shareholder representative groups, but we will make decisions based on what our board and management believe to be in the best long term interests of our company and stockholders.

We are also subject to certain anti-takeover provisions under Nevada law. Under Nevada law, a corporation may not, in general, engage in a business combination with any “interested stockholder” for two (2) years after the date the person first became an interested stockholder, unless the combination meets all of the requirements of our articles of incorporation and (i) the purchase of shares by the interested stockholder is approved by our board of directors before that date or (ii) the combination is approved by our board of directors and, at or after that time, the combination is approved at an annual or special meeting of our stockholders, and not by written consent, by the affirmative vote of the holders of stock representing at least sixty percent (60%) of our outstanding voting power not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder.

Our financial performance may be adversely affected by medical device tax provisions in the healthcare reform laws.

The Patient Protection and Affordable Care Act (the “Affordable Care Act”) imposes, among other things, an excise tax of 2.3% on any entity that manufactures or imports medical devices offered for sale in the United States, although this tax has been suspended for calendar years 2016, 2017, 2018 and 2019. It is unclear at this time if the moratorium will be further extended. We anticipate that sales of our medical devices in the United States will be subject to this 2.3% excise tax after December 31, 2019. Additionally, Congress could terminate the moratorium or further change the law related to the medical device tax in a manner that could adversely affect us.

Risks Relating to Our Intellectual Property Rights

Any failure to protect our intellectual property rights could impair our ability to protect our proprietary technology and our brand.

Our success and ability to compete depend in part on our intellectual property. As of August 2018, we had one patent issued in the United States; three patent pending applications in the United States; one international application filed under the Patent Cooperation Treaty (“PCT”); and two provisional applications filed in the United States, all relating to our core technology of reminiscence therapy technologies. As we continue to develop our intellectual property, we will file additional patent applications as appropriate. We primarily rely on copyright, trade secret and trademark laws, trade secret protection and confidentiality or license agreements with our employees, subscribers, partners and others to protect our intellectual property rights. However, the steps we take to protect our intellectual property rights may be inadequate. Our pending applications may not result in the issuance of patents. If we file patent applications outside the United States, we may have to expend significant resources to obtain additional patents as we expand our international operations.

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In order to protect our intellectual property rights, we may be required to spend significant resources to monitor and protect these rights. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights. Accordingly, we may not be able to prevent third parties from infringing upon or misappropriating our intellectual property. Our failure to secure, protect and enforce our intellectual property rights could materially adversely affect our brand and adversely impact our business.

Our services contain open source software, whose licenses may pose particular risks to our proprietary software, products, and services in a manner that could have a negative impact on our business.

We use open source software in our services and will use open source software in the future. Additionally, we may from time to time face claims from third parties claiming ownership of, or demanding release of, the open source software or derivative works that we developed using such software, which could include our proprietary source code, or otherwise seeking to enforce the terms of the applicable open source license. These claims could result in litigation and could require us to make our software source code freely available, purchase a costly license or cease offering the implicated services unless and until we can re-engineer them to avoid infringement. This re-engineering process could require significant additional research and development resources, and we may not be able to complete it successfully. In addition to risks related to license requirements, use of certain open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin of software. Additionally, because any software source code we contribute to open source projects is publicly available, our ability to protect our intellectual property rights with respect to such software source code may be limited or lost entirely, and we are unable to prevent our competitors or others from using such contributed software source code. Any of these risks could be difficult to eliminate or manage, and, if not addressed, could have a negative effect on our business, financial condition and operating results.

Risks Relating to Our Securities and the Offering

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

The public offering price per share will be substantially higher than the net tangible book value (deficit) per common share immediately prior to the offering. Based upon the assumed issuance and sale of _____________ shares by us in this offering at an assumed public offering price of $_____ per share (based upon the last reported sale price of our common stock on the OTCQB on ______, 2018), you will incur immediate dilution of $_________ in the net tangible book value per share. If outstanding options and warrants to purchase our common shares are exercised, investors will experience additional dilution.

We have not paid, and do not intend to pay, dividends on our common stock and therefore, unless our common stock appreciates in value, our investors may not benefit from holding our common stock.

We have not paid any cash dividends on our common stock since inception. We do not anticipate paying any cash dividends our common stock in the foreseeable future. As a result, investors in our common stock will not be able to benefit from owning our common stock unless the market price of our common stock becomes greater than the price paid for the stock by investors.

The public trading market for our common stock is volatile and may result in higher spreads in stock prices, which may limit the ability of our investors to sell their shares at a profit, if at all.

Our common stock trades in the over-the-counter market and is quoted on the OTCQB Market, with limited trading volume or activity. The over-the-counter market for securities has historically experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations may adversely affect the market price of our common stock and result in substantial losses to our investors. In addition, the spreads on stock traded through the over-the-counter market are generally unregulated and higher than on stock exchanges, which means that the difference between the price at which shares could be purchased by investors in the over-the-counter market compared to the price at which they could be subsequently sold would be greater than on these exchanges. Significant spreads between the bid and asked prices of the stock could continue during any period in which a sufficient volume of trading is unavailable or if the stock is quoted by an insignificant number of market makers. Historically, our trading volume has been insufficient to significantly reduce this spread and we have had a limited number of market makers sufficient to affect this spread. These higher spreads could adversely affect investors who purchase the shares at the higher price at which the shares are sold, but subsequently sell the shares at the lower bid prices quoted by the brokers. Unless the bid price for the stock exceeds the price paid for the shares by the investor, plus brokerage commissions or charges, the investor could lose money on the sale. For higher spreads such as those on over-the-counter stocks, this is likely a much greater percentage of the price of the stock than for exchange listed stocks. There is no assurance that at the time an investor in our common stock wishes to sell the shares, the bid price will have sufficiently increased to create a profit on the sale.

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We do not know whether an active market for our common stock will be sustained or what the market price of our common stock will be and as a result it may be difficult for investors to sell their shares of our common stock.

Although our common stock is eligible for quotation on the OTCQB Market, an active trading market for our shares has not emerged and may not be sustainable. It may be difficult for investors to sell their shares without depressing the market price for the shares or at all. As a result of these and other factors, investors may not be able to sell their shares at or above the offering price or at all. Further, an inactive market may also impair our ability to raise capital by selling shares of our common stock and may impair our ability to enter into strategic partnerships or acquire companies or products by using our shares of common stock as consideration. If an active market for our common stock does not develop or is not sustained, it may be difficult to sell your common stock.

We are applying for listing of our common stock on The Nasdaq Capital Market. We can provide no assurance that our common stock will qualify to be listed, and if listed, that our common stock will continue to meet Nasdaq listing requirements. If we fail to comply with the continuing listing standards of The Nasdaq Capital Market, our securities could be delisted.

Our common stock is currently traded on the over-the-counter market. We expect that our common stock will be eligible to be listed on The Nasdaq Capital Market following this offering and as a result of the Listing Reverse Split. However, we can provide no assurance that our application will be approved, and that an active trading market for our common stock will develop and continue. If, after listing, we fail to satisfy the continued listing requirements of The Nasdaq Capital Market, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist our common stock. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq minimum bid price requirement or prevent future noncompliance with Nasdaq’s listing requirements.

The effect of our reverse split on the market price of our common stock cannot be accurately predicted.

The effect of the Listing Reverse Split on the market price for our common stock cannot be accurately predicted. In particular, we cannot assure you that prices for shares of our common stock as a result of the Listing Reverse Split will remain twenty (20) times the price for shares of our common stock immediately prior to the Listing Reverse Split. The market price of our common stock may also be affected by other factors which may be unrelated to the Listing Reverse Split or the number of shares outstanding.

Furthermore, even if the market price of our common stock does rise as a result of the Listing Reverse Split, we cannot assure you that such increased market price of our common stock will be maintained for any period of time. Even if an increased per-share price can be maintained, the Listing Reverse Split may not achieve the desired results. Moreover, because some investors may view the Listing Reverse Split negatively, we cannot assure you that the Listing Reverse Split will not adversely impact the market price of our common stock. Accordingly, our total market capitalization as a result of the Listing Reverse Split may be lower than the market capitalization before the Listing Reverse Split.

Our Board can, without stockholder approval, cause preferred stock to be issued on terms that adversely affect common stockholders or which could be used to resist a potential take-over of us.

Under our Articles of Incorporation, our Board is authorized to issue up to 20,000,000 shares of preferred stock, none of which were issued and outstanding as of the date of this prospectus. (We had previously designated 150,000 shares of Series A Preferred Stock, but all had been converted into shares of our common stock as of the date of this prospectus.) Also, our Board, without stockholder approval, may determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares. If the Board causes shares of preferred stock to be issued, the rights of the holders of our common stock could be adversely affected. The Board’s ability to determine the terms of preferred stock and to cause its issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Preferred shares issued by the Board could include voting rights, or even super voting rights, which could shift the ability to control us to the holders of the preferred stock. Preferred shares could also have conversion rights into shares of common stock at a discount to the market price of the common stock which could negatively affect the market for our common stock. In addition, preferred shares would have preference in the event of liquidation of the corporation, which means that the holders of preferred shares would be entitled to receive the net assets of the corporation distributed in liquidation before the common stock holders receive any distribution of the liquidated assets. We have no current plans to issue any shares of preferred stock.

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The market price of our common stock may fluctuate significantly, which could result in substantial losses by our investors.

The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

•	Announcements of technological innovations, new products or product enhancements by us or others;
•	Announcements by us of significant strategic partnerships, out-licensing, in-licensing, joint ventures, acquisitions or capital commitments;
•	Expiration or terminations of licenses, research contracts or other collaboration agreements;
•	Success of research and development projects;
•	Developments concerning intellectual property rights or regulatory approvals;
•	Variations in our and our competitors’ results of operations;
•	Changes in earnings estimates or recommendations by securities analysts, if our common stock is covered by analysts;
•	Changes in government regulations or patent decisions;
•	Developments by our licensors;
•	Developments in the technology industry;
•	The results of product liability or intellectual property lawsuits;
•	Future issuances of common stock or other securities;
•	The addition or departure of key personnel;
•	Announcements by us or our competitors of acquisitions, investments or strategic alliances;
•	General market conditions, including the volatility of market prices for shares of technology companies generally, and other factors, including factors unrelated to our operating performance; and
•	The other factors described in this “Risk Factors” section.

These factors and any corresponding price fluctuations may materially and adversely affect the market price of our common stock and result in substantial losses by our investors.

Further, the stock market in general, and the market for technology companies in particular, has experienced extreme price and volume fluctuations in the past. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock. Price volatility of our common stock might be worse if the trading volume of our common stock is low. In the past, following periods of market volatility, stockholders have often instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and attention of management from our business, even if we are successful. Future sales of our common stocks could also reduce the market price of such stock.

Moreover, the liquidity of our common stock is limited, not only in terms of the number of shares that can be bought and sold at a given price, but by delays in the timing of transactions and reduction in security analysts’ and the media’s coverage of us, if any. These factors may result in lower prices for our common stock than might otherwise be obtained and could also result in a larger spread between the bid and ask prices for our common stock. In addition, without a large float, our common stock is less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile. In the absence of an active public trading market, an investor may be unable to liquidate its investment in our common stock. Trading of a relatively small volume of our common stock may have a greater impact on the trading price of our stock than would be the case if our public float were larger. We cannot predict the prices at which our common stock will trade in the future.

Some or all of the “restricted” shares of our common stock issued in connection with the September 2016 share exchange transaction with our subsidiary, Dthera Sciences Operations or held by other of our stockholders may be offered from time to time in the open market pursuant to an effective registration statement or Rule 144 promulgated under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and these sales may have a depressive effect on the market for our common stock.

Raising additional capital by issuing securities may cause dilution to existing stockholders and/or have other adverse effects on our operations.

We will need to raise substantial future capital to continue to complete development and commercialize our products incorporating licensed technologies and technology candidates and to conduct the research and development and regulatory activities necessary to bring our technology candidates to market.

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We may seek additional capital through a combination of public and private equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity, convertible debt securities or other equity-based derivative securities, your ownership interest will be diluted and the terms may include liquidation or other preferences that adversely affect your rights as a stockholder. Any additional indebtedness we incur would result in increased fixed payment obligations and could involve restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. Furthermore, the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our common stock to decline and existing stockholders may not agree with our financing plans or the terms of such financings. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, or our products, or grant licenses on terms unfavorable to us. Adequate additional financing may not be available to us on acceptable terms, or at all.

Because our common stock may be a “penny stock,” it may be more difficult for investors to sell shares of our common stock, and the market price of our common stock may be adversely affected.

As noted above, our common stock is currently traded on the OTCQB. We expect that our common stock will be eligible to be listed on The Nasdaq Capital Market following this offering. However, we can provide no assurance that our application will be approved. If our application is not approved, our common stock may continue to be a “penny stock” if, among other things, the stock price is below $5.00 per share, it is not listed on a national securities exchange or it has not met certain net tangible asset or average revenue requirements. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser’s written agreement to the purchase. Broker-dealers must also provide customers that hold penny stock in their accounts with such broker-dealer a monthly statement containing price and market information relating to the penny stock. If a penny stock is sold to an investor in violation of the penny stock rules, the investor may be able to cancel its purchase and get its money back.

If applicable, the penny stock rules may make it difficult for investors to sell their shares of our common stock. Because of the rules and restrictions applicable to a penny stock, there is less trading in penny stocks and the market price of our common stock may be adversely affected. Also, many brokers choose not to participate in penny stock transactions. Accordingly, investors may not always be able to resell their shares of our common stock publicly at times and prices that they feel are appropriate.

We effected the Listing Reverse Split to increase the trading price of our stock to above $5.00 per share in order to allow us to meet the minimum listing requirements of The Nasdaq Capital Market; however, we cannot assure you that such increased market price of our common stock will be maintained for any period of time.

Our management will have broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree or which do not produce beneficial results.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes (see “Use of Proceeds”). We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, and results of operation.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. The cautionary statements set forth in this prospectus, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

-	Our limited operating history;
-	Our history of operating losses in each year since inception and expectation that we will continue to incur operating losses for the foreseeable future;
-	Our current and future capital requirements to support our continued development and commercialization efforts for the ReminX Product and our ability to satisfy our capital needs;
-	Our dependence on third parties to manufacture our Tablets and related device components;
-	Our ability to manage the growth of our operations over time;
-	Our ability to maintain, grow and enforce our brand and trademark rights;
-	Our ability to improve our products and develop new products;
-	Our ability to obtain, grow and enforce intellectual property related to our business and avoid infringement or other violation of the intellectual property rights of others;
-	Our ability to retain key executives and consulting arrangements;
-	Our ability to successfully complete clinical trials and obtain regulatory approvals from the FDA and/or any other regulatory authority for DTHR-ALZ and other future products with specific medical claims;
-	-Our ability to obtain coverage and adequate reimbursement from third-party payors, including the Centers for Medicare & Medicaid Services (CMS) and private payors, for the DHTR-ALZ product and other future products;
-	Our ability to conform with interpretations of current laws and the passages of future laws;
-	Our ability to generate sales and find and develop new markets; and
-	Our ability to compete and succeed in a highly competitive and evolving industry.

These risks are not exhaustive. Other sections of this prospectus include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements.

Although the forward-looking statements in this prospectus are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We expressly disclaim any obligation or intention, other than as may be required by law, to re-issue this prospectus or otherwise make public statements updating our forward-looking statements.

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USE OF PROCEEDS

We anticipate that we will use the net proceeds from this offering for expanded commercial rollout, further product development, increased staffing, working capital and for other general corporate purposes, including, but not limited to, generating sales of the ReminX Product, further developing DTHR-ALZ, expanding our sales and marketing team, repayment of debt and general working capital.

Each $1.00 increase (decrease) in the assumed public offering price of $____ per share (the last reported sale price of our common stock on the OTCQB on ______, 2018) would increase (decrease) the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, by approximately $_____ million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same.

We may also increase or decrease the number of shares we are offering. An increase (decrease) of ____ in the number of shares we are offering would increase (decrease) the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, by approximately $_____ million, assuming the public offering price stays the same.

We do not expect that a change in the offering price or the number of shares by these amounts would have a material effect on our intended uses of the net proceeds from this offering, although it may impact the amount of time prior to which we may need to seek additional capital.

We have not yet determined the amount of net proceeds to be used specifically for any particular purpose or the timing of these expenditures. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering. Pending our use of the net proceeds from this offering, we intend to invest a portion of the net proceeds in a variety of capital preservation investments, including short-term, interest-bearing instruments and United States government securities.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition, which could change in the future as our plans and business conditions evolve. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

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DIVIDEND POLICY

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. Our ability to pay cash dividends is subject to limitations imposed by state law. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

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MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is quoted on the OTCQB Market under the symbol “DTHR.” Our common stock was approved for quotation on June 18, 2014. As of the date of this prospectus, trading in our common stock has been limited.

The following table shows the range of high and low sales price information for our common stock as quoted on the OTC Markets for the calendar years 2016 and 2017 and for the first two quarters of 2018, giving retroactive effect to the Listing Reverse Split. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions. The prices in the following table do not reflect the implementation of the Listing Reverse Split.

Calendar Year	2018		2017		2016
	High	Low	High	Low	High	Low

First Quarter	$1.00	$0.52	$6.60	$5.52	$7.82	$7.82
Second Quarter	$0.70	$0.42	$30.00	$4.56	$7.82	$7.82
Third Quarter	$0.84	$0.30	$30.00	$1.00	$7.82	$4.60
Fourth Quarter			$2.00	$0.70	$6.75	$3.75

The following table shows the prices adjusted to reflect the Listing Reverse Split.

Calendar Year	2018		2017		2016
	High	Low	High	Low	High	Low

First Quarter	$20.00	$10.40	$132.00	$110.40	$156.40	$156.40
Second Quarter	$14.00	$8.40	$600.00	$91.20	$156.40	$156.40
Third Quarter	$16.80	$6.00	$600.00	$20.00	$156.40	$92.00
Fourth Quarter			$40.00	$14.00	$135.00	$75.00

The high and low sales prices for our common stock on September 24, 2018, were $0.51 and $0.36, respectively.

As discussed in more detail in this prospectus, our current management and business dates to September 2016. Our operations prior to that time were discontinued, and there likely is little, if any, correlation between historical stock prices prior to September 2016 and our operations since that time.

Additionally, trading in our stock is limited, and as such, relatively small sales may have a disproportionately large impact on the trading price. The prices shown in the table above reflect the price fluctuations resulting from relatively low volume of trades.

Holders

As of September 21, 2018 there were approximately 161 stockholders of record. This number does not include an indeterminate number of stockholders whose shares are held by brokers in street name. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.

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DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share is our net tangible book value divided by the number of shares of common stock outstanding as of June 30, 2018, after giving effect to the Listing Reverse Split. Our net tangible book value as of June 30, 2018 was $0.8 million, or $0.32 per share of common stock. Pro forma net tangible book value (deficit) gives effect to the Bridge Financing offering of 1,750,000 pre-split/87,500 post-split shares of common stock and warrants to purchase 3,500,000 pre-split/175,000 post-split shares of our common stock. Our pro forma net tangible book value as of June 30, 2018, giving effect to the Bridge Financing would have been approximately $2,593,138 million, or $ 0.04 pre-split/$0.77 post-split per share of our pro forma outstanding common stock.

Pro forma as adjusted net tangible book value is our pro forma net tangible book value, plus the effect of the sale of shares of our common stock in this offering at the assumed public offering price of $______ per share (based upon the last reported sale price of our common stock on the OTCQB on ______, 2018) and after deducting the underwriting discounts and commissions and other estimated offering expenses payable by us. Our pro forma as adjusted net tangible book value as of June 30, 2018 would have been approximately $______ million, or $______ per share. This amount represents an immediate increase in pro forma as adjusted net tangible book value of approximately $______ per share to our existing stockholders, and an immediate dilution of $______ per share to new investors participating in this offering. Dilution per share to new investors is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors.

The following table illustrates the per share dilution:

Assumed public offering price per share of common stock (based upon the last reported sale price of our common stock on the OTCQB on ______, 2018)			$
Net tangible book value per share as of June 30, 2018		$0.32
Increase (decrease) in pro forma net tangible book value per share attributable to the Bridge Financing		$1,780,775
Pro forma net tangible book value per share as of June 30, 2018	$
Increase in pro forma net tangible book value per share after this offering		$2,593,138
Pro forma as adjusted net tangible book value per share after this offering			$
Dilution in pro forma net tangible book value per share to new investors			$

Each $1.00 increase (decrease) in the assumed public offering price of $_____ per share (the last reported sale price of our common stock on the OTCQB on ______, 2018) would increase (decrease) the pro forma as adjusted net tangible book value, by $_____ per share and would decrease (increase) the dilution to new investors by $_____ per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated expenses payable by us. Each increase of ____________ shares offered by us would increase the pro forma as adjusted net tangible book value by $_____ per share and decrease the dilution to new investors by $_____ per share, assuming the assumed public offering price of $_____ per share (the last reported sale price of our common stock on the OTCQB on ______, 2018) remains the same and after deducting underwriting discounts and commissions and estimated expenses payable by us. Similarly, each decrease of ____________ shares offered by us would decrease the pro forma as adjusted net tangible book value by $_____ per share and increase the dilution to new investors by $_____ per share, assuming the assumed public offering price of $_____ per share (the last reported sale price of our common stock on the OTCQB on ______, 2018) remains the same and after deducting underwriting discounts and commissions and estimated expenses payable by us.

The information above assumes that the underwriters do not exercise their over-allotment option. If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value will increase to $______ per share, representing an immediate increase to existing stockholders of $______ per share and an immediate dilution of $______ per share to new investors.

If any shares are issued upon the exercise of outstanding options or warrants, you will experience further dilution. The above discussion and table are based on 50,641,277 pre-split/2,532,064 post-split shares of our common stock outstanding as of June 30, 2018 and excludes:

•	______ shares of our common stock underlying warrants to be issued to the representative of the underwriters in connection with this offering;
•	______ shares of common stock subject to the option to purchase additional shares given to the underwriters to cover over-allotments, if any (based on the closing price of $______ on the OTCQB on ______, 2018);
•	______ shares of our common stock to be issued to certain Bridge Financing investors in connection with this offering;
•	3,720,486 pre-split/186,024 post-split shares of common stock issuable upon exercise of outstanding options, at a weighted average exercise price of $0.50 pre-split/$10.00 post-split per share; and
•	6,553,860 pre-split/327,693 post-split shares of common stock issuable upon exercise of outstanding warrants, at a weighted average exercise price of $0.45 pre-split/$9.00 post-split per share.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2018:

•	on an actual basis;

•	on a pro forma basis to reflect the Bridge Financing;

•	on a pro forma as-adjusted basis to reflect the pro forma adjustments reflected above and the issuance and sale by us of _____ shares of our common stock in this offering at the assumed public offering price of $_____ per share (the last reported sale price of our common stock on the OTCQB on _____, 2018), after deducting underwriting discounts and commissions and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale.

You should read the following table together with “Description of Securities” appearing elsewhere in this prospectus, and our financial statements and related notes and the information set forth under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of June 30, 2018
	Actual	Pro Forma	Pro Forma As Adjusted(1)
Cash and cash equivalents	$90,192	$1,695,967
Total liabilities	$633,173	$2,508,173
Shareholders’ equity:	$365,610	$271,385
Preferred stock, 20,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $.001 par value; 600,000,000 shares authorized; issued and outstanding at June 30, 2018, 50,641,277 pre-split/2,532,064 post-split shares actual, 3,346,742 pro forma and ___ pro forma, as adjusted	$50,641	$2,532
Additional paid-in capital	6,356,696	6,404,805
Accumulated deficit	(6,041,727)	(6,135,952)
Total shareholders’ equity	$365,610	$271,385
Total capitalization	$998,783	$2,779,558

(1) The pro forma as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

Each $1.00 increase (decrease) in the assumed public offering price of $_____ per share (the last reported sale price of our common stock on the OTCQB on ______, 2018) would increase (decrease) the amount of cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization on an as adjusted basis by approximately $_____ million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of one million shares offered by us would increase (decrease) cash and cash equivalents, total stockholders’ equity and total capitalization on an as adjusted basis by approximately $___ million, assuming the assumed public offering price of $_____ per share (the last reported sale price of our common stock on the OTCQB on ______, 2018) remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

The above discussion and table are based on 50,641,277 pre-split/2,532,064 post-split shares of our common stock outstanding as of June 30, 2018 and excludes:

•	______ shares of our common stock underlying warrants to be issued to the representative of the underwriters in connection with this offering;
•	______ shares of common stock subject to the option to purchase additional shares given to the underwriters to cover over-allotments, if any (based on the closing price of $______ on the OTCQB on ______, 2018);
•	______ shares of our common stock to be issued to certain Bridge Financing investors in connection with this offering;
•	3,720,486 pre-split/186,024 post-split shares of common stock issuable upon exercise of outstanding options, at a weighted average exercise price of $0.50 pre-split/$10.00 post-split per share; and
•	6,553,860 pre-split/327,693 post-split shares of common stock issuable upon exercise of outstanding warrants, at a weighted average exercise price of $0.45 pre-split/$9.00 post-split per share.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview of the Company

Dthera Sciences was incorporated in the State of Nevada on December 27, 2012. On September 21, 2016, we acquired our current operating subsidiary, Dthera Sciences Operations, Inc.

We are a leading digital therapeutic company focusing on the elderly, and are working to improve the lives of seniors and individuals suffering from neurodegenerative diseases, as well as those who care for them. We have two core products: ReminX™, a consumer health product available for purchase for individuals suffering from social isolation and dementia; and DTHR-ALZ, a development-stage product that has been granted Breakthrough Device designation by the FDA for the mitigation of the symptoms of agitation and depression associated with Alzheimer's disease.

On September 21, 2017, our shares of common stock were approved for trading on the OTCQB Market.

Our principal offices are located at 7310 Miramar Road, Suite 350, San Diego, CA 92126.

We qualify as an “emerging growth company” as defined in the JOBS Act.

Recent Developments

Bridge Financing

Between September 14 and 21, 2018, we closed a private placement of our securities (the “Bridge Financing”), consisting of promissory notes in the aggregate face amount of $1,925,000, 1,750,000 pre-split/87,500 post-split shares of our restricted common stock, and warrants to purchase up to an additional 3,500,000 pre-split/175,000 post-split shares of our common stock. We sold the securities to accredited investors. The representative of the underwriters in this offering was engaged as our private placement agent in connection with the Bridge Financing, and we agreed to pay a commission of $60,000 to the representative of the underwriters in connection with their role as our private placement agent for the Bridge Financing. Net proceeds to us were approximately $1,650,000.

Promissory Notes; Extensions

On July 2, 2018, we issued a short-term note to an unrelated party for $100,000 due 60 days from the date of issuance, which was subsequently extended through October 31, 2018. The note bears an interest rate of 12% per annum, and we have the right to pre-pay with no penalty or premium. Our obligation to repay the note was secured by the grant of a security interest in our assets.

On July 2, 2018, we received $50,000 for a short-term promissory note to an unrelated party due 60 days from the date of issuance, which was subsequently extended through October 31, 2018. The note bears interest at a rate of 12% per annum, and we have the right to pre-pay with no penalty or premium. Our obligation to repay the note was secured by the grant of a security interest in our assets.

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Amendments and Extensions of Promissory Notes

In connection with the Bridge Financing transactions, we amended and extended certain other outstanding promissory notes, as follows:

-	On May 11, 2018, we issued a short-term promissory note to an unrelated party for $50,000 due 30 days from the date of issuance, which was extended through October 31, 2018. The note bears an interest rate of 14.4% per annum, and we have the right to pre-pay with no penalty or premium. Our obligation to repay the note was secured by the grant of a security interest in our assets. Subsequently, we entered into an “Amendment to Promissory Note and Subordination Agreement” with the holder of this note, pursuant to which the holder agreed to have its security interest and right to receive payment on the note subordinated to one or more of our senior lenders. All other terms remained the same.

-	On June 28, 2018, we received $50,000 for a short-term promissory note to an unrelated party due 60 days from the date of issuance. The note bears interest at a rate of 12% per annum, and we have the right to pre-pay with no penalty or premium. Our obligation to repay the note was secured by the grant of a security interest in the assets of the Company. Subsequently, we entered into an “Amendment to Promissory Note and Subordination Agreement” with the holder of this note, pursuant to which the maturity date of this note was extended through October 31, 2018, and the holder agreed to have its security interest and right to receive payment on the note subordinated to one or more of our senior lenders. All other terms remained the same.

-	On July 2, 2018, we issued a short-term promissory note to an unrelated party for $50,000 due 60 days from the date of issuance (September 26, 2018). The note bears interest at a rate of 12% per annum, and we have the right to pre-pay with no penalty or premium. Our obligation to repay the note was secured by the grant of a security interest in the assets of the Company. Subsequently, we entered into an “Amendment to Promissory Note and Subordination Agreement” with the holder of this note, pursuant to which the maturity date of this note was extended through October 31, 2018, and the holder agreed to have its security interest and right to receive payment on the note subordinated to one or more of our senior lenders. All other terms remained the same.

-	On July 2, 2018, we issued a short-term note to an unrelated party for $100,000 due 60 days from the date of issuance. The note bears an interest rate of 12% per annum, and we have the right to pre-pay with no penalty or premium. Our obligation to repay the note was secured by the grant of a security interest in the assets of the Company. We subsequently entered into an “Amendment to Promissory Note and Subordination Agreement” with the holder of this note, pursuant to which the maturity date of the above short-term promissory note of $100,000 was extended through October 31, 2018, and the holder agreed to have its security interest and right to receive payment on the note subordinated to one or more of our senior lenders. All other terms remained the same.

Closing of Pre-Rollout Offering

On July 23, 2018, we announced that we had closed a private placement offering of shares of our common stock (the “Pre-Rollout Offering”). We commenced the Pre-Rollout Offering in late 2017.

As of the date of the closing of the Pre-Rollout Offering, we had sold a total of approximately 3,925,274 pre-split/196,264 post-split shares of our common stock in the Pre-Rollout Offering, and had raised an aggregate of approximately $2,551,350.

The Pre-Rollout Offering was made to accredited investors only. No warrants or other securities were offered in the Pre-Rollout Offering.

Listing Reverse Split

On September 25, 2018, a reverse stock split (the “Listing Reverse Split”) of our authorized and outstanding common stock took effect. The ratio of the Reverse Split was 1:20, meaning one new share was issued for each twenty old shares of our common stock. In lieu of issuing fractional shares, our transfer agent was instructed to round up to the nearest whole share.

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Following the Listing Reverse Split, we had 600,000,000 shares of common stock authorized, and had 2,570,525 shares of common stock outstanding.

Results of Operations

Year Ended December 31, 2017 Compared to the Year Ended December 31, 2016

The information below relating to historical data for the periods ended December 31, 2017 and 2016, relate to the operations of our wholly owned operating subsidiary, Dthera Sciences Operations, and not to our prior business and operations as Knowledge Machine International, Inc., which were terminated following the closing of the following reorganization transaction (the “DSO transaction”). On September 21, 2016, we entered into a share exchange transaction with Dthera Sciences Operations (“DSO”), pursuant to which our prior business was terminated, and DSO became our wholly owned operating subsidiary, and the business of DSO became our business. Additionally, all of the prior management, including all officers, directors, and employees, resigned in connection with the DSO transaction.

Gross Revenue. Gross revenue for the years ended December 31, 2017 and 2016, was $0. Accordingly, there were no costs of goods sold. We were previously operating in the cutlery sales market, but that business was sold in connection with the DSO transaction, and our current operating subsidiary was acquired which operates in the technology market. Our new line of business is in the development stage and has not yet recognized any revenue.

Operating Expenses

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2017, totaled $1,809,076, a 162% increase compared to general and administrative expenses of $690,248 for the year ended December 31, 2016. The increase is due to our amortizing stock options as compensation and increases in consulting fees in 2017.

Professional Fees

Professional fees for the year ended December 31, 2017, totaled $613,705, a 79% increase compared to professional fees of $343,694 for the year ended December 31, 2016. The increase is due to our incurring additional audit and review fees in the first and second quarters in 2017 and an increase in legal fees and in compensation to consultants.

Other Expenses

Interest Expense

Interest expense for the year ended December 31, 2017, totaled $185,843, a 47% increase compared to interest expenses of $126,115 for the year ended December 31, 2016. The increase is due to additional interest expense and the full amortization of debt discounts due to payment of all convertible notes in the current year.

Derivative Expense

Derivative expense for the year ended December 31, 2017, totaled $0, a 100% decrease compared to derivative expense of $37,616 for the year ended December 31, 2016. The decrease is due to our not issuing any derivative instruments in the current year.

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Gain on Derivative Liability

Gain on derivative liability for the year ended December 31, 2017 totaled $142,835, a 331% increase compared to gain on derivative liability of $33,114 for the year ended December 31, 2016. The increase is from revaluing the derivative instruments before the instruments settled during the year.

Gain (Loss) on Settlement of Debt

Loss on settlement of debt for the year ended December 31, 2017, totaled $91,593, as compared to gain on settlement of debt of $34,874 for the year ended December 31, 2016. The decrease is from settling convertible notes and accrued interest for stock and cash during the year.

Impairment of Intangible Assets

Impairment of intangible assets for the year ended December 31, 2017, totaled $0, a 100% decrease compared to impairment of intangible assets of $58,960 for the year ended December 31, 2016. The decrease is due to our impairing the intangible asset purchased with stock in the prior year.

Net Loss

For the reasons stated above, our net loss for the year ended December 31, 2017, was $2,558,547, compared to net loss of $1,194,804 for the year ended December 31, 2016.

Results of Operations – Three and Six Months Ended June 30, 2018, Compared to the Three and Six Months June 30, 2017

Operating Expenses

General and Administrative Expenses

General and administrative expenses for the three and six months ended June 30, 2018, totaled $835,521 and $1,418,305, respectively, a 33% and 10% decrease, respectively, compared to general and administrative expenses of $1,245,545 and $1,582,382 for the three and six months ended June 30, 2017, respectively. The decrease is due to a reduction in estimated compensation expense versus payments in the prior period in addition to decreased stock compensation expense in the current year.

Research and Development Expenses

Research and development expenses for the three and six months ended June 30, 2018, totaled $53,488 and $78,188, a 29% and 14% decrease, respectively, compared to research and development expenses of $75,699 and $91,334 for the three and six months ended June 30, 2017. The decrease is due to capitalization of software development costs as technological feasibility was achieved in January 2018.

Other Expenses

Interest Expense

Interest expense for the three and six months ended June 30, 2018, totaled $1,837 and $2,117, a 100% increase and 99% decrease, respectively, compared to interest expenses of $0 and $185,847 for the three and six months ended June 30, 2017. The increase is due to $100,000 of new borrowings in the six months ended June 30, 2018, and the decrease due to full amortization of debt discounts due to payment of all convertible notes in the prior year.

Gain on Derivative Liability

Gain on derivative liability for the six months ended June 30, 2017 was $142,835 with no related gains in other comparable periods. The gain is from revaluing the derivative instruments before the instruments settled during the prior year.

Loss on Settlement of Debt

Loss on settlement of debt for the six months ended June 30, 2017 was $91,593 with no related gains or losses in the other comparable periods. The loss resulted from settling convertible notes and accrued interest for stock and cash during the prior year.

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Loss on disposal of assets

For the three and six months ended June 30, 2018, we recognized $3,391 and $6,170, respectively, as a loss on disposal of our fixed assets, with no related expense in the three and six months ended June 30, 2017. The increase is due to our disposing of damaged equipment in the current period.

Net Loss

For the reasons stated above, our net loss for the three and six months ended June 30, 2018, was $894,237 and $1,504,780, compared to net loss of $1,321,244 and $1,808,321 during the three and six months ended June 30, 2017.

Liquidity and Capital Resources

As of the June 30, 2018, we had cash and restricted cash of $90,192, prepaid expenses of $630,014 and deposits of $3,200, compared to cash and restricted cash of $323,483, prepaid expenses of $95,176, and deposits of $2,500 for the year ended December 31, 2017. The decrease in cash is due to our prepaying for hardware to be shipped in the third quarter of the current year. The increase in prepaid expenses is related to prepayment on 5,000 tablets ordered offset by prepayments for insurance and marketing services in the fourth quarter of 2017, which were amortized during the three and six months ended June 30, 2018. We had current liabilities of $633,173 consisting of accounts payable, accrued expenses, deferred revenue, and related party advances as compared to current liabilities totaling $438,272 for the year ended December 31, 2017. The increase in current liabilities is directly related to our increasing accrued payables related to consultants and employees including increases in deferred revenue and in expenses paid by related parties. As of the six months ended June 30, 2018, we had working capital of $90,233 which increased when compared to a working capital deficit of $17,113 for the year ended December 31, 2017.

We incurred operating losses and had negative operating cash flows for the three and six months ended June 30, 2018 and may continue to generate negative cash flows as we implement our business plan for the future. There can be no assurance that our continuing efforts to execute our business plan will be successful and that we will be able to continue as a going concern as the report of our independent registered public accounting firm with respect to our financial statements for the years ended December 31, 2017 and 2016, indicates that our recurring losses and negative cash flows from operations and the need for additional capital raise substantial doubt about our ability to continue as a going concern. During the three and six months ended June 30, 2018 we had a net loss of $894,237 and $1,504,780, respectively, and a net loss of $1,321,244 and $1,808,321 for the three and six months ended June 30, 2017, respectively. We had net cash used in operations of $1,683,409 and $738,975 in the six months ended June 30 2018 and 2017, respectively. The consolidated financial statements have been prepared assuming that we will continue as a going concern; however, the above conditions raise substantial doubt about our ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should we be unable to continue as a going concern.

On July 23, 2018 we closed our private placement launched in the fourth quarter of 2017, raising $2,551,350 in exchange for 3,925,274 pre-split/196,264 post-split shares. We intend to raise additional financing to support the launch of the ReminX product. As of June 30, 2018, we had current liabilities of approximately $633,173. If we are not able to raise additional capital that may be needed, it is probable that we will be unable to meet our obligations as they become due within one year from the issuance date of this filing and could have a material adverse effect on our future business plans. Management believes that if we are not able to consummate this offering, we would have to find other sources of financing to complete our business plans for the future. There can be no guarantee that we would obtain financing with terms that are acceptable to us, in which case, we may have to limit our expansion of new products or limit our working capital.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

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BUSINESS

Historical Background

We are a leading digital therapeutic company focusing on the elderly, and are working to improve the lives of seniors and individuals suffering from neurodegenerative diseases, as well as those who care for them. We have two core products: ReminX™, a consumer health product available for purchase for individuals suffering from social isolation and dementia; and DTHR-ALZ, a development-stage product that has been granted Breakthrough Device designation by the FDA for the mitigation of “the symptoms of agitation and depression associated with major neurocognitive disorder of the Alzheimer's type.”

We were incorporated in the State of Nevada on December 27, 2012. On September 21, 2016, we acquired our current operating subsidiary, Dthera Sciences Operations, Inc.

On September 21, 2017, our shares of common stock were approved for trading on the OTCQB Market.

Our principal offices are located at 7310 Miramar Road, Suite 350, San Diego, CA 92126.

We qualify as an “emerging growth company” as defined in the JOBS Act.

Dthera Business; Products

We have two core products: ReminX™, a consumer health product available for purchase for individuals suffering from social isolation and dementia; and DTHR-ALZ, a development-stage product that has been granted Breakthrough Device designation by the FDA for the mitigation of the symptoms of agitation and depression associated with Alzheimer's disease.

The ReminX product

The ReminX Product is a consumer health product that is comprised of three key components: A ReminX computer tablet, an AI chatbot, and a biofeedback loop.

ReminX Tablet: The first component is the customized ReminX computer tablet (the “Tablet”). The Tablet is specifically designed for use by individuals with neurodegenerative diseases or the elderly who are not able to operate standard consumer tablets or other electronics. The Tablet has no user interface, no buttons on the screen, and no wires. It presents itself more closely to a detachable digital photo frame that charges in a docking station without having to be plugged in. The absence of wires, buttons, or confusing interfaces is critical to making the product accessible to these patients and demographic group. Additionally, the Tablet is wrapped in a protective foam casing to increase durability of the Tablet if it is dropped or thrown. The speakers and sound system have been custom designed to maximize volume and clarity in comparison to off-the-shelf tablets, as required for seniors who may have experienced hearing loss. A charging docking station is also included, that serves as a cradle to hold the Tablet when not in use while also allowing for charging of the Tablet in a cordless manner, and powerful magnets make sure that the Tablet lands securely into the dock.

The ReminX Tablet Software (the “Software”), drives the display of media content on the Tablet. The Software combines a simplified viewing experience for the end user while simultaneously incorporating monitoring and tracking functionality for caregivers and administrators. Because the Software has no user interface, the end user does not need to press any buttons or touch screen icons. This is critical since many seniors not only have difficulty operating electronics, but they often have less moisture in their finger pads, leading to smaller detectable difference in capacitance between their finger and the Tablet screen. The user simply lifts the Tablet off of the docking station and it automatically begins to play calming, positive, and personalized media.

AI Chatbot: The second component of the ReminX Product is an AI chatbot that interacts with family, friends, and other caregivers, encouraging them to provide photos, voice narration, video content, and music selections, and to optimize the content into personalized stories for their loved one. The AI chatbot is a conversational goal-seeking tool, using natural language conversation, that understands the requirements of the end user (patient) and tries to get the caregivers to complete tasks that satisfy the requirements. The AI chatbot was designed specifically to make it easy to contribute content with minimal investment of time and effort on the part of the caregiver.

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Interaction with the ReminX Product by content contributors such as family caregivers is primarily driven through text message communication. Each family is given a private concierge phone number that is shared among the family. The AI chatbot guides family members to text photos or videos to the concierge number as well as to narrate stories over the photos via voicemail. The content is then organized automatically by ReminX and appears on the end user’s tablet as stories. The concierge phone number can be given to the customer’s family and friends so they can also contribute content and collaborate in the care of the end user.

In addition to text messaging, the ReminX product has several additional channels of content collection. These include the ReminX Family Mobile App (iOS/Android), the ReminX Family Web App, and email. These modalities duplicate many of the functions that are available via text message, providing caregivers with multiple options to contribute and organize content, depending on their preference. We intend to continue to develop innovative content collection methods to ensure that the end user is given the highest quantity and quality of content possible.

Feedback Loop: ReminX uses feedback from the patient during use of the device. This patient feedback is gathered from play statistics (e.g., how long or often a patient views certain stories) and reactionary facial cues from the patient (e.g., smile, closed eyes, titling head). Changes in facial expressions are monitored using a combination of the front-facing camera on the computer tablet and customized software that analyzes facial landmarks (29 points on the face). Play statistics track how many times content is viewed, how long content is watched, as well as other qualitative and quantitative metrics and can link certain facial cues to specific content. Together, we believe these features can be utilized to recognize preferences and levels of engagement from the patient.

The AI chatbot notifies the family on how the patient is responding to different types of content. This allows the family to: (a) obtain updates on the status of their loved one and their loved one’s engagement with the product; and (b) to encourage the family to continue sending content that is related to positive facial responses and high levels of engagement. For example, if grandmother smiles, her grandchildren will be more likely to want to provide more of that kind of content because they can see that those types of memories are helping to improve their grandmother’s day.

Therefore, the feedback loop is intended to ensure the delivery of more personalized, positive therapeutic content for the patient, and at the same time to update family caregivers on the status of their loved one via their mobile devices.

The feedback software runs locally on the device, and only facial landmark values are captured rather than facial images themselves, in order to eliminate privacy concerns.

The DTHR-ALZ product

DTHR-ALZ is a development-stage medical device that has been granted Breakthrough Device designation by the FDA for the mitigation of the symptoms of agitation and depression associated with Alzheimer's disease. DTHR-ALZ utilizes aspects of the ReminX platform, but is a distinct product with distinct intended use.

Our management anticipates that DTHR-ALZ will be the first non-pharmacological prescription treatment for the symptoms of Alzheimer’s disease, and it is expected be used primarily in the senior living, skilled nursing, and home care/home health sectors. Artificial intelligence and additional biofeedback capabilities are under development that are expected to enable facial expressions to be detected, for the system to learn from the patient’s usage of the product, and for the content to be adjusted automatically in response to the biofeedback. This automated biofeedback loop is expected to enable the therapeutic device to focus on positive memories and to personalize and optimize the content for each patient. Further, management anticipates that the overall hardware and software design will enable high quality Reminiscence Therapy to be delivered frequently, consistently, and with minimal investment of time and resources by caregivers. The goal is to provide a more effective form of Reminiscence Therapy.

DTHR-ALZ was granted Breakthrough Device designation by the FDA on August 20, 2018. Under the Breakthrough Devices program, a provision of the 21st Century Cures Act, the FDA works with medical device developers to expedite development assessment and review in order to give patients more timely access to diagnostic and therapeutic medical devices. According to the FDA, a “Breakthrough Device” is a medical device that may be more effective at treating or diagnosing a life-threatening or irreversibly debilitating disease or condition compared to the current standard of care and the device meets at least one of the following criteria: (1) represents a breakthrough technology; (2) no approved or cleared alternatives exist; (3) offers clinically significant advantages over existing approved or cleared alternatives; or (4) the availability of the device is in the best interest of patients. To our knowledge, we are only the second digital therapeutics company to obtain Breakthrough Device designation from the FDA. We are currently working with our outside advisors to determine the appropriate next steps relating to accelerating development of the DTHR-ALZ product.

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Recent Developments

ReminX Commercial Rollout

We announced on August 1, 2018, that we had commenced sales of ReminX™, a consumer health product designed to digitally deliver Reminiscence Therapy to individuals suffering from dementias and social isolation.

Along with the initial rollout, we commenced sales using the Direct-Response Consumer Health (DRCH) model, described in “Business – Business Model” below.

Breakthrough Designation for DTHR-ALZ Product

As discussed above, on August 20, 2018, the FDA granted Breakthrough Device designation to our development-stage product, DTHR-ALZ. The Breakthrough Device designation applies only to our development-stage product, DTHR-ALZ, and does not apply to our ReminX product.

Under the Breakthrough Devices program, a provision of the 21st Century Cures Act, the FDA works with medical device developers to expedite regulatory review in order to give patients more timely access to a Breakthrough Device. A “Breakthrough Device” is a device that may be more effective at treating or diagnosing a life-threatening or irreversibly debilitating disease or condition compared to the current standard of care.

As noted above, we are currently working with our outside advisors to determine the appropriate next steps relating to accelerating development of the DTHR-ALZ product.

Market Overview

The United States population is rapidly aging, with 21% of the population, or 74 million people, expected to be older than 65 by 2030.

Social Isolation

Social Isolation is estimated to impact up to 50% of seniors, and loneliness has been shown to affect approximately one-third of adults later in life. Social isolation in older adults is estimated to be associated with $6.7 billion in added Medicare spending annually. Social Isolation and loneliness can have a significant impact on health and quality of life, with health risks comparable to smoking, obesity, high blood pressure, and high cholesterol. Prolonged isolation has been estimated by the AARP to be equivalent to smoking 15 cigarettes a day, and in another study it was shown to increase the likelihood of mortality by more than 25%.

Social Isolation in older adults has been associated with decreased resistance to infection, cognitive decline and mental health conditions such as depression and dementia, increased numbers of falls, increased emergency department admissions, longer hospital stays and delayed discharges, increased drinking and smoking, sedentary lifestyle, and poor nutrition. Unfortunately, there are no interventions that have been shown to be effective in reducing Social Isolation or loneliness on a large scale.

Alzheimer’s Disease and Other Dementias

There are more than 5 million Americans suffering from Alzheimer’s disease and related dementias. The cost of care for dementia patients is expected to quadruple from $277 billion in 2018 to more than $1.1 trillion in 2050. Dementia is also a growing problem for the military, and veterans with traumatic brain injury (TBI) in particular have been shown to have an increased risk of developing dementia.

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According to the Alzheimer’s Association, Alzheimer’s dementia “is the only top 10 cause of death that cannot be prevented, cured or even slowed.” There are currently four drugs that are FDA approved to treat the symptoms of Alzheimer’s disease, but they have shown only moderate and short-term benefits on a limited number of symptoms. Most high-profile Alzheimer’s drugs under development have had disappointing results, leading some of these companies to abandon Alzheimer’s research altogether. For these reasons, organizations such as the Alzheimer’s Association and National Institute of Aging have been increasingly focusing on non-pharmacological approaches that can target mood and physiological distress, rather than on pharmacological approaches that slow the progression of cognitive deficits. The Alzheimer’s Association specifically states that “non-pharmacologic approaches should be tried as a first-line alternative to pharmacologic therapy for the treatment of behavioral and psychotic symptoms of dementia.”

What is Digital Therapeutics?

The term “Digital Therapeutics” refers to using a digital system to treat or impact a medical condition, much as one might use a drug, a human counselor, or surgery. Digital Therapeutics provide information and can be used alongside face-to-face physician consultancy. Many digital therapeutics initiatives can be used to support treatment as well as function as lifestyle tools to help manage health and well-being. As such, Digital Therapeutics technologies are used both as stand-alone and in combination with conventional therapies.

The goal of Digital Therapeutics is to mirror an effective treatment already in use through the use of software technology, and to scale it to a large patient population. Digital Therapeutics have been proposed for chronic condition management, behavior management, acute intervention, and other uses. Our management believes that ReminX is ideally positioned to be used as a Digital Therapeutics tool in the field of Reminiscence Therapy to work with patients with Dementia and/or Social Isolation in both inpatient and at home settings.

What is Reminiscence Therapy?

Mosby’s Medical Dictionary defines Reminiscence Therapy as:

“A psychotherapeutic technique in which self-esteem and personal satisfaction are restored, particularly in older persons, by encouraging patients to review past experiences of a pleasant nature. It is used in Alzheimer's disease when initially long-term memory stores are more intact than short-term and in other forms of dementia.”

Reminiscence Therapy typically involves the discussion of past activities, events and experiences with another person or group of people, usually with the aid of tangible prompts such as photographs, household and other familiar items from the past, music and archive sound recordings. Reminiscence Therapy groups may involve group meetings in which participants are encouraged to talk about past events at least once a week. Reminiscence Therapy may also involve individual sessions, in which the person is guided through life experiences, encouraged to evaluate them, and may produce a life story book. Family caregivers are increasingly involved in reminiscence therapy.

Reminiscence Therapy has been shown in published clinical studies to have a positive impact on mood and cognitive performance in individuals with Alzheimer’s or other dementias, as well as in older adults with Social Isolation. Specifically, Reminiscence Therapy has been found to reduce depression, apathy, agitation, and loneliness, while improving cognitive performance, behavioral functioning, mood, communication, interaction, quality of life, life satisfaction, well-being, self-esteem, activities of daily living, and social activities. The Alzheimer’s Association’s 2018 Dementia Care Practice Recommendations describes Reminiscence Therapy as an evidence-based therapy that is “one of the most popular psychosocial interventions in dementia care” and with potential benefits to mood, depression, and agitation or distress.

The “continuity theory” is believed to be the theoretical basis for the success of Reminiscence Therapy. “The elderly use the familiar knowledge, skills, and strategies to develop stable patterns of activity and adapt to aging. Remote memory, within which reminiscence processes occur, is usually the last system to deteriorate in the elderly. Increased use of remote memory in older adults improves general cognitive function.”

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The primarily challenge to Reminiscence Therapy is that it is highly labor intensive and is impractical to deliver on a daily basis. It is costly for paid caregivers to devote time to one-on-one or group therapy sessions. Similarly, it is burdensome on family caregivers to provide Reminiscence Therapy to their loved one, both due to the time commitment and the highly repetitive nature of delivering Reminiscence Therapy.

Digital Therapeutics and Reminiscence Therapy

Our goal is to apply the concepts of digital therapeutics to replicate and improve upon Reminiscence Therapy and to make the intervention scalable for the first time. This approach is expected to enable Reminiscence Therapy to be provided more frequently, with more consistency, in a more personalized manner, and with minimal investment of time and resources.

Use of ReminX in the Context of Reminiscence Therapy

Our digital therapeutic approach to Reminiscence Therapy is intended to allow caregivers to digitally deliver photos, videos, and audio narration from their smartphones as a way to share memories with loved ones who are suffering from Social Isolation or dementia. This digital content automatically begins to play as calming, positive, and personalized stories when the patient lifts the customized ReminX tablet from its docking station. Unlike traditional Reminiscence Therapy, there are no structured time requirements or one-on-one administration needed to deliver the therapy.

Multiple family members can create digital “stories” through the ReminX platform. The digital stories are stored in the cloud and can be accessed at any time by the patient, either alone or with a caregiver. The ReminX technology makes creating the stories easy, guiding the user by asking for photos, videos, voice narration, and music selections via text message, mobile app, or web app. ReminX then organizes and delivers the content, and prompts the creation of additional and related stories.

For example, a family member may be asked to text a photo of the family home and to provide audio narration about their memories of the home using by leaving a voicemail on a dedicated concierge phone number. The Platform will link the audio narration to that photo so that when the patient picks up the tablet, the narrated story will play over the photo automatically. ReminX also prompts the family member to include photos and stories from different categories, including places the patient has lived, neighborhood friends, and other family members. Because the photos and stories are stored in the cloud, multiple family members can work together to create a library of stories that the patient can watch, listen to, and enjoy repeatedly.

We believe that our engineers have made the Platform user-friendly, both on the content-creation side (for the caregiver), and on the content-viewing side (for the patient). There is no user interface for the patient on the content-viewing side. Patients will be given a tablet with no menus or buttons on the screen; a patient simply picks up the tablet to begin viewing stories. Overcoming the possible fear of new technology by a patient is almost entirely circumvented. Family members and caregivers can help the patient to start viewing, but can attend to other duties while the patient watches and listens. On the content-creation side, the caregiver can provide digital content using the approach that is most convenient to each individual caregiver, including text message, voicemail, mobile app (on their iOS/Android device), and web app (on a computer). An AI chatbot guides the caregiver through the process on the text message and mobile app platforms.

Proof of Concept Study

A proof of concept study was performed with the University of California, San Diego (“UCSD”), for the in-home use of ReminX for individuals with mild to moderate dementia. The study examined the impact of ReminX digital therapeutic software system on emotional functioning in 14 patients with dementia and their caregivers. Patients were recruited from an outpatient neuropsychological clinic at UCSD, and were evaluated in their home and given questionnaires assessing their levels of depression, anxiety, and overall emotional distress. Patients then viewed the stories and immediately after were re-assessed using the same set of questionnaires.

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Results indicated that patients reported significantly less anxiety, depression, and overall emotional distress after having viewed their story. Furthermore, patient’s caregivers also reported that the patient appeared less emotionally distressed. The effect sizes for the significant results were typically large and ranged from 0.76 to 0.91, suggesting that digital therapeutic software can have an immediate and positive impact on emotional functioning in patients with dementia. In addition, the accessibility and ease of use of the software system suggests that this technology holds great promise for bringing important aspects of Reminiscence Therapy to patients with dementia who are suffering from various mood symptoms.

The study results were presented at the 40th Annual International Conference of the IEEE Engineering in Medicine and Biology Society (“EMBC18”), in Honolulu on July 20, 2018, and have been published in the EMBC18 conference proceedings.

Scale of the Markets (United States)

Our management believes that the potential market for Digital Therapeutic products targeting the elderly and those with neurodegenerative diseases such as Dementia are significant, and will continue to grow for the foreseeable future.

As of 2018, we believe that our addressable market inclusive of socio-economic status, age and intended use/clinical indications is approximately 10 million people and growing rapidly as the baby boomer generation continues to age into the targeted demographic.

The market can be derived from two sets of data: aging demographics and cost of care figures. Highlights of the market opportunities include:

-	General Demographics:
	o	In 2010, the American Association of Retired Persons (AARP) did a nationally representative study in 2010 and found that about 40% of seniors are lonely or feel socially isolated
	o	The 70+ population in the United States, which is expected to grow faster than any other age group—from 28 million in 2010 to 53 million by 2030
Source: https://finance.yahoo.com/news/trilogy-capital-group-aeon-partners-140951456.html

-	Alzheimer’s Association Facts and Figures:
	o	5.7 million Americans living with Alzheimer’s and by 2050, the number is projected to nearly triple and rise to 14 million
	o	For 2018, total payments for health care, long-term care and hospice are estimated to be $277 billion, of which $186 billion were Medicare and Medicaid payments. By 2050, the projected cost to society will be $1.1 trillion (In 2018 dollars)
Source: https://www.alz.org/facts/

We believe that the current estimated addressable market is a reasonable figure, and that with the mixture of continued aging of America’s largest generation and our research and development of scalable therapies for additional indications, the addressable market will expand heavily in the coming years.

Business Model

We expect to market and sell our initial product ReminX through five possible sales channels.

Direct-Response Consumer Health (DRCH)

The primary near-term sales channel we are pursuing is the Direct-Response Consumer Health (DRCH) channel, starting with the initial rollout of the ReminX Product in the third fiscal quarter of 2018. We plan to market the ReminX Product directly to the family members and caregivers of individuals who may be suffering from Social Isolation or several neurodegenerative diseases such as Dementia. ReminX is a subscription service with a recurring monthly fee or an annual fee.

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A this time, those who wish to purchase the ReminX Product have three payment options: (1) $299 annually; (2) $99 up front and $33/month thereafter; or (3) a six-month contract at $33/month, and $33/month thereafter. The subscription will include unlimited access to the ReminX concierge text messaging service and Family App (no limit to users) and a Tablet/Docking System. It is expected that the ReminX Tablet/Docking System hardware will be owned by customers who pay annually (option 1). The hardware will be leased to the monthly subscribers (options 2 and 3) and must be returned if service is discontinued.

We feel the mechanism by which we execute this specific sales channel is somewhat proprietary and appears very unique to the space in which we operate. Our management believes that successful execution of this sales channel would give us a competitive advantage over other potential competitive products.

Senior Living/Revenue Shares - Institutional Sales

The second channel we intend to explore is the marketing of the product directly to Senior Living/Long Term Care management firms such as Independent Living (IL), Assisted Living (AL), Memory Care (MC), and Adult Day Care (ADC) businesses. ReminX is expected to be offered to these institutions in larger quantities at volume pricing, which the institutions can then offer to their customers directly. Management plans to test this model with institutions in this sector to determine whether ReminX leads to improved patient care, caregiver satisfaction, or economic benefits to the institutions themselves. If management decides to pursue this sales channel, we expect to pursue it using direct contract-sales representatives.

Home Care and Home Health – Institutional Sales

The third channel we intend to explore is the marketing of the product directly to Home Care and Home Health management firms. We expect ReminX to be attractive to this market segment due to the increasing interest in “aging in place.” Home Care is a service provided by caregivers, usually called home care aides, who are trained to assist seniors with activities of daily living and companionship. Home health care is clinical medical care provided by a registered nurse, occupational therapist, physical therapist or other skilled medical professionals, and is often prescribed as part of a care plan following a hospitalization. Home Health may be covered by Medicare, Medicaid, or private pay, whereas Home Care is typically covered by private pay. ReminX is expected to be offered to these service providers in larger quantities at volume pricing, which the service provider can then offer to their customers directly. Management plans to test this model with service providers in this sector to determine whether ReminX leads to improved patient care, caregiver satisfaction, or economic benefits to the service providers themselves. If management decides to pursue this option, we expect to pursue it through direct contract-sales representatives.

Skilled Nursing/Cost Savings – Institutional Sales

Skilled Nursing Facilities (SNFs) operate with a different business model from those of IL, AL, and MC communities (collectively, “IL/AL/MC”) and, as such, cost-savings, specifically improving labor efficiency, is possibly the single highest priority for operators in this space. We intend to explore whether we believe that ReminX, with expanded use, can indeed reduce overtime costs, staff turnover, and improve quality scores within SNFs. If Management believes that we can demonstrate improvement, then we intend to directly market the product to SNFs as a cost saving service via contract sales force pursuing the IL/AL/MC channel.

FDA Approved and Reimbursed Medical Claims

We intend to develop additional products beyond ReminX. Some of these products may seek specific medical claims related to treating Alzheimer’s disease, dementia, or other conditions. These products may require FDA clearance or approval and may lead to reimbursement from third-party payors, including the Centers for Medicare & Medicaid Services (CMS) or private payors, although there can be no guarantee that we will be successful in obtaining such clearance or approval or of obtaining reimbursement from these payors.

Our management anticipates that our development-stage product, DTHR-ALZ, will be a medical device that will seek to make medical claims. Therefore, FDA clearance or approval will be required before marketing this product. On August 20, 2018, the FDA granted Breakthrough Device designation to this product. Under the Breakthrough Devices program, a provision of the 21st Century Cures Act, the FDA works with medical device developers to expedite regulatory review in order to give patients more timely access to a Breakthrough Device. A “Breakthrough Device” is a device that may be more effective at treating or diagnosing a life-threatening or irreversibly debilitating disease or condition compared to the current standard of care. CMS and/or private payor reimbursement will be sought for DTHR-ALZ and potentially other products.

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Other Therapeutic Uses

We are already exploring other applications of the platform targeting other indications with patients that could benefit from the core technology, some of which may be able to be pursued using the same sales channels listed above.

Intellectual Property

As of August 2018, we had one patent issued in the United States; three patent pending applications in the United States; one PCT application; and two provisional applications filed in the United States, all relating to our core technology. We acquired an issued patent from Seniors in Touch, U.S. Patent No. 7,721,946 “Senior Citizen Communication System,” which broadly covers the use of technologies to communicate with seniors in senior living facilities via the internet. Subsequently, several additional patent applications and provisional applications were filed that describe our core platform technology and related features, functions, and uses, as well as the hardware design and functionality. These patent applications and provisional applications cover uses both at home and in senior living facilities.

In summary, the following patent applications have been filed:

•	U.S. Patent No. 7,721,946 – SENIOR CITIZEN COMMUNICATION SYSTEM
•	U.S. Patent Application No. 20180052654 – STORY CAPTURE SYSTEM
•	PCT Application No. WO 2016/145408 – STORY CAPTURE SYSTEM
•	U.S. Patent Application 2018/0177973A1 - THERAPEUTIC USES OF DIGITAL STORY CAPTURE SYSTEMS
•	U.S. Patent Application (Unpublished) - ELECTRONIC DEVICE AND DOCKING STATION

Two provisional patent applications have also been filed, and trademark applications have been filed for the words “DTHERA” and “REMINX.”

Network

Substantially all of our communications, network and the computer hardware used to operate our websites are co-located in a third-party facility. In addition, we use a combination of third-party, Internet-based or cloud computing services and off-site backup services in connection with our business operations and our disaster recovery systems. We have designed our websites to be highly available, secure and cost-effective using a variety of proprietary software, third-party services and freely available and commercially supported tools. We can scale to accommodate increasing numbers of registered users by adding relatively inexpensive industry-standard software. We use encryption technologies and certificates for secure transmission of personal information between users and our websites.

Competition

Dthera takes its name from the term “Digital Therapeutics.” Digital Therapeutics (sometimes called “software-as-a-drug”) is a new subsection of digital health that strives to directly deliver a therapy via use or interaction with software technology. The goal of Digital Therapeutics is to mirror an effective treatment already in use but to do so through the use of technology to scale to a large patient population, thereby amplifying doctors’ and nurses’ care, changing patient behavior, and most importantly, reducing cost of care.

Unfortunately, pharmaceutical approaches to Alzheimer’s disease have not been particularly successful, with many high profile drugs providing disappointing results. For this reason, there has been a renewed focus on non-pharmaceutical approaches, including Digital Therapeutics, that can target mood and physiological distress, rather than on pharmaceutical approaches that slow the progression of cognitive deficits. Various non-pharmacological approaches have been developed or are under development, with limited acceptance as of the date of this prospectus. Digital reminiscence therapy products include personalized music platforms, virtual reality platforms to transport seniors to relive prior memories, and kiosk and desktop-based solutions for use in senior care facilities. Other related senior care products focus on family engagement, memory assessment, caregiver support and coaching, and technology simplification.

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Our digital therapeutic approach is unique in that it personalizes Reminiscence Therapy for the user into custom stories, utilizes and encourages family engagement, and enables family members to collaborate remotely in the care of their loved one. In addition, the solution is scalable, in that it is a low-cost platform only relying on a custom tablet, family members’ existing mobile devices, and the cloud. Therefore, the solution can be used at any home or senior care/memory care facility, and in rural and isolated settings where the purchase of equipment or specialized staff or caregiver training may not be practical. Due to its simple user interface, the fear of new technology adoption by a senior is almost entirely circumvented.

We believe that it has few direct competitors in its initial markets of Digital Therapeutics targeting the elderly and those with neurodegenerative diseases. We intend to compete on the basis of ease of use, technology, brand recognition, quality of products and service and support. Our competitive strategy may be significantly affected in the future by many external factors. Among them are marketing costs, technology and our current and future competitors’ pricing and marketing strategies.

As we build and develop additional digital therapeutics products and applications, we will continue to review and disclose information relating to competition in the digital therapeutic markets.

Research and Development

We incurred expenses of approximately $78,188 and $91,334, respectively, during the six months ended June 30, 2018 and 2017 for research and development activities. We incurred expenses of approximately $106,409 and $27,386, respectively, in 2017 and 2016 for research and development activities. These expenses include direct expenses relating to the development of our development and clinical programs for the ReminX and DTHR-ALZ Products. We also use consultants and other third parties to complement our internal capabilities.

Manufacturing

The customized Tablet is manufactured for us by a contract manufacturer based outside of the United States. The specific contract manufacturer being used was chosen because of their specialty in manufacturing customized Android tablets.

Facilities

We presently lease office space at 7310 Miramar Road, Suite 350, San Diego, CA 92126. The office space is approximately 3,500 square feet and presently houses all of our operations and activities other than the manufacturing of hardware. Hardware manufacturing presently takes place in China and is not expected to move.

Government Regulation

As of the date of this prospectus, management did not believe that the ReminX Product, as we plan to sell and market it, would subject us to regulation as a provider of healthcare products or a company making medical claims. ReminX is a consumer health product designed to digitally deliver reminiscence therapy to individuals suffering from Dementia and Social Isolation. However, no medical claims are made as to the specific or direct benefits that ReminX provides to these populations.

We plan to develop future products, including DTHR-ALZ, for which we hope to seek third-party payer coverage and reimbursement, as well as reimbursement from Medicare and other providers. Such plans likely will involve additional regulatory oversight of us and our subsequent products and services. There may be other healthcare-related laws and regulations that will become applicable to us. Compliance with such laws and regulations likely would involve additional costs and management time.

Employees

As of the date of this prospectus, we had one full-time employee, our Chief Executive Officer, and no part-time employees. Other than the Chief Executive Officer, all others working with us are consultants, working with us under consulting agreements. A total of 16 consultants work in a full-time capacity and most of whom are expected to be transitioned to employment agreements, as well as an additional three part-time direct-response contract salespersons.

Additionally, three consultants work in a part-time capacity with us. Management believes that our relationship with these consultants is good.

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Legal Proceedings

We are not a party to any material pending legal proceeding, arbitration or governmental investigation, and to the best of our knowledge, no such proceedings have been initiated against us.

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MANAGEMENT AND BOARD OF DIRECTORS

The following table sets forth information concerning our executive officers and directors, each of whom was appointed effective September 21, 2016, except for Mr. Martin, who was appointed effective April 9, 2018:

Name	Age	Title
Edward Cox	37	Director, Chairman, President, and Chief Executive Officer
David Keene	41	Director, Chief Technical Officer
Larry Morgan	67	Director
Steve R. Martin	57	Director

The Board believes that each director named below is highly qualified and has the skills and experience required for effective service on the Board. The directors’ individual biographies below contain information about their experience, qualifications and skills that led the Board to appoint them.

Edward Cox was appointed as our new Chairman of the Board and the Chief Executive Officer in September 2016. Mr. Cox also continues to serve as President and Chief Executive Officer, Chairman and a member of the Board of Directors of Dthera Sciences Operations Inc., positions he has held since February 6, 2015. Prior to that, he served as a Vice President and Executive Officer of Apricus Biosciences, Inc., a publicly traded company, from December 2009 through December 2014, in roles leading Commercial Development, Business Development, Investor Relations, and Corporate Development. Mr. Cox served as the President, Director and Secretary of Bio-Quant, Inc. from January 2007 until BioQuant’s merger with NexMed, Inc., which was renamed Apricus Biosciences. Prior to 2007, Mr. Cox served as an executive or board member of both public and private companies in the areas of Healthcare, Life Science, Technology and Resources. Mr. Cox holds a Master of Science in Management degree from the Warrington College of Business Administration at the University of Florida.

We selected Mr. Cox to serve on our board of directors and as our chairman due to the perspective and extensive experience he brings as one of the founders of EveryStory, and his years of experience in working with and growing public companies in the healthcare and life sciences fields.

David Keene was appointed as our Chief Technology Officer and a member of our Board of Directors in connection with the DSO transaction in 2016. Mr. Keene, the founder of EveryStory and a member of EveryStory’s Board of Directors from 2013 to 2016, is a veteran of the video game industry who has specialized in commerce and content delivery. Prior to founding EveryStory, from 2010 to 2013, Mr. Keene served as Chief Architect – Commerce Platform for Trion Worlds, Inc. At Trion, Mr. Keene led a group of senior engineers to create an innovative, world class commerce platform. Prior to Trion, Mr. Keene served as Senior Architect for the Sony PlayStation Network. While at Sony, Mr. Keene managed integrations with multiple global partner groups, added search and recommendation systems and oversaw the development of Sony’s content delivery and online commerce worldwide. He has advised and contributed to the commerce systems for many popular video game franchises.

We selected Mr. Keene to serve on our board of directors due to the perspective and extensive experience he brings as one of the founders of EveryStory, his technical background in software engineering and creation of software platforms, and his years of experience in working to create functionality by merging software with customized hardware.

Larry Morgan was appointed to Our Board of Directors in connection with the closing of the share exchange transaction with Dthera Sciences Operations in September 2016. Mr. Morgan is an executive with over 25 years of global experience in IT services, enterprise restructuring, and consulting industries. Mr. Morgan is President and CEO of The Noble Group, a consulting firm that advises early stage companies on growth strategies and the management of seasoned companies on funding and exit strategies. Mr. Morgan recently bought and became the CEO of TotalABA, a company that provides software as a service to therapists and clinics enabling them to be more productive and improve the quality of the lives of people with Autism Spectrum Disorders. He is expanding his clinical offerings and will deliver services through a new division called Entire Therapy.

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Mr. Morgan managed the turnaround of the international hosting, voice and data outsourcing division of Macquarie Telecom in Singapore and led the sale of the resulting profitable business. Prior to Macquarie, Mr. Morgan served as President and CEO of Virtela Communications, spearheading the turnaround that resulted in the foundation for Virtela’s eventual sale. From 1991 to 2005, Mr. Morgan had several executive positions, domestically, as well as in Singapore and The Netherlands, with increasing responsibility for Infonet Services Corporation. During his tenure Mr. Morgan led Infonet’s businesses in Asia Pacific, Europe, the Middle East and Africa. He was responsible for all IP, outsourcing and cloud computing products, expansion into India, and network coverage in 61 countries. He last served as Corporate Vice President and General Manager, and as a member of the executive due diligence and transition team in connection with the company’s sale to British Telecom. Mr. Morgan holds both a B.S. degree (Mathematics and Education) and an M.A. degree (Administration) from Villanova University.

We selected Mr. Morgan to serve on our board of directors due to the extensive experience he brings from his years in IT service industries and as a successful entrepreneur. His expertise building and growing early stage companies, including digital health companies working in the Autism Spectrum Disorder space, will ensure a significant contribution.

Steve R. Martin joined the Board of Directors effective April 9, 2018. Mr. Martin has served as Chief Financial Officer of AmpliPhi Biosciences Corporation since January 2016. Mr. Martin served as Senior Vice President and Chief Financial Officer of Applied Proteomics, Inc., a molecular diagnostics company, from December 2014 to August 2015. From June 2011 to December 2014, Mr. Martin served as Senior Vice President and Chief Financial Officer of Apricus Biosciences, Inc., a publicly traded pharmaceutical company, and served as the Interim Chief Executive Officer of Apricus from November 2012 through March 2013. From 2008 to January 2011, Mr. Martin served as Senior Vice President and Chief Financial Officer of BakBone Software, a publicly traded software company. During his final 10 months with BakBone until the company’s acquisition in January 2011, Mr. Martin also served as BakBone’s Interim Chief Executive Officer. During 2007 and 2008, Mr. Martin served as a senior consultant and Acting Chief Accounting Office of Leap Wireless International which operated Cricket Communications the domestic provider of voice and data communications. From 2005 to 2007, Mr. Martin served as Chief Financial Officer of Stratagene Corporation, a publicly traded research products and clinical diagnostics company. Mr. Martin’s previous experience also includes serving as Controller with Gen-Probe Incorporated, a publicly traded molecular diagnostics company, as well as 10 years with Deloitte & Touche LLP, a public accounting firm. Mr. Martin holds a B.S. degree from San Diego State University and is a certified public accountant (inactive).

In connection with his appointment to the Board of Directors, Mr. Martin was granted options to purchase up to 250,000 pre-split/12,500 post-split shares of our common stock. The terms of the options are as follows: the options vest one-third on the first anniversary of the date of grant; one-third on the second anniversary of the date of grant; and one-third on the third anniversary of the date of grant; the options have a contractual life of eight years from the date of grant; and the exercise price is $0.65 pre-split/$13.00 post-split.

Mr. Martin was selected to serve on the board of directors due to his experience as a chief financial officer, his background and experience with growing early stage public companies, and his background in public accounting. Mr. Martin has been serving as acting audit committee chair, with the anticipation that we will form an Audit Committee prior to listing on a national exchange.

Significant Employees/Consultants

Martin Culjat, Ph.D. was hired as our VP of Scientific & Regulatory Affairs in March 2018. In 2007, after completing his post-doctoral research in the UCLA Department of Surgery, he served as Engineering Research Director at the Center for Advanced Surgical and Interventional Technologies (CASIT), a cross-disciplinary medical device R&D center on the UCLA campus, and as Adjunct Assistant Professor in the UCLA Departments of Bioengineering and Surgery and the UCSB Department of Electrical and Computer Engineering. In these academic positions, over the period from 2008 to 2014, Dr. Culjat helped to raise and manage research funding focusing on surgical and image-guided devices, taught medical instrumentation courses, and published articles and books in a variety of technical and clinical disciplines. He also served as a scientific review panelist for the National Institutes of Health (NIH), National Science Foundation (NSF), and NASA’s National Space Biomedical Research Institute (NSBRI). From 2009 to 2016, Dr. Culjat was Co-Founder and Chief Innovation Officer at Farus, LLC, a medical device incubator, where he raised numerous federal contracts and grants, and partnered with various small businesses, academic groups, clinicians, and innovators to co-develop innovative medical device and digital health technologies. From 2014 to 2017, he served as Co-Founder and VP of Product Development for a spin-off of Farus focusing on wireless fetal monitoring, leading to FDA 510(k) clearance in 2017. From 2017 to 2018, he was VP of Product Management of CureMatch, Inc., a digital health company focusing on clinical decision support for precision oncology, where he managed the commercial launch of a product that analyzes and ranks millions of drug combination options for patients using proprietary AI algorithms. Since 2016, Dr. Culjat he has also done consulting for various startups in the medical device, biotech, and digital health industries. Dr. Culjat holds a B.S. in Bioengineering from UC San Diego and Ph.D. and M.S. degrees in Biomedical Engineering from UCLA.

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Dr. Culjat focuses on our product management, clinical validation, regulatory affairs, quality assurance, and reimbursement. He was instrumental in obtaining Breakthrough Device designation from the FDA for DTHR-ALZ, a development-stage medical device that is intended to mitigate the symptoms of agitation and depression associated with Alzheimer's disease.

Audit Committee

As of the date of this prospectus, we did not have a standing audit committee. We anticipate forming an Audit Committee prior to listing on a national exchange.

Compensation Committee

As of the date of this prospectus, we did not have a standing compensation committee. We anticipate forming a Compensation Committee prior to listing on a national exchange.

Nominating and Corporate Governance Committee

As of the date of this prospectus, we did not have a standing nominating and corporate governance committee. We anticipate forming a Nominating and Corporate Governance Committee prior to listing on a national exchange.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors. As described above under “Management and Board of Directors – Compensation Committee” we currently have no compensation committee. During the last completed fiscal year, Mr. Cox and Mr. Keene each participated in deliberations of our board of directors concerning executive officer compensation.

Director Independence

Nasdaq listing rules require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect to have two “independent directors” as defined in the Nasdaq listing rules and applicable SEC rules prior to completion of this offering. We expect a majority of our board of directors to be comprised of independent directors within twelve months from the date of listing to comply with the majority independent board requirement in Rule 5605(b) of the Nasdaq listing rules. We are actively engaged in the search for an additional independent director in order to comply with this requirement.

Additionally, under the Nasdaq listing rules we are required to establish an audit committee in compliance with Section 3(a)(58)(A) of the Exchange Act, and a compensation committee and nominating and governance committee comprised of independent directors. Under Nasdaq listing rule 5615(b)(1) a company listing in connection with its initial public offering is permitted to phase in its compliance with the independent committee requirements, the committee composition requirements and the majority independent board requirement. We intend to rely on the phase-in schedules set forth in Nasdaq listing rule 5615(b)(1). We are actively engaged in the search for an additional independent director in order to comply with these requirements.

Our board has determined that each of Mr. Morgan and Mr. Martin are independent directors under applicable SEC and Nasdaq listing rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Involvement in Certain Legal Proceedings

None of our directors, executive officers or control persons has been involved in any of the following events during the past five years: (i) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences); (iii) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or (iv) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

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Code of Ethics

As of the date of this prospectus, we had not adopted a Code of Ethics and Business Conduct. We anticipate adopting a Code of Ethics and Business Conduct in the third quarter of 2018.

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EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth information concerning the annual compensation awarded to, earned by, or paid to the named executive officers for all services rendered in all capacities to us and our subsidiaries for the years ended December 31, 2017 and 2016:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year Ended December 31,	Salary ($)		Stock Awards ($)	All Other Compensation	Total ($)
Edward Cox,	2017	116,395	(2)	$–	–	116,395
Chief Executive Officer	2016	–		$–	–	–

David Keene,	2017	121,542		$–	–	121,542
Chief Technical Officer	2016	8,200	(1)	$–	–	8,200

(1)	Mr. Keene was paid a total of $8,200 in the fourth quarter of 2016 as consulting fees, rather than salary, for software development. Additionally, Mr. Keene was paid $121,542 in the year ended December 31, 2017 for software development work.

(2)	Mr. Cox earned $116,395 and was paid a total of $47,000 in 2017.

Outstanding Equity Awards at Fiscal Year End (December 31, 2017)

As of December 31, 2017, Mr. Cox held warrants to purchase up to 1,393,242 pre-split/69,662 post-split shares, with an exercise price of $0.45 pre-split/$9.00 post-split per share. The warrants are exercisable beginning in August 28, 2019 and expire on August 28, 2021.

As of December 31, 2017, Mr. Keene held warrants to purchase up to 1,108,196 pre-split/55,410 post-split shares, with an exercise price of $0.45 pre-split/$9.00 post-split per share. The warrants are exercisable beginning in August 28, 2019 and expire on August 28, 2021.

Director Compensation

Neither Mr. Cox, Mr. Keene, nor Mr. Morgan received any compensation for their services as directors. All compensation paid to Mr. Cox and Mr. Keene was in connection with their services as officers, outlined above. As noted above, in connection with his appointment to the Board of Directors, Mr. Martin was granted options to purchase up to 250,000 pre-split/12,500 post-split shares of our common stock. The terms of the options are as follows: the options vest one-third on the first anniversary of the date of grant; one-third on the second anniversary of the date of grant; and one-third on the third anniversary of the date of grant; the options have a contractual life of eight years from the date of grant; and the exercise price is $0.65 pre-split/$13.00 post-split.

As of December 31, 2017, Mr. Morgan held options that would exercise into 56,013 pre-split/2,801 post-split shares of our common stock, with an exercise price of $0.43 pre-split/$8.60 post-split per share that are vested or exercisable as of year end. The options expire as of June 1, 2025. As of December 31, 2017, he held warrants to purchase up to 216,776 pre-split/10,839 post-split shares, with an exercise price of $0.45 pre-split/$9.00 post-split per share. The warrants are exercisable beginning in August 28, 2019 and expire on August 28, 2021.

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TRANSACTIONS WITH RELATED PERSONS

Other than compensation arrangements for our named executive officers and directors, we describe below each transaction or series of similar transactions, since September 21, 2016, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of our average total assets at year end for the last two completed fiscal years; and

•	any of our directors, executive officers, promoters or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

On September 21, 2016, we entered into a share exchange transaction with Dthera Sciences Operations (“DSO”), pursuant to which our prior business of was terminated, DSO became our wholly owned operating subsidiary, and the business of DSO became our business. Additionally, all of the prior management, including all officers, directors, and employees, resigned in connection with the DSO transaction. Accordingly, the information presented below constitutes only the related party transactions occurring since the DSO transaction. Information about the prior officers and directors, and any related party transactions therewith, may be found in our filings made prior to September 21, 2016.

Certain Relationships and Related Transactions

Acquisition of Intellectual Property

Beginning on August 28, 2017, we entered into a series of intellectual property purchase and assignment agreements (collectively, the “IP Agreements”) with certain of our officers, directors, and consultants, pursuant to which we purchased the intellectual and intangible property (collectively, the “Intellectual Property”) used by us in the operation of our business of operating a digital therapeutic company focused on reminiscence therapy.

We paid an aggregate of $361,000 to acquire the Intellectual Property from five individuals, of which $130,000 was paid to Edward Cox, our Chief Executive Officer, and $130,000 was paid to David Keene, our Chief Technical Officer.

The Board of Directors determined it to be in our best interests, in connection with our plans for development of its business and with potential future growth and business opportunities, to acquire the Intellectual Property from the various owners, all of whom had worked to develop the Intellectual Property, but who owned and held the rights to such Intellectual Property prior to the finalization of the IP Agreements.

Pursuant to the IP Agreements, we acquired outstanding Intellectual Property used by us, including but not limited to patents; trademarks; copyrights; other intangible rights such as strategic vision, business connections, and business direction related to our business; royalties and proceeds; and claims and causes of action relating to the Intellectual Property. Each Seller represented and warranted, among other things, that he or she was the exclusive owner of the Intellectual Property assigned pursuant to the IP Agreement (the “Assigned IP”); that he or she had the right and power to enter into the IP Agreement; that the Assigned IP does not infringe on the rights of any person or entity, and that there were no claims pending or threatened with respect to such seller’s rights in the Assigned IP. We and the various sellers agreed that the sellers continued to provide services to us, and that in so doing they would need access to the Assigned IP to continue to perform their functions with us.

Redemption of EveryStory Series A Preferred Stock

From August 7, 2017 to November 16, 2017, we redeemed 112,690 pre-split/5,635 post-split shares of EveryStory Series A Preferred Stock, with a stated value of $1.00 pre-split/$20.00 post-split per share, for $112,690 from our officers. Specifically, we redeemed 100,378 pre-split/5,019 post-split shares of EveryStory Series A Preferred Stock from Mr. Cox, and paid $100,378 to Mr. Cox for his shares, and redeemed 12,312 pre-split/616 post-split shares of EveryStory Series A Preferred Stock from Mr. Keene, and paid $12,312 to Mr. Keene for his shares.

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BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information furnished by current management and others, concerning the beneficial ownership of our common stock as of September 24, 2018, of (i) each person who is known to us to be the beneficial owner of more than five percent of our common stock; (ii) all directors and named executive officers; and (iii) our directors and executive officers as a group. The percentages below are based on a total of 53,160,508 pre-split/2,658,026 post-split shares of common stock outstanding as of September 24, 2018 and also lists applicable percentage ownership based on ______ shares of our common stock assumed to be outstanding after completion of the offering, assuming no exercise by the underwriters of their option to purchase additional shares of our common stock and no exercise of the warrants issued to the representative of the underwriters.

Beneficial ownership is determined based on the rules and regulations of the SEC. A person has beneficial ownership of shares if such individual has the power to vote and/or dispose of shares. This power may be sole or shared and direct or indirect. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock that are subject to options or warrants held by that person and exercisable as of, or within 60 days of, September 24, 2018 are counted as outstanding. These shares, however, are not counted as outstanding for the purposes of computing the percentage ownership of any other person(s). Except as may be indicated in the footnotes to this table and pursuant to applicable community property laws, each person named in the table has sole voting and dispositive power with respect to the shares of our common stock set forth opposite that person’s name. Unless indicated below, the address of each individual listed below is c/o Dthera Sciences, 7310 Miramar Road., Suite 350, San Diego, CA 92126.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Shares of Common Stock Beneficially Owned(1)
		Before Offering	After Offering

Edward Cox, Chief Executive Officer and Director	7,000,001 pre-split/350,000 post-split (2)	13.17%	______%

David Keene, Chief Technical Officer and Director	7,000,001 pre-split/350,000 post-split (3)	13.17%	______%

Larry Morgan, Director	1,056,014 pre-split/52,801 post-split (4)	1.98%	______%

Steve R. Martin, Director	0 (5)	0%	______%

RSJ Investments SICAV a.s. Na Florenci 2116/15 Nové Město, 110 00 Praha 1, Czech Republic	4,403,847 pre-split/220,192 post-split (6)	8.28%	______%

Executive Officers and Directors as a Group (4 Persons)	15,056,016 pre-split/752,801 post-split	28.29%	______%

(1)	This table is based upon information supplied by officers, directors and principal stockholders and is believed to be accurate. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or other conversion privileges currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this table, are deemed outstanding for computing the percentage of the person holding such option, warrant, or other convertible instrument but are not deemed outstanding for computing the percentage of any other person. Where more than one person has a beneficial ownership interest in the same shares, the sharing of beneficial ownership of these shares is designated in the footnotes to this table.

(2)	Does not include (i) warrants to purchase 1,043,242 pre-split/52,162 post-split shares of our common stock or (ii) options to purchase 275,000 pre-split/13,750 post-split shares of our common stock, held by Mr. Cox which were not exercisable as of or within 60 days of the date of this Registration Statement.

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(3)	Does not include (i) warrants to purchase 1,108,196 pre-split/55,410 post-split shares of our common stock or (ii) options to purchase 275,000 pre-split/13,750 post-split shares of our common stock, held by Mr. Keene which were not exercisable as of or within 60 days of the date of this Registration Statement.
(4)	Includes 1,000,001 pre-split/50,000 post-split shares of our common stock plus shares underlying options to purchase up to 56,013 pre-split/2,801 post-split shares of common stock which were exercisable as of the date of this Registration Statement. Does not include options to purchase 150,000 pre-split/7,500 post-split shares of our common stock which were not exercisable as of or within 60 days of the date of this Registration Statement.
(5)	Does not include options to purchase options to purchase an aggregate of 400,000 pre-split/20,000 post-split shares of our common stock which were not exercisable as of or within 60 days of the date of this Registration Statement.
(6)	Does not include warrants to purchase 1,000,000 shares of our common stock which were not exercisable as of or within 60 days of the date of this Registration Statement.

Changes in Control

We are unaware of any contract, or other arrangement or provision, the operation of which may at a subsequent date result in a change of control of us.

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UNDERWRITING

We have entered into an underwriting agreement, dated ________, 2018, with A.G.P., acting as the representative of the several underwriters named below (the “Representative”), with respect to the shares of common stock subject to this offering. Subject to certain conditions, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the number of shares of common stock below opposite their respective names.

Underwriter	Number of Shares
A.G.P.

Total

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock if any such shares are taken.

Limited Public Market

Prior to this offering, there has been a limited public market for our common stock, and the public offering price for our common stock will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. No assurance can be given that the public offering price in this offering will correspond to the price at which our common stock will trade in the public market subsequent to this offering or that an active trading market for our common stock will develop and continue after this offering.

Discount, Commissions and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $_____ per share of common stock. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $_____ per share to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be changed by the Representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The shares of common stock are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the underwriting discount payable to the underwriters by us in connection with this offering.

Total
	Per Share	Without Over-Allotment	With Over-Allotment
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

We have agreed to pay the Representative a non-accountable expense allowance of $______, or 1.0% of the aggregate public offering price.

We have paid an expense deposit of $25,000 to the Representative, which will be applied against the non-accountable expense allowance that will be paid by us to the Representative in connection with this offering. The $25,000 expense deposit will be returned to us to the extent not actually incurred. The underwriting agreement also provides that in the event the offering is terminated, the $25,000 expense deposit paid to the Representative will be returned to us to the extent that offering expenses are not actually incurred by the Representative.

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We have agreed to reimburse the underwriters for certain out-of-pocket expenses not to exceed $100,000 in the aggregate. We estimate that expenses payable by us in connection with this offering, including reimbursement of the underwriters out-of-pocket expenses, but excluding the underwriting discount referred to above, will be approximately $______.

Over-allotment Option

We have granted to the underwriters an option exercisable not later than 45 days after the date of this prospectus to purchase up to ______ additional shares of common stock at the public offering price per share of common stock set forth on the cover page hereto less the underwriting discounts and commissions. The underwriters may exercise the option solely to cover overallotments, if any, made in connection with this offering. If any additional shares of common stock are purchased pursuant to the over-allotment option, the underwriters will offer these shares of common stock on the same terms as those on which the other securities are being offered.

Representative’s Warrants

We have agreed to issue to the representative of the underwriters warrants to purchase up to a total of shares of common stock (4% of the aggregate shares of common stock sold in this offering). The warrants will be exercisable at any time, and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of the registration statement of which this prospectus forms a part, in compliance with FINRA Rule 5110(f)(2)(G)(i). The warrants are exercisable at a per share price equal to $______ per share, or ______% of the public offering price per share in the offering. The underwriter’s warrants may be exercised on a cashless basis and will contain customary anti-dilution provisions The warrants have been deemed compensation by FINRA and are therefore subject to a 180 day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriters (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the date of effectiveness. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Right of First Refusal

Until twelve months after the closing date of the offering, the Representative will have an irrevocable right of first refusal to act as lead investment banker, lead book-runner and/or lead placement agent, at the Representatives sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, during such twelve month period, for us, or any successor to or any subsidiary of us, on commercially reasonable terms and conditions.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-up Agreements

We, our officers and directors and any other 5% or greater holder of outstanding shares of our common stock have agreed, subject to limited exceptions, for a period of three (3) months after the date of the underwriting agreement, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities without the prior written consent of the Representative. We have also agreed for a period of three (3) months after the date of the underwriting agreement, that we will not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchange for shares of our capital stock; (b) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for share of our capital stock or (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in (a), (b) or (c) above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise. The Representative may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

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The exceptions permit us, among other things and subject to restrictions, to: (1) issue common stock or options pursuant to employee benefit plans, (2) issue common stock upon exercise of outstanding options or warrants, or (3) file registration statements on Form S-8. The exceptions permit parties to the ’‘lock-up’’ agreements, among other things and subject to restrictions, to: (a) make certain gifts, (b) if the party is a corporation, partnership, limited liability company or other business entity, make transfers to any shareholders, partners, members of, or owners of similar equity interests in, the party, or to an affiliate of the party, if such transfer is not for value, and (c) if the party is a corporation, partnership, limited liability company or other business entity, make transfers in connection with the sale or transfer of all of the party’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the party’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by the “lock-up” agreement.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

•	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

•	Over-allotment transactions involve sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.

•	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the over-allotment option. If the underwriters sell more securities than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriters and any selling group members may engage in passive market making transactions in our common stock on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

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Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other relationships

From time to time, certain of the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans. The Representative recently served as private placement agent in our Bridge Financing and received a fee of $60,000, or 3.0% of the aggregate proceeds from the Bridge Financing from investors introduced by the Representatives. Except for services provided in connection with this offering and the agreement described above, no underwriter has provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus and we do not currently expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

Notice to Investors

Notice to Investors in the United Kingdom

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any such securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of: (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	by the underwriter to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of these securities shall result in a requirement for the publication by the issuer or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any such securities to be offered so as to enable an investor to decide to purchase any such securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

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Each underwriter has represented, warranted and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the FSMA)) received by it in connection with the issue or sale of any of the securities in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

European Economic Area

In particular, this document does not constitute an approved prospectus in accordance with European Commission’s Regulation on Prospectuses no. 809/2004 and no such prospectus is to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (being the Directive of the European Parliament and of the Council 2003/71/EC and including any relevant implementing measure in each Relevant Member State) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) an offer of securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of: (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in the last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. For these purposes the securities offered hereby are “securities.”

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DESCRIPTION OF SECURITIES

Capitalization

General

Our authorized capital stock consists of 600,000,000 shares of common stock, par value $0.001 per share.  As of the date of this prospectus, and after giving effect to the Listing Reverse Split and the Bridge Financing, there were 2,658,026 shares of our common stock issued and outstanding, held by approximately 161 shareholders of record. This number does not include an indeterminate number of stockholders whose shares are held by brokers in street name. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering will be fully paid for and non-assessable.

We are registering the sale of up to __________ shares of common stock for sale to the public.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this Memorandum, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Transfer Restrictions

Shares of our common stock are subject to transfer restrictions. Holders of our common stock may not transfer their securities unless (a) a registration statement is in effect under the Securities Act covering the proposed transfer and such transfer is made in accordance with such registration statement or (b) the securities are transferred in a transaction exempt from the registration requirements of the Securities Act and any related requirements imposed by applicable state securities laws. In the case of any transfer permitted under clause (b), the holder must notify us in writing of the proposed transfer and furnish us with an opinion of counsel, reasonably satisfactory to us, that the transfer will not require registration under the Securities Act or any applicable state securities laws. Each certificate representing a security contains a legend referring to this restriction on transfer and any legends required by state securities laws.

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Anti-Takeover Provisions

The provisions of Nevada law and our bylaws may have the effect of delaying, deferring or preventing another party from acquiring control of us. These provisions may discourage and prevent coercive takeover practices and inadequate takeover bids.

Nevada Law

Nevada law contains a provision governing “acquisition of controlling interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: 20 to 33-1/3%; 33-1/3 to 50%; or more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The shareholders or Board of Directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the Nevada law. An Issuing Corporation is a Nevada corporation which (i) has 200 or more shareholders, with at least 100 of such shareholders being both shareholders of record and residents of Nevada, and (ii) does business in Nevada directly or through an affiliated corporation.

At this time, we do not believe we have 100 shareholders of record resident in Nevada and we do not conduct business in Nevada directly. Therefore, the provisions of the control share acquisition act are believed not to apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our shareholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of us. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (iii) representing 10% or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the Board of Directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the Board of Directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher, (ii) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Preferred Stock

We are authorized to issue up to 20,000,000 shares of preferred stock from time to time in one or more series as may be determined by the board of directors. No shares of preferred stock are currently outstanding. The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by our stockholders, except that no holder of preferred stock shall have preemptive rights. Any shares of preferred stock so issued would typically have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

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At present, we have no plans to issue any preferred stock or adopt any series, preferences or other classification of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although our board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of our stockholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Options, Warrants, and Rights

Stock Purchase Warrants

As of the date of this prospectus, we had warrants (the “Warrants”) to purchase up to 6,553,860 pre-split/327,693 post-split shares of our common stock outstanding. The Warrants were issued in connection with our recent private offering, which commenced on July 19, 2017, and closed on September 21, 2017. The Warrants cannot be exercised until the date that is two years from the purchase date, ranging from July to September 2019 (subject to certain conditions), and expire the date that is four years after the purchase date, ranging from July to September 2021. Additional information about the Warrants can be found in a Current Report we filed on August 14, 2018, with the SEC, which report is incorporated herein by reference. The exercise price of the Warrants is $0.45 pre-split/$9.00 post-split per share.

Additionally, we had warrants that were issued in connection with our recent Bridge Financing (the “Bridge Warrants”), to purchase up to an aggregate of 3,500,000 pre-split/175,000 post-split shares of our common stock. The Warrants are exercisable any time after 180 days following the issuance dates (between September 14 and 21, 2018), and expire five years after the issuance date. Additional information about the Bridge Warrants can be found in a Current Report on Form 8-K filed with the SEC on September 20, 2018. The exercise price of the Bridge Warrants is $0.65 pre-split/$13.00 post-split per share, subject to adjustment as described in the Bridge Warrants.

Representative’s Warrants

Please see “Underwriting — Representative’s Warrants” for a description of the warrants we have agreed to issue to the representative of the underwriters in this offering, subject to the completion of the offering.

Stock Options

As of the date of this prospectus, options (the “Options”) to purchase up to 3,720,486 pre-split/186,024 post-split shares of our common stock were outstanding. The Options have exercise prices ranging from $0.11 pre-split/$2.20 post-split to $0.65 pre-split/$13.00 post-split, and have terms ranging from currently exercisable to three years.

Transfer Agent

Our Transfer Agent is Interwest Transfer Co., Inc., located in Salt Lake City, Utah.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Listing

The shares of our common stock are quoted on the OTCQB under the symbol DTHR. On September 24, 2018, the last reported sale price per share for our common stock on the OTCQB as reported was $0.36 pre-split/$7.20 post-split.

We are applying for listing of our common stock on the Nasdaq Capital Market under the symbol “DTHR.” No assurance can be given that our application will be approved.

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LEGAL MATTERS

The legality and validity of the securities offered under this prospectus will be passed upon by Kirton McConkie, P.C., Salt Lake City, Utah. Certain legal matters in connection with this offering will be passed on for the underwriters by Pepper Hamilton, LLP, New York, New York.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our by-laws require us to indemnify any of our officers or directors, and certain other persons, under certain circumstances against all expenses and liabilities incurred or suffered by such persons because of a lawsuit or similar proceeding to which the person is made a party by reason of a his being a director or officer of us or our subsidiaries, unless that indemnification is prohibited by law. We may also purchase and maintain insurance for the benefit of any officer which may cover claims for which we could not indemnify a director or officer. We have been advised that in the opinion of the Securities and Exchange Commission, indemnification of our officers, directors and controlling persons under these provisions, or otherwise, is against public policy and is unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

EXPERTS

Our financial statements as of and for the years ended December 31, 2017 and 2016, have been included in the registration statement in reliance upon the report of Sadler, Gibb & Associates, LLC, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement, as amended, on Form S-1 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 a.m. to 3 p.m. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s web site is http://www.sec.gov.

We also maintain a website at http://dthera.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (File No. 001-38389):

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on April 2, 2018;

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•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2018 and June 30, 2018, which were filed with the SEC on May 15, 2018 and August 14, 2018 respectively; and

•	our Current Reports on Form 8-K which were filed with the SEC on February 21, 2018, April 13, 2018, July 23, 2018, August 6, 2018, August 23, 2018, September 20, 2018, and September 27, 2018.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Securities Exchange Act of 1934, as amended shall be incorporated by reference into this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Investor Relations Department at 818-215-6360, or by email at ir@dthera.com.

You also may access these filings on our website at https://dthera.com/. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

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DTHERA SCIENCES

F-1

DTHERA SCIENCES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$70,192	$303,483
Restricted cash	20,000	20,000
Prepaid expenses	630,014	95,176
Deposits	3,200	2,500
TOTAL CURRENT ASSETS	723,406	421,159

LONG TERM ASSETS
Property and equipment, net	88,957	77,365
Computer software development costs, net	186,420	–
TOTAL LONG-TERM ASSETS	275,377	77,365

TOTAL ASSETS	$998,783	$498,524

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$529,228	$436,472
Deferred revenue	3,945	1,800
Notes payable	100,000	–
TOTAL CURRENT LIABILITIES	633,173	438,272

TOTAL LIABILITIES	633,173	438,272

STOCKHOLDERS' EQUITY
Common stock 600,000,000 shares authorized; $0.001 par value; 2,532,064 and 2,352,165 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	2,532	2,352
Additional paid in capital	6,404,805	4,594,847
Accumulated deficit	(6,041,727)	(4,536,947)
TOTAL STOCKHOLDERS' EQUITY	365,610	60,252
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$998,783	$498,524

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

DTHERA SCIENCES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended June 30, 2018	For the Three Months Ended June 30, 2017	For the Six Months Ended June 30, 2018	For the Six Months Ended June 30, 2017
REVENUES	$–	$–	$–	$–

OPERATING EXPENSES
General and administrative	835,521	1,245,545	1,418,305	1,582,382
Research and development	53,488	75,699	78,188	91,334
TOTAL OPERATING EXPENSES	889,009	1,321,244	1,496,493	1,673,716

OPERATING LOSS	(889,009)	(1,321,244)	(1,496,493)	(1,673,716)

OTHER INCOME (EXPENSES)
Interest expense	(1,837)	–	(2,117)	(185,847)
Gain on derivative liability	–	–	–	142,835
Loss on extinguishment of debt	–	–	–	(91,593)
Loss on disposal of fixed assets	(3,391)	–	(6,170)	–
TOTAL OTHER EXPENSES	(5,228)	–	(8,287)	(134,605)

NET LOSS	$(894,237)	$(1,321,244)	$(1,504,780)	$(1,808,321)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	2,530,205	360,307	2,464,806	672,372

Loss per common share
Basic and diluted	$(0.35)	$(3.67)	$(0.61)	$(2.69)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

DTHERA SCIENCES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30,

(Unaudited)

	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(1,504,780)	$(1,808,321)
Adjustments for non-cash items:
Amortization of debt discount	–	172,655
Depreciation	1,856	433
Loss on disposal of fixed assets	6,170	–
Loss on extinguishment of debt	–	91,593
Gain on derivative liability	–	(142,835)
Common stock issued for services	39,177	–
Fair value of options vested	214,805	1,051,538
Changes in operating assets and liabilities:
Prepaid expenses	(534,838)	–
Deposits	(700)	–
Accounts payable and accrued liabilities	94,901	(104,038)

NET CASH USED IN OPERATING ACTIVITIES	(1,683,409)	(738,975)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(19,618)	(49,866)
Development of software	(186,420)	–

NET CASH USED IN INVESTING ACTIVITIES	(206,038)	(49,866)

CASH FLOWS FROM FINANCING ACTIVITIES
Common stock issuance	1,556,156	1,215,750
Proceeds from notes payable	100,000	50,000
Payments on convertible notes	–	(240,000)
Payments on notes payable	–	(70,000)

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,656,156	955,750

NET CHANGE IN CASH	(233,291)	166,909

CASH AT BEGINNING OF PERIOD	303,483	12,191
CASH AT END OF PERIOD	$70,192	$179,100

Cash paid for interest	$465	$19,890
Cash paid for taxes	$800	$800

NON-CASH INVESTING AND FINANCING ACTIVITIES
Common stock issued in extinguishment of debt	$–	$183,260

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-4

DTHERA SCIENCES

Notes to Condensed Consolidated Financial Statements

June 30, 2018 and December 31, 2017

NOTE 1– CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements of Dthera Sciences (the “Company”) have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at June 30, 2018, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2017 audited financial statements. The results of operations for the periods ended June 30, 2018 and 2017, are not necessarily indicative of the operating results for the full years.

NOTE 2 – GOING CONCERN

The Company's financial statements are prepared using U.S. GAAP applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As of the date of this Report, the Company had an accumulated deficit of $6,041,727 and no revenues to cover its operating costs. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. As of the date of this Report, the Company had not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.

The future of the Company as an operating business will depend on its ability to (1) obtain sufficient capital contributions and/or financing as may be required to sustain its operations, and (2) to achieve adequate revenues from its operations. Management's plan to address these issues includes, (a) continued exercise of tight cost controls to conserve cash, (b) obtaining additional financing, (c) placing revenue producing products into place, and (d) identifying and executing on additional revenue generating opportunities.

There is a risk that the Company will be unable to achieve the above results or obtain adequate financing on terms considered satisfactory to the Company, or at all.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Dthera Sciences is a Nevada corporation.

The Company, based in San Diego, CA, is a digital therapeutics company focused on developing innovative quality of life therapies for the elderly and those suffering from cognitive decline. The Company’s lead product, ReminX™, is an artificial-intelligence-powered consumer health product designed to digitally deliver reminiscence therapy to individuals suffering from neurodegenerative diseases such as Dementia and Alzheimer’s disease, as well as seniors experiencing limited social interaction with others (“Social Isolation”). Additional products are under development that are expected to directly target the symptoms of Alzheimer’s disease and other dementias, such as anxiety, depression, and cognitive decline, and for which Company may seek FDA clearance or approval as well as reimbursement.

F-5

Accounting Basis

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with U.S. GAAP. The Company has a December 31 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of expenses during the reporting periods. Significant estimates are made in relation to the fair value of certain financial instruments.

Principles of Consolidation

The consolidated financial statements include the accounts of Dthera Sciences and its subsidiaries. All significant inter-company accounts and transactions have been eliminated.

Software Development

The Company accounts for internal use software development costs in accordance with authoritative guidance related to accounting for the costs of application and web software developed or obtained for internal use. Software development costs that are incurred in the preliminary development stage are expensed as incurred. Once certain criteria have been met (“application development stage”), direct costs incurred in developing or obtaining computer software are capitalized. Costs in the post-implementation/operation stage, including costs related to training and software maintenance, are expensed as incurred. Some costs in post-implementation stage can be capitalized if the modifications add additional functionality in the future. The application development stage begin in the first fiscal quarter of 2018 and the post-implementation/operation stage is expected to be reached in the third fiscal quarter of 2018.

Research and Development

The Company engages in new software and hardware development efforts. Research and development expenses relating to possible future software and hardware are expensed as incurred. Research and development expenses were $53,488 and $78,188 for the three and six months ended June 30, 2018, respectively, and $75,699 and $91,334 for the three and six months ended June 30, 2017, respectively.

Reclassification

Certain balances in previously issued financial statements have been reclassified to be consistent with the current period presentation. Professional Fees and Depreciation are presented with General and Administrative expenses. Research and Development costs have been presented separately from General and Administrative expenses. Related Party Advances are presented with Accounts Payable and Accrued Liabilities and Restricted Cash is presented separately from Cash.

Loss Per Common Share

Basic loss per Common Share is computed by dividing losses attributable to Common shareholders by the weighted-average number of shares of Common Stock outstanding during the period.

Diluted loss per Common Share is computed by dividing loss attributable to Common shareholders by the weighted-average number of Shares of Common Stock outstanding during the period increased to include the number of additional Shares of Common Stock that would have been outstanding if the potentially dilutive securities had been issued. Potentially dilutive securities include outstanding stock options and warrants. The dilutive effect of potentially dilutive securities is reflected in diluted earnings per share by application of the treasury stock method. Under the treasury stock method, an increase in the fair market value of the Company’s Common Stock can result in a greater dilutive effect from potentially dilutive securities.

F-6

For the six months ended June 30, 2018 and 2017, all of the Company’s potentially dilutive securities (options and warrants) were excluded from the computation of diluted earnings per share as they were anti-dilutive. The total numbers of potentially dilutive Common Shares that were excluded were 2,805,256 and 1,369,033 for the six months ended June 30, 2018 and 2017, respectively.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customer (Topic 606) (“ASU 2014-09”). ASU 2014-09 was a joint project between the FASB and the International Accounting Standards Board to remove inconsistencies and weaknesses in revenue requirements; provide a more robust framework for addressing revenue issues, improve comparability of revenue recognition practices across entities, industries, jurisdictions, and capital markets; provide more useful information to users of financial statements through improved disclosure requirements; and simplify the preparation of financial statements by reducing the number of requirements to which an entity must refer. ASU 2014-09 has since been updated. ASU 2014-09 as updated provides a five-step model for recognizing revenue and recognizing costs to obtain or fulfill contracts with customers. The amendment is effective for financial reporting periods beginning after December 15, 2017 and a modified retrospective or full retrospective approach may be used. The Company will adopt ASU 2014-09 and all related ASUs in the third fiscal quarter of 2018, in connection with the launch of its product.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 (updated by ASU 2017-13 and 2018-01) provides guidance for lessees and lessors and requires a right-of-use asset and a lease liability to be recognized in the Statement of Financial Position. Disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. As such, qualitative disclosures and specific quantitative disclosures are required. A modified retrospective approach is required and several practical expedients are available. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 with early adoption permitted. The Company will adopt ASU 2016-02 and all related ASUs in the third fiscal quarter of 2018, when it anticipates the launch of its product. The Company does not anticipate ASU 2016-02 will have a material impact on its financial statements as its only contract for which the Company is a lessee is a short-term lease for its office space.

In June 2018, the FASB issued ASU No. 2018-07, Compensation – Stock Compensation (Topic 718) (“ASU 2018-07”). ASU 2018-07 provides for improvements to nonemployee share-based payment accounting by expanding the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The awards will be measured at grant date, consistent with accounting for employee share-based payment awards. The measurement date has been redefined as the date at which the grantor and grantee reach a mutual understanding of the key terms and conditions of the award. The requirement to reassess classification of equity-classified awards upon vesting has been eliminated. ASU 2018-07 will have a material impact on the Company’s financial statements as a significant number of options were granted to nonemployees. The Company will adopt ASU 2018-07 in the third fiscal quarter of 2018.

NOTE 4 – PROPERTY AND EQUIPMENT

The Company’s property and equipment were comprised of the following as of June 30, 2018, and December 31, 2017:

	June 30, 2018	December 31, 2017
Computer and Equipment	$10,805	$10,237
Assets Used to Fulfill Contract Obligations	82,284	70,195
Less: Accumulated Depreciation	(4,132)	(3,067)
Net Property and Equipment	$88,957	$77,365

Depreciation on the assets used to fulfill contract obligations will begin when put into use and will be depreciated over a 3-year period. Depreciation expense for the three and six months ended June 30, 2018 was $900 and $1,856, respectively. Depreciation expense for the three and six months ended June 30, 2017, was $255 and $433, respectively. The Company recorded a loss on disposal of fixed assets in the three and six-months ended June 30, 2018 of $3,391 and $6,170, respectively, with no related expense in the three and six months ended June 30, 2017.

F-7

NOTE 5 – COMPUTER SOFTWARE DEVELOPMENT COSTS

The Company’s capitalized application development stage costs related to computer software development under ASC 350-40 “Intangibles-Goodwill and Other- Internal-Use Software” as the Company reached the application development stage in the first quarter of 2018, totaling $186,420 as of June 30, 2018.

No amortization expense has been recognized for the capitalized software development costs through June 30, 2018. Amortization on these capitalized software development costs will begin when placed in service and will be amortized over the life of the software.

NOTE 6 – NOTES PAYABLE

On May 11, 2018, the Company issued a short-term promissory note to an unrelated party for $50,000 due 30 days from the date of issuance. The note bears an interest rate of 14.4% per annum, and the Company has the right to pre-pay with no penalty or premium. The Company’s obligation to repay the note was secured by the grant of a security interest in the assets of the Company.

On June 10, 2018, the Company extended the term of the above short-term promissory note of $50,000 to October 31, 2018. All other terms remained the same.

On June 28, 2018, the Company issued a short-term promissory note to an unrelated party for $50,000 due 90 days from the date of issuance. The note bears interest at a rate of 12% per annum, and the Company has the right to pre-pay with no penalty or premium. The Company’s obligation to repay the note was secured by the grant of a security interest in the assets of the Company.

NOTE 7 – COMMON STOCK

The Board of Directors of the Company approved a one for twenty reverse stock split that became effective September 25, 2018. The effect of this reverse stock split has been retroactively reflected in these financial statements.

As of June 30, 2018, the Company was authorized to issue 600,000,000 shares of $0.001 par value per share Common Stock, of which 50,641,277 and 47,043,304 shares were issued outstanding as of June 30, 2018, and December 31, 2017, respectively.

During the six months ended June 30, 2018, the Company issued 3,211,108 shares of Common Stock for $1,524,350 in cash in connection with a private placement offering.

During the six months ended June 30, 2018, option holders exercised 296,865 options at $0.11 per share of common stock for $31,806.

During the six months ended June 30, 2018, the Company issued 90,000 shares of common stock in exchange for strategic advisory services.  The fair value of the stock compensation was $39,177 of which $13,059 was recognized in general and administrative expenses for the three and six months ended June 30, 2018 with the remainder in prepaid assets for future services.

NOTE 8 – STOCK OPTIONS AND WARRANTS

Stock Purchase Options

On March 21, 2018, the Company’s Board of Directors voted to grant to sixteen individuals options to purchase up to an aggregate of 1,500,000 shares of the Company’s common stock. The terms of the options are as follows: the options vest one-third on the first anniversary of the date of grant; one-third on the second anniversary of the date of grant; and one-third on the third anniversary of the date of grant; the options have a contractual life of eight years from the date of grant; and the exercise price is $0.65, which was the market price of the options on the date of the grant.  Included in the grants were options to purchase up to 250,000 shares to the Company’s President and Chief Executive Officer, and options to purchase up to 250,000 shares to the Company’s Chief Technical Officer. The options were not issued pursuant to a stock option or stock incentive plan.

F-8

On April 6, 2018, the Company’s Board of Directors approved the grant of 250,000 shares of the Company’s common stock to the newest member of the Board of Directors. The terms of the options are as follows: the options vest one-third on the first anniversary of the date of grant; one-third on the second anniversary of the date of grant; and one-third on the third anniversary of the date of grant; the options have a contractual life of eight years from the date of grant; and the exercise price is $0.65.

On June 13, 2018, the Company’s Board of Directors approved the grant of 60,000 options to purchase shares of the Company’s common stock, to a consultant in exchange for services. The options granted had an exercise price of $0.45 per share. One-sixth of the options shall vest each month for six months, the first one-sixth will vest in June 2018 and the last one-sixth will vest in November 2018. The grants expire on the eighth anniversary of the date of grant.

On June 28, 2018, the Company’s Board of Directors approved the grant of an aggregate of 600,000 options to purchase shares of the Company’s common stock, consisting of grants of 25,000 options to 24 employees and consultants to the Company who had been instrumental in helping the Company get to the point of the initial launch. The options granted had an exercise price of $0.42 per share, and vest one-third on each of the first, second, and third anniversaries of the date of grant, and expire on the eighth anniversary of the date of grant.

On June 28, 2018, the Company’s Board of Directors approved the grant of an aggregate of 250,000 options to purchase shares of the Company’s common stock, consisting of grants of 125,000 options to two Board Members of the Company. The options granted had an exercise price of $0.42 per share, and vest one-third on each of the first, second, and third anniversaries of the date of grant, and expire on the eighth anniversary of the date of grant.

As the holders of the Company’s outstanding options are employees and non-employees, the values attributable to non-employee options are re-measured on a quarterly basis and amortized over the service period and until they fully vest over a 3-year vesting period. Stock options issued to employees are valued on the date of issuance and amortized over the service period until they fully vest over a 3-year vesting period. The Company believes that the fair value of the stock options is more reliably measurable than the fair value of the services received. The fair value of the non-employee stock options granted was re-measured at each reporting date using the Black-Scholes valuation model. As of June 30, 2018, the Company re-measured the unvested options at a value of $2,097,912 to be recognized over the vesting period. The Company recorded $142,914 and $214,805 of stock-based compensation expense in the three and six months ended June 30, 2018, respectively. The Company recorded $862,384 and $1,051,538 of stock-based compensation expense in the three and six months ended June 30, 2017, respectively.

The following table summarizes the changes in options outstanding of the Company during the six months ending June 30, 2018:

	Number of Options	Weighted Average Exercise Price per Share

Outstanding, December 31, 2017	1,382,351	$0.30
Granted	2,660,000	$0.55
Exercised	(296,865)	$0.11
Cancelled	(25,000)	$0.65
Outstanding, June 30, 2018	3,720,486	$0.49

Exercisable, June 30, 2018	930,403	$0.35

As of June 30, 2018, the Company had $1,490,285 in unrecognized expense related to future vesting of stock options.

Stock Purchase Warrants

During the six months ended June 30, 2018, the Company did not issue any warrants.

F-9

The following table summarizes the changes in warrants outstanding during the six months ended June 30, 2018:

	Number of Warrants	Weighted Average Exercise Price per Share

Outstanding, December 31, 2017	6,553,860	$0.45

Outstanding, June 30, 2018	6,553,860	$0.45

Exercisable, June 30, 2018	–	–

The warrants are contractually exercisable two years after the grant date and expire four years after the grant date. There is a 30-day mandatory exercise period triggered by the Company’s stock trading on a national exchange at a price of more than $2.50 per share for 30 consecutive trading days. If warrants are not exercised within 30 days of the mandatory exercise period termination, the warrants will be forfeited.

NOTE 9 - FAIR VALUE MEASUREMENTS

Equities measured at fair value on a recurring basis at June 30, 2018, are summarized as follows:

	Level 1	Level 2	Level 3	Total
Fair value of options	$–	$2,097,912	$–	$2,097,912

Equities measured at fair value on a recurring basis at December 31, 2017, are summarized as follows:

	Level 1	Level 2	Level 3	Total
Fair value of options	$–	$960,518	$–	$960,518

Fair value is calculated using the Black-Scholes options pricing model for options.

NOTE 10 - SUBSEQUENT EVENTS

In accordance with ASC 855, Company’s management reviewed all material events through the date of this filing and determined that there were the following material subsequent events to report:

Promissory Notes

On July 2, 2018, the Company issued a short-term note to an unrelated party for $100,000 due 60 days from the date of issuance. The note bears an interest rate of 12% per annum, and the Company has the right to pre-pay with no penalty or premium. The Company’s obligation to repay the note was secured by the grant of a security interest in the assets of the Company.

On July 2, 2018, the Company received $50,000 for a short-term promissory note to an unrelated party due 60 days from the date of issuance. The note bears interest at a rate of 12% per annum, and the Company has the right to pre-pay with no penalty or premium. The Company’s obligation to repay the note was secured by the grant of a security interest in the assets of the Company.

Sale of Common Stock

On July 20, 2018, the Company received cash proceeds of $500,000 in connection with a subscription agreement with an investor to sell 769,231 common shares at $0.65 per share. This closed a private placement offering of shares of its common stock (the “Offering”). The Company had commenced the Offering in late 2017.

F-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Dthera Sciences:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Dthera Sciences (“the Company”) as of December 31, 2017 and 2016, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2017 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2016.

Salt Lake City, UT

April 2, 2018, except for Note 7, as to which the date is September 25, 2018.

F-11

DTHERA SCIENCES

CONSOLIDATED BALANCE SHEETS

As of December 31,

	2017	2016

ASSETS
CURRENT ASSETS
Cash	$323,483	$12,191
Prepaid expenses	95,176	–
Deposits	2,500	1,000
TOTAL CURRENT ASSETS	421,159	13,191

LONG TERM ASSETS
Property and equipment, net	77,365	914
TOTAL LONG-TERM ASSETS	77,365	914

TOTAL ASSETS	$498,523	$14,105

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$429,015	$272,079
Deferred revenues	1,800	–
Derivative liabilities	–	234,502
Notes payable	–	20,000
Related party advances	7,457	–
Convertible notes payable, net	–	67,345
TOTAL CURRENT LIABILITIES	438,272	593,926

TOTAL LIABILITIES	438,272	593,926

Preferred stock, 20,000,000 shares authorized. $0.001 par value; redeemable preferred stock series A, 150,000 designated; $0.0001 par value; 0 and 112,690 shares issued and outstanding as at December 31, 2017 and 2016, respectively	–	11

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock 600,000,000 shares authorized; $0.001 par value; 2,352,165 and 603,020 shares issued and outstanding as of December 31, 2017 and 2016, respectively	2,352	603
Additional paid-in capital	4,594,847	1,397,965
Accumulated deficit	(4,536,947)	(1,978,400)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	60,252	(579,832)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$498,524	$14,105

The accompanying notes are an integral part of these audited consolidated financial statements.

F-12

DTHERA SCIENCES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31,

	2017	2016

Sales	–	–
Cost of services	–	–
GROSS PROFIT	–	–

OPERATING EXPENSES
Depreciation	1,165	6,159
General and administrative	1,809,076	690,248
Professional fees	613,705	343,694
TOTAL OPERATING EXPENSES	2,423,946	1,040,101

OPERATING LOSS	(2,423,946)	(1,040,101)

OTHER INCOME (EXPENSES)
Interest expense	(185,843)	(126,115)
Derivative expense	–	(37,616)
Gain on derivative liability	142,835	33,114
Gain (loss) on extinguishment of debt	(91,593)	34,874
Impairment of intangible assets	–	(58,960)
TOTAL OTHER EXPENSES	(134,601)	(154,703)

NET LOSS	$(2,558,547)	$(1,194,804)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	1,292,477	396,127

Loss per common share
Basic and diluted	$(1.98)	$(3.02)

The accompanying notes are an integral part of these audited consolidated financial statements.

F-13

DTHERA SCIENCES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance December 31, 2015	–	$–	239,219	$240	$87,253	$(783,596)	(696,103)

Common stock issued for cash	–	–	5,242	5	62,895	–	62,900
Common stock issued for services	–	–	7,306	7	41,868	–	41,875
Common stock issued for patent	–	–	10,269	10	58,950	–	58,960
Common stock issued for conversion of debt	–	–	73,150	73	730,101	–	730,174
Common stock issued in lieu of interest	–	–	1,167	1	6,699	–	6,700
Preferred stock issued for conversion of debt	112,690	11	–	–	112,679	–	112,690
Fair value of options vested	–	–	–	–	241,433	–	241,433
Common stock issued for merger agreement	–	–	266,667	267	56,087	–	56,354
Net loss for the year ended December 31, 2016	–	–	–	–	–	(1,194,804)	(1,194,804)

Balance December 31, 2016	112,690	11	603,020	603	1,397,965	(1,978,400)	(579,821)

Redemption of preferred stock for cash	(112,690)	(11)	–	–	(112,679)	–	(112,690)
Common stock issued for cash	–	–	1,747,757	1,748	2,933,504	–	2,935,252
Common stock issued in extinguishment of debt	–	–	1,388	1	183,268	–	183,269
Fair value of options vested	–	–	–	–	192,789	–	192,789
Net loss for the year ended December 31, 2017	–	–	–	–	–	(2,558,547)	(2,558,547)

Balance December 31, 2017	–	$–	2,352,165	$2,352	$4,594,847	$(4,536,947)	$60,252

The accompanying notes are an integral part of these audited consolidated financial statements.

F-14

DTHERA SCIENCES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31,

	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(2,558,547)	$(1,194,804)
Adjustments for non-cash items:
Depreciation	1,165	734
Amortization of debt discount	172,655	72,771
Impairment of intangible assets	–	58,960
Stock issued for services	–	16,750
(Gain)/Loss on extinguishment of debt	91,593	(34,874)
Gain on derivative liability	(142,835)	(33,114)
Initial derivative expense	–	37,616
Fair value of options vested	192,789	241,433
Operating expense paid in behalf of the company	46,618	20,627
Changes in operating assets and liabilities:
Prepaid expenses	(95,176)	21,390
Deposits	(1,500)	–
Accounts payable and accrued liabilities	156,945	291,891
Deferred revenue	1,800	58,773
NET CASH USED IN OPERATING ACTIVITIES	(2,134,493)	(441,847)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(77,616)	–
NET CASH USED IN INVESTING ACTIVITIES	(77,616)	–

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	2,935,252	62,900
Proceeds from issuance of notes payable, related parties	–	94,000
Proceeds from issuance of notes payable	50,000	20,000
Payments on notes payable	(70,000)	–
Proceeds from issuance of convertible notes payable	–	330,000
Payments of notes payable - related party	–	(80,100)
Payments on related party advances	(39,161)	–
Payments on convertible notes payable	(240,000)	–
Redemption of series A preferred stock	(112,690)	–
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,523,401	426,800

NET CHANGE IN CASH AND CASH EQUIVALENTS	311,292	(15,047)

CASH AND CASH EQUIVALENTS
Beginning of period	12,191	27,238

End of period	$323,483	$12,191

Cash paid for interest	$19,890	$–

NON-CASH INVESTING AND FINANCING ACTIVITIES
Common stock issued for assets	$–	$58,960
Common stock issued for interest	$–	$6,700
Preferred shares issued for debt	$–	$112,690
Shares issued in settlement of debt	$–	$731,391
Assets and liabilities settled in share exchange	$–	$56,355
Debt discount on convertible debt	$–	$240,000
Common stock issued in extinguishment of debt	$183,260	$–

The accompanying notes are an integral part of these audited consolidated financial statements.

F-15

DTHERA SCIENCES

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Dthera Sciences (formerly Knowledge Machine International, Inc.) is a Nevada corporation.

The Company, based in San Diego, CA, is a digital therapeutics company focused on developing innovative quality of life therapies for the elderly and those suffering from cognitive decline. The Company’s lead product, ReminX, is an artificial-intelligence-powered consumer health product designed to digitally deliver reminiscence therapy to individuals suffering from neurodegenerative diseases such as Dementia and Alzheimer’s disease, as well as seniors experiencing limited social interaction with others (“Social Isolation”). Additional products are under development that are expected to directly target the symptoms of Alzheimer’s disease and other dementias, such as anxiety, depression, and cognitive decline, and for which Company may seek FDA clearance or approval as well as reimbursement.

The Company was incorporated in the State of Nevada on December 27, 2012, to engage in the distribution of high end edged tools produced outside the United States.  On October 22, 2014, we acquired an operating subsidiary, Knowledge Machine, Inc., a Nevada corporation, (“Knowledge Machine”), which focused on new technologies, acquiring licensing rights to those technologies, and marketing the licensed technologies, and the Company sold off its edged tools business. Subsequently, on September 21, 2016, the Company acquired a new operating subsidiary, EveryStory, Inc., a Delaware corporation (“EveryStory”).  In connection with the EveryStory transaction, the Company dissolved the Knowledge Machine subsidiary, terminated the technology licensing and marketing operations, and changed the Company’s name to Dthera Sciences.

Effective July 25, 2017, a reverse stock split of the Company’s authorized, issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-3 (one share of new common stock for each three shares of old common stock) (the “Reverse Split”), took effect in the market, following a filing of a Certificate of Change with the State of Nevada and authorization from the Financial Industry Regulatory Authority (“FINRA”).

Effective October 17, 2017, the Company filed its Certificate of Amendment (the “Amendment”) with the Secretary of State of Nevada to increase authorized common shares from 66,666,667 shares to 600,000,000 shares, and to increase the authorized preferred stock from 1,000,000 to 20,000,000 shares.

Effective October 17, 2017, the Company filed its Certificate of Amendment (the “Amendment”) with the Secretary of State of Nevada to increase authorized common shares from 66,666,667 shares to 600,000,000 shares, and to increase the authorized preferred stock from 1,000,000 to 20,000,000 shares.

Accounting Basis

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).  The Company has a December 31 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Significant estimates are made in relation to the allowance for doubtful accounts and the fair value of certain financial instruments.

Principles of Consolidation

The consolidated financial statements include the accounts of Dthera Sciences and its subsidiaries. All significant inter-company accounts and transactions have been eliminated.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with an original maturity of three months or less. As of December 31, 2017 and 2016, the Company’s cash balances were within the FDIC insurance coverage limits.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

F-16

The following are the hierarchical levels of inputs to measure fair value:

Level 1 - Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.

Level 2 - Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Unobservable inputs reflecting the Company's assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The carrying amounts of the Company's financial assets and liabilities, such as cash, prepaid expenses, other current assets, accounts payable & accrued expenses, certain notes payable and notes payable - related party, approximate their fair values because of the short maturity of these instruments.

The Company accounts for its derivative liabilities and non-employee stock options, at fair value, on a recurring basis under level 2.

Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt under Accounting Standards Codification 815, Derivatives and Hedging (ASC 815) to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 Debt with Conversion and Other Options for consideration of any beneficial conversion feature.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of it financial instruments, including stock purchase options and convertible debt, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income.

For convertible debt with embedded derivatives, the Company uses the Binomial Lattice model to value the embedded derivatives.

Debt Issuance Costs and Debt Discount

The Company may record debt issuance costs and/or debt discounts in connection with raising funds through the issuance of debt. These costs may be paid in the form of cash, or equity. These costs are amortized to interest expense over the life of the debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Concentration of Risk

Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of cash.  Our cash balances are maintained in accounts held by major banks and financial institutions located in the United States. The Company occasionally maintains amounts on deposit with a financial institution that are in excess of the federally insured limits. The risk is managed by maintaining all deposits in high quality financial institutions.

For the year ended December 31, 2017 and 2016, there were no customers that accounted for a material portion of total revenues.

Property and Equipment

Property and equipment is recorded at cost less accumulated depreciation. Depreciation and amortization is calculated using the straight-line method over the expected useful life of the asset, after the asset is placed in service. The Company generally uses the following depreciable lives for its major classifications of property and equipment:

Description	Useful Lives
Office Equipment and Computers	2 to 3 years

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Expenditures associated with upgrades and enhancements that improve, add functionality, or otherwise extend the life of property and equipment are capitalized, while expenditures that do not, such as repairs and maintenance, are expensed as incurred.

Valuation of Long-Lived Assets

Long-lived tangible assets and definite-lived intangible assets are reviewed for possible impairment annually or whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company uses both an estimate of undiscounted future net cash flows of the assets over the remaining useful lives and a replacement cost method when determining their fair values. If the carrying values of the assets exceed the fair value of the assets, the Company recognizes an impairment loss equal to the difference between the carrying values of the assets and their fair values. Impairment of long-lived assets is assessed at the lowest levels for which there are identifiable cash flows that are independent from other groups of assets. The evaluation of long-lived assets requires the Company to use estimates of future cash flows. However, actual cash flows may differ from the estimated future cash flows used in these impairment tests.

Revenue Recognition

The Company recognizes revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered to the customer, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured. Where arrangements have multiple elements, revenue is allocated to the elements based on the relative selling price method and revenue is recognized based on the Company’s policy for each respective element.

Software Development

The Company accounts for internal use software development costs in accordance with authoritative guidance related to accounting for the costs of app and web software developed or obtained for internal use. Software development costs that are incurred in the preliminary development stage are expensed as incurred. Once certain criteria have been met (“application development stage”), direct costs incurred in developing or obtaining computer software are capitalized. Costs in the post-implementation/operation stage, including costs related to training and software maintenance, are expensed as incurred.

Research and Development

The Company engages in new software development efforts. Research and development expenses relating to possible future software are expensed as incurred. Research and development expenses were approximately $0 for the years ended December 31, 2017 and 2016.

Advertising Expenses

The Company expenses advertising costs as incurred. Advertising may consist of media or online advertising and marketing. As such, advertising expenses were approximately $395,446 and $86,037 for the years ended December 31, 2017 and 2016, respectively.

Stock-Based Compensation

The Company accounts for share based payments in accordance with ASC 718, Compensation - Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. In accordance with ASC 718-10-30-9, Measurement Objective – Fair Value at Grant Date, the Company estimates the fair value of the award using a valuation technique. For this purpose, the Company uses the Black-Scholes option pricing model. The Company believes this model provides the best estimate of fair value due to its ability to incorporate inputs that change over time, such as volatility and interest rates, and to allow for actual exercise behavior of option holders.

Compensation cost is recognized over the requisite service period, which is generally equal to the vesting period. Upon exercise, shares issued will be newly issued shares from authorized common stock.

ASC 505, Compensation-Stock Compensation (“ASC 505”), establishes standards for the accounting for transactions in which an entity exchanges its equity instruments to non-employees for goods or services. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of ASC 505.

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Loss Per Common Share

Basic loss per Common Share is computed by dividing losses attributable to Common shareholders by the weighted-average number of shares of Common Stock outstanding during the period.

Diluted loss per Common Share is computed by dividing loss attributable to Common shareholders by the weighted-average number of Shares of Common Stock outstanding during the period increased to include the number of additional Shares of Common Stock that would have been outstanding if the potentially dilutive securities had been issued. Potentially dilutive securities include outstanding convertible Preferred Stock, stock options, warrants, and convertible debt. The dilutive effect of potentially dilutive securities is reflected in diluted earnings per share by application of the treasury stock method. Under the treasury stock method, an increase in the fair market value of the Company’s Common Stock can result in a greater dilutive effect from potentially dilutive securities.

For the years ended December 31, 2017 and 2016, all of the Company’s potentially dilutive securities (options and convertible debt) were excluded from the computation of diluted earnings per share as they were anti-dilutive. The total number of potentially dilutive Common Shares that were excluded were 883,388 and 1,198,733 at the years ended December 31, 2017 and 2016, respectively.

Income Taxes

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

The Company follows ASC 740 Income Taxes (“ASC 740”). ASC 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740 provides guidance on the measurement, recognition, classification and disclosure of tax positions, along with accounting for the related interest and penalties. The Company recognizes the financial statement benefit of a tax position only after determining that a position would more likely than not be sustained based upon its technical merit if challenged by the relevant taxing authority and taken by management to the court of the last resort. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon settlement with the relevant tax authority.

The Company’s policy is to recognize both interest and penalties related to unrecognized tax benefits in income tax expense. Interest and penalties on unrecognized tax benefits expected to result in payment of cash within one year are classified as accrued liabilities, while those expected beyond one year are classified as other liabilities. The Company has not recorded any interest and penalties since its inception.

The Company files income tax returns in the U.S. federal tax jurisdiction and various state tax jurisdictions. The tax years for 2013 to 2017 remain open for federal and/or state tax jurisdictions. The Company is currently not under examination by any other tax jurisdictions for any tax years.

Recent Accounting Pronouncements

Management has considered all other recent accounting pronouncements issued since the last audit of the Company’s consolidated financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s consolidated financial statements.

NOTE 2 – GOING CONCERN

The Company’s consolidated financial statements are presented on the accrual basis of accounting and accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has sustained substantial losses from operations since commencement of operations and at December 31, 2017, the Company had an accumulated deficit of $4,536,947 and a working capital deficit of $17,113, and no revenues to cover its operating costs. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. As of the date of this Report, the Company had not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.

The future of the Company as an operating business will depend on its ability to (1) obtain sufficient capital contributions and/or financing as may be required to sustain its operations, and (2) to achieve adequate revenues from its operations. Management's plan to address these issues includes, (a) continued exercise of tight cost controls to conserve cash, (b) obtaining additional financing, (c) placing revenue producing services into place, and (d) identifying and executing on additional revenue generating opportunities.

There is a risk that the Company will be unable to achieve the above results or obtain adequate financing on terms considered satisfactory to the Company, or at all.

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NOTE 3 – PROPERTY AND EQUIPMENT

The Company’s property and equipment were comprised of the following as of December 31, 2017 and 2016:

	December 31, 2017	December 31, 2016
Computer and Equipment	10,237	2,816
Assets Used to Fulfill Contract Obligations	70,195	–
Less: Accumulated Depreciation	(3,067)	(1,902)
Net Property and Equipment	$77,365	$914

NOTE 4 – LOANS PAYABLE

Related Party Advances

Notes payable due to related parties consisted of the following as of December 31, 2017 and 2016:

Balance December 31, 2016	$–
Cash additions	–
Expense additions	46,618
Cash payments	(39,161)
Balance December 31, 2017	$7,457

In 2017, the Company’s CEO had expense additions of $46,618, and was repaid $39,161.

Notes Payable

Notes payable consisted of the following as of December 31, 2017 and 2016:

Balance December 31, 2016	$20,000
Cash additions	50,000
Expense additions	–
Cash payments	(70,000)
Balance December 31, 2017	$–

On August 3, 2016, the Company entered into a promissory note purchase agreement with an unrelated individual for $20,000. This note was due on demand. On April 13, 2017, the Company repaid the balance in full.

On February 3, 2017, the Company issued a short-term note to an unrelated third-party individual for $50,000 due on demand. The note bore an interest rate of 10% per annum interest within the 90-day period and would increase to 20% interest if not fully paid back within 90 days. On April 9, 2017, the Company repaid the balance in full.

F-20

Convertible Notes Payable

Notes payable due to non-related parties consisted of the following as of December 31, 2017, and December 31, 2016:

Balance December 31, 2016, net of discount	$67,345
Conversions	–
Cash payments	(240,000)
Amortization of debt discount	172,655
Balance December 31, 2017	$–

Effective September 22, 2016, the Company conducted a private offering of convertible notes (the “Note Offering”) to raise additional capital that would remain in the Company following the Closing of the EveryStory Transaction. In the convertible note offering, the Company raised an aggregate of $240,000, which was to be a component of the post-Closing capitalization of the Company. In the Note Offering, investors entered into a securities purchase agreement (the “Note SPA”) and were issued a convertible redeemable promissory note (collectively, the “Convertible Notes”). Pursuant to the terms of the Note SPA, each investor represented and warranted that it was an accredited investor and that he or she was purchasing the Convertible Notes for his or her own account, and not with a view to distribution, as well as other standard representations made in private transactions. Also pursuant to the Note SPA, the Company had the right to put an additional Convertible Note (in the same principal amount as purchased by the applicable investor) beginning on January 3, 2017, subject to certain conditions. The Convertible Notes bore interest at a rate of 10%, and were to mature on September 13, 2017, if not converted or prepaid prior to that. The Convertible Notes could convert into shares of the Company's common stock at a price for each share of Common Stock equal to 65% of the lowest closing bid price of the Common Stock as reported on the OTC Market platform on which the Company’s shares are quoted or any exchange upon which the Common Stock may be traded in the future ("Exchange"), on the date of the closing of the EveryStory Transaction. Up to 50% of the Convertible Notes could be repaid by the Company any time prior to 180 days after the issuance of the Convertible Notes, with a 30% premium to be paid in connection with the prepayment. As a result of this transaction a debt discount of $240,000 was recorded against the note. As of December 31, 2017, interest expense of $172,655 was recorded as part of the amortization of the debt discount, leaving a debt discount balance of $0 at December 31, 2017.

In March 2017, the Company modified the interest rate on the Convertible Notes to 15% per annum and repaid the Convertible Notes in the original principal amount of $240,000. In connection with the repayment of the Convertible Notes, the Company repaid a total of $240,000 in principal and $18,000 in interest, and agreed to issue 83,300 pre-split/27,768 post-split shares of the Company’s common stock to the holders of the Convertible Notes. The shares of common stock were issued pursuant to Section 4(a)(2) of the Securities Act of 1933 and regulations promulgated thereunder. Each of the holders of the Convertible Notes represented to the Company that it was an accredited investor, that it was acquiring the shares for its own account and for investment purposes, and not with an intent to distribute. The Company evaluated the amendment under ASC 470-50, Debt - Modification and Extinguishment, and concluded that the additional shares issued and increase in annual interest rate did result in significant and consequential changes to the economic substance of the debt and thus recorded a loss on extinguishment of the debt of $91,593.

NOTE 5 –DERIVATIVE LIABILITIES

The Company evaluates its fair value hierarchy disclosures each quarter. The Company has convertible notes with embedded conversion features, which is accounted for as a derivative liability and measured at fair value on a recurring basis. At December 31, 2017, this derivative liability had an estimated fair value of $0.

The following table presents information about the derivative liability, which was our only financial instrument measured at fair value on a recurring basis using significant inputs other than level one inputs that are either directly or indirectly observable (Level 3) as of December 31, 2017:

Balance at December 31, 2016	$234,502
Conversion	(91,667)
Change in Fair Value of Derivative	(142,835)
Balance at December 31, 2017	$–

F-21

The fair value of this derivative liability was calculated using the multinomial lattice models that value the derivative liability within the notes based on a probability weighted discounted cash flow model. These models are based on future projections of the various potential outcomes. The features in the notes that were analyzed and incorporated into the model included the conversion feature with the reset provisions; redemption provisions; and the default provisions. Assumptions used to calculate the fair value of the derivative liability were as follows:

December 31,
2017
Expected term in years	0.51 years
Risk-free interest rates	0.89%
Volatility	48.05%
Dividend yield	0%

In addition to the assumptions above, the Company also takes into consideration whether or not the Company would participate in another round of financing, if that financing is registered or not, and what that stock price would be for the financing at that time. The Company notes that the notes have matured, and that the Company is no longer calculating a derivative value for these notes.

NOTE 6 –PREFERRED STOCK

The Company has authorized 20,000,000 Preferred Stock, of which it has designated 150,000 shares of $0.0001 par value per share Series A Redeemable Preferred Stock (“Series A Preferred Stock”). The Series A Preferred Stock has a stated value of $1.00 per share, of which 0 and 112,690 shares were issued and outstanding as of December 31, 2017 and 2016, respectively.

During the year ended December 31, 2017, the Company redeemed 112,690 shares of Series A Preferred Stock with a stated value of $1.00 per share for $112,690.

Series A Redeemable Preferred Stock

The Series A Preferred Stock have the following rights and preferences:

•	Redeemable at any time at the option of the holder for cash on a dollar-per-dollar basis at a redemption of $1.00 per share.

•	Convertible into shares of Common Stock using a conversion price of $0.10 per share.

•	No general voting rights until converted into Common Stock.

•	Entitled to receive dividends at a rate per annum of 8%.

•	Liquidation preference upon a liquidation event.

On October 17, 2017, the Company filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) with the Secretary of State of Nevada to increase authorized preferred stock from 1,000,000 to 20,000,000 shares.

NOTE 7 – COMMON STOCK

The Board of Directors of the Company approved a one for twenty reverse stock split that became effective September 25, 2018. The effect of this reverse stock split has been retroactively reflected in these financial statements.

As of December 31, 2017, the Company was authorized to issue 600,000,000 shares of $0.001 par value per share Common Stock, of which 47,043,268 and 12,060,367 shares were issued outstanding as of December 31, 2017 and 2016, respectively. On October 17, 2017, the Company filed the Amendment with the Secretary of State of Nevada, which also increased the authorized common shares from 66,666,667 shares to 600,000,000 shares.

Year Ended December 31, 2017

The Company conducted three private offerings which closed during the year ended December 31, 2017 as summarized below.

Investor Offering

The first private offering was offered to investors (the “Investor Offering”), in which the Company sold units (the “Units”) which consisted of four (4) shares of the Company’s common stock and warrants to purchase one (1) additional share of common stock. The per Unit price was $0.12, and the exercise price for the warrants is $0.45. The warrants cannot be exercised until two years from the purchase date (subject to certain conditions), and expire four years after the purchase date.

As of the closing of the Investor Offering, the Company had sold an aggregate of 26,215,499 post-split shares of its common stock in the Investor Offering and issued warrants to purchase an additional 6,553,860 post-split shares of its common stock.

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Employee/Consultant Offering

The second private offering was offered to employees and consultants of the Company (the “Employee Offering”), in which the Company sold shares of its common stock at a purchase price of $0.03 per share, the same price as in the Investor Offering; however, there were no warrants in the Employee Offering. The shares sold in the Employee Offering include restrictions on their resale, and the Company reserved the right to repurchase the shares (the “Repurchase Right”) on terms as agreed between the Company and the employee or consultant. Per the Employee and Consultant Share Purchase Agreement, the Company’s Repurchase Rights will terminate (subject to certain conditions) following a term of not less than 5 months or more than 36 months from the purchase date.

As of the date of the closing of the Employee Offering, the Company had sold an aggregate of 5,201,333 shares of its common stock in the Employee Offering.

The aggregate amount raised by the Company in the Investor Offering and the Employee Offering as of the closing of the two offerings was $942,502.

The foregoing summary of the terms and conditions of the Employee Offering does not purport to be complete, and is qualified in its entirety by reference to the full text of the Employee and Consultant Share Purchase Agreement which was filed as an exhibit to a Current Report on Form 8-K filed on July 25, 2017.

The securities offered and sold and to be sold by the Company in the Investor Offering and the Employee Offering were not and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Investor Offering and the Employee Offering were made in reliance on the private offering exemption of Section 4(a)(2) of the Securities Act and/or the private offering safe harbor provisions of Rule 506 of Regulation D based on the following factors: (i) the number of offerees or purchasers, as applicable, (ii) the absence of general solicitation, (iii) investment representations obtained from the security holders in each of the transactions, (iv) the provision of appropriate disclosure, and (v) the placement of restrictive legends on the certificates reflecting the securities.

Prior Private Offering

Also, during year ended December 31, 2017, pursuant to another private placement offering conducted and closed earlier in the calendar year (the “Prior Private Offering”). The Company issued 2,342,924 post-split shares of common stock for gross proceeds of $1,215,750.

On March 10, 2017, the Company issued 83,300 pre-split shares/27,768 post-split shares of the Company’s common stock to the holders of the Convertible Notes as part of the modification and settlement of the notes, fair-valued at $183,260.

Pre-Launch Offering

The Company commenced a private placement offering of shares of its common stock (the “Pre-launch Offering”) in the fourth quarter of 2017. As of year-end the Company had sold a total of 1,195,385 shares of the Company's Common Stock for net proceeds of $777,000 in the Pre-launch Offering.

Year Ended December 31, 2016

On June 5, 2016, EveryStory issued 88,000 shares of its common stock, which were exchanged for 616,133 shares of Dthera common stock for the purchase agreement for an SIT Patent for a value of $58,960.

On August 3, 2016, EveryStory issued 10,000 shares of its common stock, which exchanged for 70,015 shares of Dthera common stock, for a value of $6,700 of accrued interest.

On September 15, 2016, EveryStory issued 25,000 shares of its common stock, which were exchanged for 175,038 shares of Dthera common stock valued at $16,750 for services.

On September 16, 2016, EveryStory issued 37,500 shares of its common stock, which were exchanged for 263,325 shares of Dthera common stock valued at $25,125 in settlement of $60,000 of accrued consulting fees. This resulted in a gain on settlement of $34,874.

On September 21, 2016, as part of the A&R Agreement, EveryStory issued 625,033 shares of its common stock, which were exchanged for 4,388,997 shares of Dthera common stock, for the conversion of debt for a value of $730,174. In connection with the A&R Agreement, the parties agreed that the prior shareholders of the Company would own an aggregate of 16,000,000 post-split shares of the Company’s common stock as part of the agreement totaling $56,354. The reverse stock split is discussed in more detail in Note 1 above.

From November to December 2016 the Company issued 314,500 shares of common stock at $0.20 per share for cash proceeds of $62,900, pursuant to the private placement offering.

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NOTE 8 – STOCK PURCHASE OPTIONS

Stock Purchase Options

During the year ended December 31, 2017, the Company did not issue any stock purchase options. As the holders of the Company’s outstanding options are employees and non-employees, the values attributable to non-employee options are remeasured on a quarterly basis and amortized over the service period and until they have fully vested over a 3 year vesting period. Stock options issued to employees are valued on the date of issuance and amortized over the service period until they have fully vested over a 3 year vesting period. The Company believes that the fair value of the stock options is more reliably measurable than the fair value of the services received. The fair value of the non-employee stock options granted was revalued at each reporting date using the Black-Scholes valuation model. As of December 31, 2017, the Company remeasured the options at a value of $960,518 to be recognized over the vesting period, of which $468,280 has been recognized.

The following table summarizes the changes in options outstanding of the Company during the year ending December 31, 2017:

	Number of Options	Weighted Average Exercise Price $
Outstanding, December 31, 2016	1,382,351	0.29

Outstanding, December 31, 2017	1,382,351	0.29

Exercisable, December 31, 2017	1,299,808	0.29

As of December 31, 2017, the Company had $492,238 in unrecognized expense related to future vesting of stock options.

Stock Purchase Warrants

In 2017, the Company issued warrants to purchase a total of 6,553,860 shares of the Company’s common stock as part of the Investor Offering discussed above.

The following table summarizes the changes in Warrants outstanding of the Company during the year ended December 31, 2017:

	Number of Warrants	Weighted Average Exercise Price $
Outstanding, December 31, 2016	–	–

Outstanding, December 31, 2017	6,553,860	0.45

Exercisable, December 31, 2017	–	–

NOTE 9 – INCOME TAXES

The components of the net deferred tax asset as of December 31, 2017 and 2016:

	December 31, 2017	December 31, 2016
Operating loss carryforwards	$1,542,562	$672,656
Depreciation & amortization	(2,876)	(2,480)
Loss on impairment	(22,460)	(22,460)
Stock-based compensation	(182,986)	(117,416)
Total Deferred Tax Assets	1,334,240	530,300
Valuation allowance	(1,334,240)	(530,300)
Net Deferred Tax Asset	$–	$–

F-24

Federal and state net operating loss carryforwards were $4,536,947 and $1,978,400 as of December 31, 2017 and 2016, respectively. The net operating loss carryforwards expire between 2033 and 2037.

The following is a reconciliation of the amount of provision for (benefit from) income taxes that would result from applying the federal statutory rate to pretax loss with the provision for income taxes for the years ended December 31, 2017 and 2016, respectively:

	December 31, 2017	December 31, 2016
Tax at statutory rate (34%)	$(869,906)	$(406,233)
Non-deductible expenses	65,966	118,465
Change in valuation allowance	803,940	287,768
State tax benefit, net of federal tax effect	–	–
Provision for Income Taxes	$–	$–

The Company adopted FASB ASC 740-10-05-6 on January 1, 2013. Under FASB ASC 740-10-05-6, tax benefits are recognized only for the tax positions that are more likely than not be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon ultimate settlement. Unrecognized tax benefits are tax benefits claimed in the company's tax return that do not meet these recognition and measurement standards.

Upon the adoption of FASB ASC 740-10-05-6, the Company had no liabilities for unrecognized tax benefits and, as such, the adoption had no impact on its financial statements, and the Company has recorded no additional interest or penalties. The Adoption of FASB ASC 740-10-05-6 did not impact the Company's effective tax rates.

The Company's policy is to recognize potential interest and penalties accrued related to unrecognized tax benefits with the income tax expense. For the years ended December 31, 2017, and 2016, the Company did not recognize any interest or penalties in its Consolidated Statements of Operations, nor did it have any interest or penalties accrued in its Consolidated Balance Sheets at December 31, 2017 and 2016 relating to unrecognized benefits.

The tax years 2013 through 2017 remain open to examination for federal income tax purposes and by other major taxing jurisdictions to which the Company is subject.

NOTE 10 – FAIR VALUE MEASUREMENTS

Liabilities measured at fair value on a recurring basis at December 31, 2017, are summarized as follows:

	Level 1	Level 2	Level 3	Total
Fair value of options	$–	$960,518	$–	$960,518
Fair value of derivatives	$–	$–	$–	$–

Fair value is calculated using the Black-Scholes options pricing model for the stock options and the Binomial Lattice model for the derivatives.

Liabilities measured at fair value on a recurring basis at December 31, 2016, are summarized as follows:

	Level 1	Level 2	Level 3	Total
Fair value of options	$–	$1,609,699	$–	$1,609,699
Fair value of derivatives	$–	$–	$234,502	$234,502

F-25

NOTE 11- SUBSEQUENT EVENTS

In accordance with ASC 855, Company’s management reviewed all material events through the date of this filing and determined that there were the following material subsequent events to report:

Common Stock

From January 1, 2018, through March 29, 2018, the Company issued 3,200,658 shares of Common Stock for $1,017,925 in cash in connection and $500,000 in subscription receivables with a private placement offering.

On January 26, 2018, an option holder exercised 98,955 options for common stock for $10,602.

On March 21, 2018, the Company’s Board of Directors voted to grant to sixteen individuals options to purchase up to an aggregate of 1,500,000 shares of the Company’s common stock. The terms of the options are as follows: the options vest one-third on the first anniversary of the date of grant; one-third on the second anniversary of the date of grant; and one-third on the third anniversary of the date of grant; the options have a contractual life of eight years from the date of grant; and the exercise price is $0.65, which was the market price of the options on the date of the grant.  The number of options granted ranges from 25,000 to 250,000, depending on the individual. Included in the grants were options to purchase up to 250,000 shares to Edward Cox, the Company’s President and Chief Executive Officer, and options to purchase up to 250,000 shares to David Keene, the Company’s Chief Technical Officer. The options were not issued pursuant to a stock option or stock incentive plan. As of March 28, 2018, 1,500,000 options had been issued.

Hatch Agreement

On January 20, 2018, the Company entered into a Standard Services Agreement (the “SSA”) with Hatch International Limited relating to the creation and manufacture of the Tablets and related hardware. The Company agreed to pay an aggregate of $602,000 for the setup, creation, and manufacture of the initial 5,000 Tablets.

F-26

PROSPECTUS

_________________ Shares of Common Stock

A.G.P.

_______________________, 2018

27

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The table below itemizes the expenses payable by the registrant in connection with the registration and issuance of the securities being registered hereunder, other than placement agents' fees. All amounts except the Securities and Exchange Commission registration fee are estimated.

Securities and Exchange Commission Registration Fee	$1,495.00
FINRA fee	$3,087.50
Nasdaq listing fee	$50,000.00
Legal Fees and Expenses*	$350,000.00
Accountants’ Fees and Expenses*	$70,000.00
Miscellaneous Fees and Expenses*	$5,417.50
Total*	$480,000.00

* Estimates.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our officers and directors are indemnified under Nevada law. Our Amended and Restated Articles of Incorporation and our Bylaws are silent as to director and officer indemnification other than to allow such indemnification to the greatest extent permitted by Nevada law.

Nevada Revised Statute. The registrant is a Nevada corporation.

Section 78.138 of the Nevada Revised Statutes provides that a director or officer will not be personally liable to the corporation and its stockholders unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law. The provisions of the Nevada Revised Statutes with respect to limiting personal liability for directors and officers are self-executing and, to the extent the provisions of our Amended and Restated Articles of Incorporation and By-laws would be deemed to be inconsistent therewith, the provisions of the Nevada Revised Statutes will control.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person’s service in such capacity if such person (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, however, no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes permits any discretionary indemnification under Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, to be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

II-1

ITEM 15.	SALES OF UNREGISTERED SECURITIES IN PAST THREE YEARS.

RSJ and Wade Capital Bridge Transaction

On September 14, 2018, we entered into a Promissory Note Purchase Agreement (collectively, the “Wade Note Purchase Agreements”) with Wade Capital Corporation (“Wade”), pursuant to which we issued a 10% Original Issue Discount Promissory Note with a face amount of $275,000, with a purchase price of $250,000 (the “Wade Note”).

On September 17, 2018, we entered into another Promissory Note Purchase Agreement (the “RSJ Note Purchase Agreement,” and with the Wade Note Purchase Agreement, the “Bridge Note Purchase Agreements”) with RSJ INVESTMENTS SICAV A.S. pursuant to which we issued a 10% Original Issue Discount Promissory Note (the “RSJ Note,” and with the Wade Note, the “Bridge Notes”) with a face amount of $550,000, with a purchase price of $500,000, $100,000 of which was paid through the exchange of an existing promissory note, and the other $400,000 of which was paid in cash.

In addition, we issued warrants (the “Bridge Warrants”) to acquire an aggregate of 1,500,000 pre-split/75,000 post-split shares (the “Warrant Shares”) of our Common Stock pursuant to the terms of the Note Purchase Agreement, covering 500,000 pre-split/25,000 post-split shares of Common Stock to Wade and 1,000,000 pre-split/50,000 post-split shares of Common stock to RSJ. As an added inducement to the Purchasers to enter into its respective Bridge Note Purchase Agreement, we also issued an aggregate of 750,000 pre-split/37,500 post-split shares of our restricted common stock, consisting of 250,000 pre-split/12,500 post-split shares to Wade and 500,000 pre-split/25,000 post-split shares to RSJ (collectively, the “Commitment Shares,” and collectively with the Warrants and the Bridge Notes, the “Bridge Securities”).

Pursuant to the Note Purchase Agreements, each of the Purchasers agreed that the face amounts of the Bridge Notes would convert automatically into or be exchanged for securities to be issued in certain potential future financings, as specified in the Bridge Notes and the Bridge Purchase Agreements. We agreed that until the Bridge Notes are so converted, with limited exceptions, we would not incur any debt that is senior to or pari passu with the Bridge Notes without the approval of the Purchasers.

The proceeds from the sale of the Bridge Securities are intended to be used for general corporate proceeds.

The sale of the Bridge Securities is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(a)(2) of the Act (in that the Bridge Notes, the Commitment Shares, the Bridge Warrants, and the Bridge Warrant Shares were sold by us in a transaction not involving any public offering) and pursuant to Rule 506 of Regulation D promulgated thereunder. The Bridge Notes, the Commitment Shares, the Bridge Warrants, and the Bridge Warrant Shares are restricted securities that have not been registered under the Act, and will not be registered under the Act, and may not be offered or sold absent registration or applicable exemption from the registration requirements.

Ionic Bridge Transaction

On September 21, 2018, we entered into a Securities Purchase Agreement (the “Ionic Purchase Agreement”) with Ionic Ventures, LLC (“Ionic”) for the issuance and sale of (i) an Original Issue Discount Senior Convertible Promissory Note (the “Ionic Note”) in the aggregate principal amount of $1,100,000 with a six-month term, that is convertible into shares (the “Ionic Conversion Shares”) of our common stock, par value $0.001 per share (the “Common Stock”) under certain conditions set forth in the Ionic Note, and (ii) warrants (the “Ionic Warrants”) to acquire shares (the “Ionic Warrant Shares”) of our Common Stock pursuant to the terms of the Ionic Purchase Agreement. As an added inducement to Ionic to enter into the Ionic Purchase Agreement, we also issued 1,000,000 pre-split/50,000 post-split shares of our restricted common stock (the “Ionic Commitment Shares,” and collectively with the Ionic Note and the Ionic Warrants, the “Ionic Securities”). The purchase price for the Ionic Securities was $1,000,000.

II-2

Pursuant to the Ionic Purchase Agreement, as long as the Ionic Note is outstanding (including any extension or modification thereto), if we effect a future financing that is permitted under the Ionic Purchase Agreement, Ionic may elect, in its sole discretion, to exchange up to $550,000 of the Note then held by Ionic for any securities issued in such permitted future financing, all on terms as specified in the Ionic Purchase Agreement. In addition, at any time prior to the listing of the Common Stock on a national securities exchange, Ionic benefits from a “most favored nation” provision requiring the Company to amend the terms of the Ionic Securities to reflect any more favorable terms in any subsequent sales of securities of like tenor, structure or kind as the Ionic Securities.

We incurred certain fees in connection with the Ionic Purchase Agreement, all of which were paid on or about September 21, 2018: (i) we reimbursed Ionic for their legal fees; and (ii) we paid an advisory fee to Alliance Global Partners (“AGP”), which served as the placement agent in connection with the sale of the Ionic Securities.

The Ionic Purchase Agreement contains certain customary representations, warranties, and covenants by, among, and for the benefit of the parties, which were made solely for the benefit of the parties thereto and are intended as a way of allocating the risk among such parties. Accordingly, stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or condition of the Company.

We intend to use the proceeds from the sale of the Ionic Securities for general corporate purposes.

The sale of the Ionic Securities is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(a)(2) of the Act (in that the Ionic Securities were sold by us in a transaction not involving any public offering) and pursuant to Rule 506 of Regulation D promulgated thereunder. The Ionic Securities are restricted securities that have not been registered under the Act, and will not be registered under the Act, and may not be offered or sold absent registration or applicable exemption from the registration requirements.

Closing of Pre-Rollout Offering

We announced on July 23, 2018, that we had closed a private placement offering of shares of its common stock (the “Pre-Rollout Offering”). We had commenced the Pre- Rollout Offering in late 2017.

As of the date of the closing of the Pre- Rollout Offering, we had sold a total of approximately 3,925,274 pre-split/196,264 post-split shares of our common stock in the Pre- Rollout Offering, and had raised an aggregate of approximately $2,551,350.

The Pre- Rollout Offering was made to accredited investors only. No warrants or other securities were offered in the Pre- Rollout Offering.

The above issuances were completed in reliance on exemptions from registration under Section 4(a)(2) of the Securities Act. These transactions qualified for exemption from registration because (i) we did not engage in any general solicitation or advertising to market the securities; (ii) each purchaser was provided the opportunity to ask questions and receive answers from us regarding our business and the issuance; (iii) the securities were issued to persons with knowledge and experience in financial and business matters so that he or she is capable of evaluating the merits and risks of an investment in us; and (iv) the recipients received “restricted securities” that include a restrictive legend on the certificate, which restricts the shares from being transferred except pursuant to a registration statement that is effective with the SEC or pursuant to an exemption from registration.

Promissory Notes

On July 2, 2018, we issued a short-term note to an unrelated party for $100,000 due 60 days from the date of issuance, which was subsequently extended through October 31, 2018. The note bears an interest rate of 12% per annum, and we have the right to pre-pay with no penalty or premium. Our obligation to repay the note was secured by the grant of a security interest in our assets.

On July 2, 2018, we received $50,000 for a short-term promissory note to an unrelated party due 60 days from the date of issuance, which was subsequently extended through October 31, 2018. The note bears interest at a rate of 12% per annum, and we have the right to pre-pay with no penalty or premium. Our obligation to repay the note was secured by the grant of a security interest in our assets.

II-3

The above issuances were completed in reliance on exemptions from registration under Section 4(a)(2) of the Securities Act. These transactions qualified for exemption from registration because (i) we did not engage in any general solicitation or advertising to market the securities; (ii) each purchaser was provided the opportunity to ask questions and receive answers from us regarding our business and the issuance; (iii) the securities were issued to persons with knowledge and experience in financial and business matters so that he or she is capable of evaluating the merits and risks of an investment in us; and (iv) the recipients received “restricted securities” that include a restrictive legend on the note, which restricts the note from being transferred except pursuant to a registration statement that is effective with the SEC or pursuant to an exemption from registration.

Investor and Employee Offerings

Additionally, on July 12, 2017, we commenced two parallel private offerings of its securities. The aggregate amount sought to be raised in the two offerings was $975,000. The offerings were closed on September 21, 2017.

Investor Offering

The first private offering was offered to investors (the “Investor Offering”), in which we sold units (the “Units”) which consisted of four shares of our common stock and warrants to purchase one additional share of common stock. The per Unit price was $0.03 – $0.60 pre-split/ $0.60 - $12.00 post-split, and the exercise price for the warrants is $0.45 pre-split/$9/00 post-split. The warrants cannot be exercised until two years from the purchase date (subject to certain conditions), and expire four years after the purchase date.

As of the closing of the Investor Offering, we had sold an aggregate of 26,215,499 pre-split/ 1,310,775 post-split shares of our common stock in the Investor Offering and issued warrants to purchase an additional 6,553,848 pre-split/327,692 post-split shares of our common stock. (Please note: In our Quarterly Report for the quarter ended June 30, 2017, we inadvertently overstated the number of warrants that had been issued to that point in connection with the Investor Offering. The correct number as of August 10, 2017, was 2,765,341 pre-split/ 138,267 post-split shares.)

Employee/Consultant Offering

The second private offering was offered to our employees and consultants (the “Employee Offering”), in which we sold shares of its common stock at a purchase price of $0.03 pre-split/$0.60 post-split per share, the same price as in the Investor Offering; however, there were no warrants in the Employee Offering. The shares sold in the Employee Offering include restrictions on their resale, and we reserved the right to repurchase the shares (the “Repurchase Right”) on terms as agreed between us and the employee or consultant. Per the Employee and Consultant Share Purchase Agreement, our Repurchase Rights will terminate (subject to certain conditions) following a term of not less than 5 months or more than 36 months from the purchase date.

As of the date of the closing of the Employee Offering, we had sold an aggregate of 4,251,333 pre-split/212,567 post-split shares of our common stock in the Employee Offering.

The aggregate amount raised by us in the Investor Offering and the Employee Offering as of the closing of the two offerings was $914,022.

The Investor Offering and the Employee Offering were made in reliance on the private offering exemption of Section 4(a)(2) of the Securities Act and/or the private offering safe harbor provisions of Rule 506 of Regulation D based on the following factors: (i) the number of offerees or purchasers, as applicable, (ii) the absence of general solicitation, (iii) investment representations obtained from the security holders in each of the transactions, (iv) the provision of appropriate disclosure, and (v) the placement of restrictive legends on the certificates reflecting the securities.

Also, on April 10, 2017, we closed a private placement offering (the “Q1 Private Offering”) in which we raised gross proceeds of approximately $1,233,900. We sold an aggregate of 7,119,500 pre-split/355,975 post-split shares of our common stock in the Q1 Private Offering to approximately 27 investors. Our officers and directors conducted the offering. For one investor, we also worked with a placement agent and paid a $5,000 cash fee and will be issuing 10,000 pre-split/500 post-split restricted shares in connection with the transaction. All of the investors signed agreements indicating that they were accredited investors, that they were purchasing our shares for investment purposes and not with a view to distribute them, that they were purchasing for their own accounts and not for the accounts of others, that they were experienced in investing in early stage companies, and that they had been afforded sufficient opportunities to obtain information about us.

II-4

The Q1 Private Offering was conducted in reliance on the private offering exemption of Section 4(a)(2) of the Securities Act, as well as rules and regulations promulgated thereunder based on the following factors: (i) the number of purchasers; (ii) the absence of general solicitation; (iii) investment representations obtained from the investors in the transaction; (iv) the provision of appropriate disclosures; and (v) the placement of restrictive legends on the certificates reflecting the securities sold.

In February 2017, we issued a short-term note to an unrelated party individual for $50,000 due on demand. The note bore an interest rate of 10% per annum interest within the 90 day period and will increase to 20% interest if not fully paid back within 90 days. On April 9, 2017, we paid the full balance of $50,000.

The short-term note was issued  in reliance on the private offering exemption of Section 4(a)(2) of the Securities Act, as well as rules and regulations promulgated thereunder based on the following factors: (i) the number of purchasers; (ii) the absence of general solicitation; (iii) investment representations obtained from the investors in the transaction; (iv) the provision of appropriate disclosures; and (v) the placement of restrictive legends on the promissory note.

In March 2017, we repaid convertible notes in the original principal amount of $240,000 (the “Convertible Notes”). The Convertible Notes were issued by us shortly before the DSO transaction on September 21, 2016. In connection with the repayment of the Convertible Notes, we repaid a total of $240,000 in principal and $18,000 in interest, and agreed to issue 83,300 pre-split/4,165 post-split shares of our common stock to the holders of the Convertible Notes. The shares of stock were issued pursuant to Section 4(a)(2) of the Securities Act and regulations promulgated thereunder. Each of the holders of the Convertible Notes represented to us that it was an accredited investor, that it was acquiring the shares for its own account and for investment purposes, and not with an intent to distribute.

On March 21, 2018, our Board of Directors voted to grant to sixteen individuals options to purchase up to an aggregate of 1,500,000 pre-split/75,0000 post-split shares of our common stock. The terms of the options are as follows: the options vest one-third on the first anniversary of the date of grant; one-third on the second anniversary of the date of grant; and one-third on the third anniversary of the date of grant; the options have a contractual life of eight years from the date of grant; and the exercise price is $0.65 pre-split/$13.00 post-split, which was the market price of the options on the date of the grant.  Included in the grants were options to purchase up to 250,000 pre-split/12,500 post-split shares to our President and Chief Executive Officer, and options to purchase up to 250,000 pre-split/12,500 post-split shares to our Chief Technical Officer. The options were not issued pursuant to a stock option or stock incentive plan.

On April 6, 2018, our Board of Directors approved the grant of 250,000 pre-split/12,500 post-split shares of our common stock to the newest member of the Board of Directors. The terms of the options are as follows: the options vest one-third on the first anniversary of the date of grant; one-third on the second anniversary of the date of grant; and one-third on the third anniversary of the date of grant; the options have a contractual life of eight years from the date of grant; and the exercise price is $0.65 pre-split/$13.00 post-split.

On June 13, 2018, our Board of Directors approved the grant of 60,000 pre-split/3,000 post-split options to purchase shares of our common stock, to a consultant in exchange for services. The options granted had an exercise price of $0.45 pre-split/$9.00 post-split per share. One-sixth of the options shall vest each month for six months, the first one-sixth will vest in June 2018 and the last one-sixth will vest in November 2018. The grants expire on the eighth anniversary of the date of grant.

On June 28, 2018, our Board of Directors approved the grant of an aggregate of 600,000 pre-split/30,000 post-split options to purchase shares of our common stock, consisting of grants of 25,000 pre-split/1,250 post-split options to 24 of our employees and consultants who had been instrumental in helping us get to the point of the initial commercialization of the ReminX Product. The options granted had an exercise price of $0.42 pre-split/$8.40 post-split per share, and vest one-third on each of the first, second, and third anniversaries of the date of grant, and expire on the eighth anniversary of the date of grant.

On June 28, 2018, our Board of Directors approved the grant of an aggregate of 250,000 pre-split/12,500 post-split options to purchase shares of our common stock, consisting of grants of 125,000 pre-split/6,250 post-split options to two of our Board Members. The options granted had an exercise price of $0.42 pre-split/$8.40 post-split per share, and vest one-third on each of the first, second, and third anniversaries of the date of grant, and expire on the eighth anniversary of the date of grant.

The option grants were completed in reliance on exemptions from registration pursuant to Section 4(a)(2) and Rule 701 and other rules. The grants of options qualified for exemption from registration because we were not subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) as of the dates of grant, and the other requirements of Rule 701 were met.

II-5

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

Exhibit	Description
1.1*	Form of Underwriting Agreement
2.1	Amended and Restated Acquisition and Share Exchange Agreement between Knowledge Machine International, Inc., and EveryStory, Inc., and the Shareholders of EveryStory, Inc., dated as of September 21, 2016 (1)
3.1	Articles of Incorporation (2)
3.1.1	Certificate of Amendment (3)
3.1.2	Certificate of Change (4)
3.1.3	Certificate of Amendment (11)
3.2	Bylaws (5)
3.3	Certificate of Designation Establishing the Designation, Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A Preferred Stock, as filed with the Nevada Secretary of State on June 30, 2016 (6)
3.4	Certificate of Amendment to Articles of Incorporation (7)
4.1	Ionic Note (11)
4.2	Ionic Warrant (11)
4.3	Form of Bridge Note (12)
4.4	Form of Bridge Warrant (12)
5.1*	Opinion of Kirton McConkie, P.C.
10.1	Amended and Restated Acquisition and Share Exchange Agreement (1)
10.2	Form of Convertible Promissory Note (1)
10.3	Form of Securities Purchase Agreement (1)
10.4	Form of Investment Unit Purchase Agreement (8)
10.5	Form of Warrant for Investor Offering (8)
10.6	Form of Employee and Consultant Share Purchase Agreement (8)
10.7	Form of Intellectual Property Purchase and Assignment Agreement (9)
10.8	Standard Servicer Agreement with Hatch International Limited (portion redacted pursuant to request for confidential treatment and filed separately with SEC) (10)
10.9	Form of Underwriter Warrant*
10.10	Ionic Purchase Agreement (11)
10.11	Subsidiary Guarantee (11)
10.12	Security Agreement (11)
10.13	Wade Note Purchase Agreement (12)
10.14	RSJ Note Purchase Agreement (12)
21.1	Subsidiaries of Registrant
23.1	Consent of Accountants
23.2*	Consent of Kirton McConkie, P.C. (as part of Exhibit 5.1)
101.INS	XBRL Instance Document (filed herewith)
101.SCH	XBRL Taxonomy Extension Schema Document (filed herewith)
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document (filed herewith)
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document (filed herewith)
101.LAB	XBRL Taxonomy Extension Label Linkbase Document (filed herewith)
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document (filed herewith)

 ___________________

*To be filed by amendment

(1)	Filed as exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 27, 2016.
(2)	Filed as exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on October 28, 2014.
(3)	Filed as exhibit 3(i) to the Company’s Current Report on Form 8-K filed on October 23, 2017.
(4)	Filed as exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 25, 2017.
(5)	Filed as exhibit 3.2 to the Company’s Registration Statement on Form S-1, filed on September 16, 2013.
(6)	Filed as exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 24, 2016.
(7)	Filed as exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 6, 2016.
(8)	Filed as exhibit 10.2 to the Company’s Quarterly Report for the Quarter Ended June 30, 2017, filed on August 14, 2017.
(9)	Filed as exhibit 99.1 to the Company’s Current Report on Form 8-K filed on August 31, 2017.
(10)	Filed as exhibit 10.8 to the Company’s Annual Report on Form 10-K filed on April 2, 2018
(11)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed September 27, 2018.
(12)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed September 20, 2018

II-6

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2.	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

3.	The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

4.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5.	The undersigned Registrant hereby undertakes that:

i.	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

ii.	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

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iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

7.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

8.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

9.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

10.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DTHERA SCIENCES

Date: September 27, 2018	By:/s/ Edward Cox
Edward Cox, Chief Executive Officer, Chief Financial Officer (Principal Executive Officer, Principal Financial and Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward Cox as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-1 and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, constituting all of the members of the board of directors, in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Edward Cox	Chairman, Chief Executive Officer and President	September 27, 2018
Edward Cox	(Principal executive, financial, and accounting officer)

/s/ David Keene	Director, Chief Technical Officer	September 27, 2018
David Keene

/s/ Larry Morgan	Director	September 27, 2018
Larry Morgan

/s/ Steve R. Martin	Director	September 27, 2018
Steve R. Martin

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